Filed pursuant to Rule 424(b)(3)
Registration No. 333-186111

ARC REALTY FINANCE TRUST, INC.
SUPPLEMENT NO. 8, DATED JANUARY 6, 2014,
TO THE PROSPECTUS, DATED FEBRUARY 12, 2013

This prospectus supplement, or this Supplement No. 8, is part of the prospectus of ARC Realty Finance Trust, Inc., or the Company, dated February 12, 2013, or the Prospectus, as supplemented by Supplement No. 7, dated December 6, 2013. This Supplement No. 8 supplements, modifies, supersedes or replaces certain information contained in our Prospectus and Supplement No. 7 and should be read in conjunction with our Prospectus. This Supplement No. 8 will be delivered with the Prospectus. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purpose of this Supplement No. 8 is to, among other things:

•	update the status of our initial public offering, shares currently available for sale, the status of distributions and selected financial data;
•	disclose changes to investor suitability standards and minimum offering amounts for Alabama, New Jersey, Ohio, Pennsylvania, Tennessee and Washington investors;
•	update disclosure relating to our organization and offering expenses;
•	update disclosure relating to our transfer agent;
•	update disclosure relating to our operating partnership;
•	update our risk factors;
•	update disclosure relating to our NAV pricing date and NAV calculation methodology;
•	update disclosure relating to our estimated use of proceeds;
•	update disclosure relating to the compensation of our directors;
•	update disclosure relating to the reorganization of the parent of our sponsor;
•	update disclosure relating to our market overview and opportunity;
•	add disclosure relating to our management;
•	update disclosure relating to our acquisition expenses;
•	add disclosure relating to our description of portfolio investments;
•	modify disclosure relating to the commencement of NAV calculations;
•	update disclosure relating to our prior performance;
•	update disclosure relating to access to our records;
•	remove disclosure relating to our alternate charter;
•	update disclosure on how to subscribe;
•	update Appendix A — Prior Performance Tables;
•	update Appendix B — Distribution Reinvestment Plan;
•	replace Appendix C — ARC Realty Finance Trust, Inc. Subscription Agreement with Appendix C-1 — Subscription Agreement and add Appendix C-2 — Multi-Offering Subscription Agreement;
•	update Appendix D — Transfer on Death Designation; and
•	attach our Quarterly Report on Form 10-Q for the period ended September 30, 2013 as Annex A.

	Supplement No. 8 Page No.	Prospectus Page No.
Operating Information
Status of the Offering	S-1	N/A
Shares Currently Available for Sale	S-1	N/A
Status of Distributions	S-1	N/A
Share Repurchase Program	S-2	N/A
Status of Fees Paid and Deferred	S-3	N/A
Selected Financial Data	S-3	N/A
Investment Summary	S-4	N/A
Prospectus Updates
Cover Page	S-5	Cover Page
Investor Suitability Standards	S-5	i, ii, iii
Prospectus Summary	S-6	5, 6, 7, 11, 13, 15, 16, 18, 19, 22 – 23, 27
Risk Factors	S-17	28, 36, 37, 43
Estimated Use of Proceeds	S-18	69, 70, 71
Management	S-21	72, 74, 77, 84, 88
Management Compensation	S-23	90, 91, 93, 94, 97
Conflicts of Interest	S-27	103, 107, 108, 113
Market Overview and Opportunity	S-29	120
Investment Strategy, Objectives and Policies	S-29	128
Valuation Guidelines	S-29	131-132
Description of Portfolio Investments	S-31	133
Prior Performance Summary	S-33	141-151
Investment by Tax-Exempt Entities and ERISA Considerations	S-44	176
Description of Capital Stock	S-45	183, 190
Share Repurchase Program	S-45	195 – 198
Plan of Distribution	S-49	213
How to Subscribe	S-50	214
Prior Performance Tables	S-50	A-1
Distribution Reinvestment Plan	S-50	B-1
Subscription Agreements	S-50	C-1, C-2
Transfer on Death Designation	S-50	D-1
Annex A — 10-Q For The Quarter Ended September 30, 2013	S-50	Annex A
Appendix A — Prior Performance Tables	A-1	A-1
Appendix B — Distribution Reinvestment Plan	B-1	B-1

S-i

S-ii

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 80.0 million shares of our common stock on February 12, 2013 (excluding shares to be issued under the distribution reinvestment plan, or DRIP). On May 14, 2013, we satisfied the general escrow conditions of our public offering of common stock. On such date, we received and accepted aggregate subscriptions equal to the minimum of $2.0 million in shares of our common stock and broke general escrow. As part of this general escrow break, we issued $1.0 million in shares of our common stock to our sponsor, American Realty Capital VIII, LLC, at $22.50 per share. Additionally, on September 9, 2013, we received aggregate subscriptions in excess of $10.0 million, and on November 1, 2013, we received aggregate subscriptions in excess of $20.0 million. Accordingly, we are now accepting subscriptions from residents of Washington and Ohio, respectively. Subscriptions from residents of Pennsylvania will be held in escrow until we have received aggregate subscriptions of at least $100.0 million in aggregate gross proceeds from all investors pursuant to this offering.

We will offer shares of our common stock until February 12, 2015, unless the offering is extended in accordance with the Prospectus, as supplemented from time to time, provided that the offering will be terminated if all 80.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to the DRIP for sale in our primary offering).

As of December 20, 2013, we had acquired four mezzanine loan investments and our first commercial mortgage backed security, or CMBS, investment. As of December 20, 2013, we had real estate mortgage debt investments with a total carrying value of $23.2 million and our CMBS investment had a fair value of $5.0 million. As of September 30, 2013, we had incurred cumulatively to that date $3.7 million in offering costs in connection with the issuance and distribution of our registered securities.

Shares Currently Available for Sale

As of November 30, 2013, we had received aggregate gross proceeds of $26.6 million, consisting of the sale of 1,088,161 shares of common stock in our public offering and the receipt of $127,761 from the DRIP.

As of November 30, 2013, there were 1,097,540 shares of our common stock outstanding, including shares issued under the DRIP and unvested restricted stock. As of November 30, 2013, there were 78.9 million shares of our common stock available for sale, excluding shares available under our DRIP.

Status of Distributions

On May 13, 2013, our board of directors authorized, and we declared, a distribution rate which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00565068493 per day based on a price of $25.00 per share of common stock. The distributions began to accrue on May 30, 2013. The distributions will be payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month.

The first distribution was paid on June 3, 2013 to stockholders of record at the close of business each day during the period from May 30, 2013 (30 days following our initial loan acquisition) through May 31, 2013. We have continued to pay distributions to our stockholders each month since our initial distribution payment.

For the nine months ended September 30, 2013, we paid total dividends of $54,191 and had a comprehensive loss of $117,835. As of September 30, 2013, we had a distribution payable of $83,430 for dividends accrued in the month of September 2013. Additionally, we paid a dividend for the period beginning May 30, 2013 through September 30, 2013 on all unvested restricted shares. During the nine months ended September 30, 2013, all cash used to pay our distributions was generated from net cash provided by operating activities.

There can be no assurance that any such distribution will be paid to stockholders. The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time.

As of September 30, 2013, we owned three mezzanine loan investments and have limited historical operating cash flows. Additionally, our organizational documents permit us to pay distributions from unlimited amounts of any source, and we may use sources other than operating cash flows to fund distributions, including proceeds from this offering, which may reduce the amount of capital we ultimately invest in properties or other permitted investments, and negatively impact the value of your investment.

Share Repurchase Program

The Company has a Share Repurchase Program, or SRP, that enables stockholders to sell their shares to the Company. Under the SRP, stockholders may request that the Company redeem all or any portion, subject to certain minimum conditions described below, if such repurchase does not impair the Company's capital operations.

Prior to the time that the Company’s shares are listed on a national securities exchange and until the Company begins to calculate its NAV, the repurchase price per share will depend on the length of time investors have held such shares as follows: after one year from the purchase date — the lower of $23.13 and 92.5% of the amount they actually paid for each share; after two years from the purchase date — the lower of $23.75 and 95.0% of the amount they actually paid for each share; after three years from the purchase date — the lower of $24.38 and 97.5% of the amount they actually paid for each share; and after four years from the purchase date — the lower of $25.00 and 100% of the amount they actually paid for each share (in each case, as adjusted for any stock distributions, combinations, splits and recapitalizations).

Once the Company begins to calculate its NAV, the price per share that the Company will pay to repurchase shares of the Company’s common stock on any business day will be the Company's per share NAV for the quarter, calculated after the close of business on the day on which we make our applicable quarterly financial filing, plus applicable selling commissions and dealer manager fees. Subject to limited exceptions, stockholders who redeem their shares of the Company's common stock within the first four months from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate per share NAV of the shares of common stock received. Because the Company's per share NAV will be calculated quarterly, the redemption price may fluctuate between the redemption request day and the date on which the Company pays redemption proceeds.

Purchases under the SRP by the Company will be limited in any calendar year to 5% of the weighted average number of shares outstanding during the prior year.

When a stockholder requests redemption and the redemption is approved, the Company will reclassify such obligation from equity to a liability based on the settlement value of the obligation. Shares repurchased under the SRP will have the status of authorized but unissued shares.

As of September 30, 2013, no shares were eligible to be redeemed.

Status of Fees Paid and Deferred

The following table reflects the fees and expense reimbursements incurred and unpaid to our dealer manager and advisor as of and for the periods presented (in thousands):

	Incurred Nine Months Ended September 30, 2013	Forgiven Nine Months Ended September 30, 2013(1)	Unpaid As of September 30, 2013
Selling commissions and dealer manager fees	$960	$—	$14
Offering costs	862	—	825
Acquisition fees and related cost reimbursements	268	—	268
Advisory and investment banking fees	181	—	181
	$2,271	$—	$1,288

(1)	The advisor absorbed $10,000 in professional fees and $170,538 in other expense during the three and nine months ended September 30, 2013.

Selected Financial Data

The following selected financial data is as of September 30, 2013 and December 31, 2012 and for the nine months ended September 30, 2013:

Balance sheet data	September 30, 2013	December 31, 2012
Total assets	$18,649,376	$941,191
Total liabilities	8,399,718	756,716
Total equity	10,249,658	184,475

Nine Months Ended September 30, 2013
Net interest income	$224,545
Expenses:
Board expenses	135,715
Insurance expense	110,000
Professional fees	46,113
Other expenses	50,552
Total expenses	342,380
Net loss	$(117,835)
Other data:
Cash flows provided by operating activities	$219,675
Cash flows used in investing activities	(18,081,448)
Cash flows provided by financing activities	18,021,734
Per share data:
Basic and diluted net loss per share	$(0.50)
Basic and diluted weighted average shares outstanding	237,444

Investment Summary

The Company's portfolio was comprised of the following at December 20, 2013 (in thousands):

Description	Location	Date of Investment	Initial Maturity Date	Coupon	Original Face Amount	December 20, 2013 Face Amount	Premium (Discount)(1)	December 20, 2013 Carrying Value
W Hotel	Minneapolis, MN	May 2013	May 2023	Fixed	$6,500	$6,453	$(2,440)	$4,013
Regency Park Apartments	Austin, TX	September 2013	September 2018	Fixed	5,000	5,000	53	5,053
121 West Trade Office	Charlotte, NC	September 2013	September 2016	Floating	9,000	9,000	82	9,082
Hilton Hotels CMBS	Various	December 2013	November 2015	Floating	5,000	5,000	15	5,015	(2)
545 Madison Avenue	New York, NY	December 2013	December 2023	Fixed	5,000	5,000	75	5,075
Total					$30,500	$30, 453	$(2, 215)	$28,238

(1)	Includes acquisition fees and expenses.
(2)	Due to the recent acquisition of this investment, cost estimates fair value as of December 20, 2013.

PROSPECTUS UPDATES

Cover Page

The second paragraph on the cover page of the Prospectus is hereby replaced in its entirety with the following disclosure.

“We are offering up to 80,000,000 shares of our common stock on a reasonable best efforts basis through Realty Capital Securities, LLC, our dealer manager, in our primary offering at a per share price of up to $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in this prospectus). We also are offering up to 16,842,105 shares of our common stock pursuant to our distribution reinvestment plan, or DRIP, at a price initially equal to $23.75 per share, which is 95% of the primary offering price. Beginning with the filing of our second Quarterly Report on Form 10-Q (or our Annual Report on Form 10-K should such filing constitute the second quarterly financial filing) with the U.S. Securities and Exchange Commission, or the SEC, pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, following February 12, 2015, which is two years from the effective date of this offering, or the NAV pricing date, the per share price for our shares in our primary offering and our DRIP will vary quarterly and will be equal to the net asset value of our company as determined by our advisor, or NAV, divided by the number of shares of common stock outstanding as of the end of business on the business day immediately preceding the day on which we make our quarterly periodic filing, or per share NAV, and applicable commissions and fees will be added to the per share price for our shares in our primary offering, but not in our DRIP. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.”

The fifth paragraph on the cover page of the Prospectus is hereby replaced with the following disclosure.

“This offering will end no later than February 12, 2015, which is two years from the effective date of this offering. This offering must be registered in every state in which we offer or sell shares. Generally, these registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. On May 14, 2013, we received aggregate subscriptions equal to $2.0 million in shares of our common stock, satisfied our minimum offering requirement and broke general escrow. As part of this general escrow, we sold $1.0 million in shares of common stock to our sponsor, American Realty Capital VIII, LLC, at a per share price of $22.50. Additionally, on September 9, 2013, we received aggregate subscriptions in excess of $10.0 million and on November 1, 2013, we received subscriptions in excess of $20.0 million. Accordingly, we are now accepting subscriptions from residents of Washington and Ohio, respectively. Subscription proceeds received from Pennsylvania investors will continue to be held in escrow by our escrow agent, UMB Bank, N.A., or UMB Bank, unless and until we have received aggregate subscriptions of at least $100.0 million in aggregate gross proceeds from all investors pursuant to this offering. Any purchase of shares by our sponsor, directors, officers and other affiliates will be included for purposes of determining whether the minimum of $100.0 million of shares of common stock required to release funds from Pennsylvania investors from the escrow account have been sold.”

The sixth paragraph on the cover page of the Prospectus is hereby replaced with the following disclosure.

“PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $200,000,000, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and inquire as to the current dollar volume of the program subscriptions. We will not release any proceeds for subscriptions from Pennsylvania investors from escrow until we have received and accepted $100,000,000 in aggregate subscriptions.”

Investor Suitability Standards

The fifth paragraph on page i of the Prospectus is hereby replaced with the following disclosure.

“Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares in this offering will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth or liquid net worth the value of the investor’s home, home furnishings and automobiles.”

The paragraph “Massachusetts, Ohio, Oregon, Pennsylvania and New Mexico” on pages i – ii of the Prospectus is hereby replaced with the following disclosure.

“Massachusetts, Ohio, Oregon and New Mexico

•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in us and our affiliates cannot exceed 10% of the Massachusetts, Oregon or New Mexico resident’s net worth. An Ohio investor’s aggregate investment in us, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Note that Ohio investors cannot participate in the distribution reinvestment plan feature that reinvests distributions into subsequent affiliated programs or our Automatic Purchase Plan.

Pennsylvania

•	A Pennsylvania investor’s investment in us cannot exceed 10% of his or her net worth.”

The paragraph “New Jersey” on page ii of the Prospectus is hereby replaced with the following disclosure.

“New Jersey

•	A New Jersey investor must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, shares of our affiliates and other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth.”

The last sentence of the paragraph “Alabama” on page iii of the Prospectus is hereby replaced with the following disclosure.

“Note that Alabama investors cannot participate in the distribution reinvestment plan feature that reinvests distributions into subsequent affiliated programs or our Automatic Purchase Plan.”

The following disclosure is hereby added immediately following the paragraph “Alabama” on page iii of the Prospectus.

“Tennessee

•	A Tennessee resident’s investment must not exceed ten percent (10%) of his or her liquid net worth (exclusive of home, home furnishings and automobiles).”

Prospectus Summary

The question “What is the experience of your principal executive officers?” on page 5 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“What is the experience of your principal executive officers?

Our investments will be identified, evaluated, negotiated, consummated and managed by our investment team employed by our advisor, including the six principal officers of our advisor, including Nicholas S. Schorsch, Peter M. Budko, Donald MacKinnon, Andrew Winer, Nicholas Radesca and Boris Korotkin. Nicholas S. Schorsch has been the chief executive officer of our company and our advisor and Peter M. Budko has served as the president and secretary of our company and our advisor since November 2012 and January 2013, respectively. Messrs. Schorsch and Budko have been active in the structuring and financial management of commercial real estate investments for over 23 years and 11 years, respectively. Mr. Radesca has nearly 20 years of experience in finance and accounting, including substantial experience in managing debt. Each of Messrs. Budko, MacKinnon and Winer has 20 years of experience in structuring and managing debt. See “Management.””

The question “What kind of offering is this?” on page 6 of the Prospectus is hereby replaced with the following disclosure.

“What kind of offering is this?

We are offering a minimum of $2,000,000 in shares of our common stock (80,000 shares at $25.00 per share) and a maximum of 80,000,000 shares of our common stock to the public in a primary offering on a “reasonable best efforts” basis through our dealer manager at a price initially equal to $25.00 per share (including the maximum allowed to be charged for selling commissions and dealer manager fees, subject to certain discounts as described in this prospectus). We are also offering up to 16,842,105 shares of our common stock pursuant to our DRIP at a price initially equal to $23.75 per share, which is 95% of the primary offering price. Commencing with our NAV pricing date, shares sold in our primary offering will be offered at our per share NAV, plus applicable selling commissions and dealer manager fees, and shares sold pursuant to our DRIP will be offered at our per share NAV. If we have not sold all of the shares within two years, we may continue our primary offering for an additional year until February 12, 2016. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, these registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually.

On May 14, 2013, we received aggregate subscriptions equal to $2.0 million in shares of our common stock, which was sufficient to satisfy our minimum offering amount and break escrow, and we issued shares of common stock to our initial investors who were admitted as stockholders. As part of this general escrow break, we issued $1.0 million in shares of our common stock to our sponsor at a purchase price of $22.50 per share. Additionally, on September 9, 2013, we received aggregate subscriptions in excess of $10.0 million, and, on November 1, 2013, we received aggregate subscriptions in excess of $20.0 million. Accordingly, we are now accepting subscriptions from residents of Washington and Ohio, respectively. However, we will not release from escrow any proceeds received from Pennsylvania residents unless and until we raise a minimum of $100.0 million, in aggregate gross offering proceeds from all investors pursuant to this offering. Pending a satisfaction of this condition, all subscription payments from Pennsylvania residents will be placed in an account held by our escrow agent, UMB Bank, in trust for subscribers’ benefit, pending release to us. Any purchase of shares by our sponsor, directors, officers and other affiliates and “Friends” will be included for purposes of determining whether we have reached the minimum of $100.0 million of shares of common stock sold that is required in order to release proceeds received from residents of Pennsylvania. Funds in escrow will be invested in short-term investments that mature on or before February 12, 2014, which is one year from the effective date of this offering, or that can be readily sold or otherwise disposed of for cash by this date without any dissipation of the offering proceeds invested.”

The question “How will you structure the ownership and operation of your assets?” on page 6 of the Prospectus is hereby replaced with the following disclosure.

“How will you structure the ownership and operation of your assets?

We expect to own substantially all our investments through our operating partnership. We may, however, own investments, including real properties, through subsidiaries of our operating partnership or through other entities. We are the sole general partner of our operating partnership and the special limited partner is the initial limited partner of our operating partnership. Our ownership of properties in our operating partnership is referred to as an UPREIT, and we will hold interests as a limited partner approximately equal to the value of capital raised by us through sales of our capital stock.”

The question “What is the purchase price for shares of our common stock?” on page 7 of the Prospectus is hereby replaced with the following disclosure.

“Until the NAV pricing date, the per share purchase price of our shares in our primary offering will be up to $25.00 (including the maximum allowed to be charged for commissions and fees). Thereafter, the per share purchase price will vary quarterly and will be equal to our NAV divided by the number of shares outstanding as of the end of business immediately preceding the day on which we file each Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, plus applicable commissions and fees. After the close of business on the day of each such quarterly financial filing, we will file a pricing supplement with the SEC, which will set forth the calculation of NAV for such quarter, and we will also post that pricing supplement on our website at www.realtyfinancetrust.com. After the close of business on the day of each such quarterly financial filing, we will also post the per share NAV for that quarter on our website at www.realtyfinancetrust.com. You may also obtain the quarterly determination of our per share NAV by calling our toll-free, automated telephone line at 1-866-532-4743. In addition to the quarterly pricing supplements, we will provide more frequent pricing supplements if there is a change in the NAV by more than 5% from the NAV disclosed in the last filed prospectus or pricing supplement. In such event, we will, after the close of business on the day on which there is such a change in the NAV, file a pricing supplement which would show the calculation of the quarterly NAV and will provide an explanation as to the reason for the change. Commencing on the NAV pricing date, any purchase orders that we receive prior to 4:00 p.m. Eastern time on the last business day prior to each such quarterly financial filing will be executed at a price equal to our per share NAV for that quarter. Subscriptions that we receive after 4:00 p.m. Eastern time on the last business day prior to each such quarterly financial filing will be held for five business days before execution, during which time a subscriber may withdraw his or her subscription, which will be executed at a price equal to our per share NAV as calculated by our advisor after the close of business on the day on which we make our quarterly financial filing. If, in that circumstance, the investor does not withdraw his or her subscription within five business days of the original subscription date, the subscription will be processed by us. An investor’s subscription agreement and funds will be submitted to the transfer agent by our dealer manager and/or the broker dealers participating in the offering for settlement of the transaction within three business days of placing an order, but the investor’s share price will always be the per share NAV for such quarter that we received the order, as described above, except in such case where a subscription shall be held for five business days, as described above.”

The first paragraph under the question “How will your advisor calculate per share NAV?” on page 7 of the Prospectus is hereby replaced with the following disclosure.

“Commencing with the NAV pricing date, our advisor will be responsible for calculating our quarterly NAV at the end of each business day on which we make our quarterly financial filing. Our board of directors will review the NAV calculation quarterly. In connection with our NAV calculation, an independent valuer will appraise our portfolio regularly, and our advisor will review each appraisal. Our advisor will also determine the valuation of our portfolio and will compare each appraisal to its own determinations. If in our advisor’s opinion the appraisals are materially higher or lower than our advisor’s determinations of value, our advisor will discuss the appraisals with the independent valuer. If our advisor determines that the appraisals are still materially higher or lower than its valuations, a valuation committee, comprised of our independent directors, will review the appraisals and valuations, and make a final determination of value. To calculate our quarterly per share NAV, our advisor will follow the guidelines established in the Investment Program Association Practice Guideline 2013-01 titled “Valuations of Publically Registered Non-Listed REITs,” issued April 29, 2013, or IPA 2013-01. IPA 2013-01 outlines the following in methodology to calculate NAV:

Step 1: Determination of Gross Asset Value: We will establish the value of our real estate debt and real estate security investment assets. We will establish the fair value of any other tangible assets. For this purpose, cash, receivables, and certain prepaid expenses and other current assets which have a defined and quantifiable future value should be included. Assets with a future value may include, but are not necessarily limited to, prepaid expenses and taxes, acquisition deposits and prepaid interest income where not otherwise accounted for in the determination of the fair values of debt related assets. Intangible assets to be excluded include, but are not limited to, deferred financing costs, and all assets/liabilities required by ASC 805. Private non-listed securities and business interests will be valued at estimated fair value.

Step 2: Determination of Liabilities: We will value current liabilities at GAAP book value when it approximates fair value. Debt maturing in one year or more will be valued at fair value, or mark to market. The value of minority interests will be based on allocation of fair value of assets less liabilities of each joint venture based on each applicable provision of the joint venture agreement relating to the allocation of economic interests between the parties.

Step 3: Preferred Securities, Special Interests & Incentive Fee Adjustments: We will calculate and deduct: (i) any net asset value allocable to preferred securities; and (ii) any estimated incentive fees, participations, or special interests held by or allocable to the sponsor, our advisor or any of their affiliates, based on our aggregate NAV and payable in a hypothetical liquidation of us as of the valuation date in accordance with the provisions of the operating partnership and advisory agreements and the terms of the preferred securities.

Step 4: Determination of Per Share Amount: We will divide the resulting NAV allocable to stockholders by the number of common shares outstanding on the valuation date (fully diluted).”

The table and footnotes on page 11 of the Prospectus are hereby replaced in their entirety with the following disclosure.

	“Minimum Offering (Not Including Distribution Reinvestment Plan)		Midpoint (Not Including Distribution Reinvestment Plan)		Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent	Amount	Percent
Gross offering proceeds	$2,000,000	100.0%	$1,000,000,000	100.0%	$2,000,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee	$200,000	10.0	$100,000,000	10.0	$200,000,000	10.0 (1)
Organization and offering expenses(2)	$30,000	1.5	$15,000,000	1.5	$30,000,000	1.5
Amount available for investment	$1,770,000	88.5%	$885,000,000	88.5%	$1,770,000,000	88.5%
Acquisition:
Acquisition and advisory fees	$18,000	0.9	$9,000,000	0.9	$18,000,000	0.9
Acquisition expenses	$18,000	0.9	$9,000,000	0.9	$18,000,000	0.9
Amount invested in targeted investments	$1,734,000	86.7%	$867,000,000	86.7%	$1,734,000,000	86.7%

(1)	The per share price for our shares in our primary offering will initially be $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in this prospectus). Commencing on the NAV pricing date, we will offer our shares in our primary offering at a price equal to our per share NAV, plus applicable selling commissions and dealer manager fees.
(2)	Based on the experience of our sponsor and its affiliates, we anticipate that organization and offering expenses, excluding selling commissions and the dealer manager fee, will not exceed 1.5% of the gross proceeds from our primary offering. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor and its affiliates for organization and offering expenses up to 2.0% of the gross proceeds from our primary offering.”

The disclosure on page 13 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Certain of our officers and one of our directors also will face these conflicts because of their affiliation with our advisor. These conflicts of interest could result in decisions that are not in our best interests. For a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts, see “Conflicts of Interest.”

The following chart shows the ownership structure of the various American Realty Capital entities that are affiliated with us and our advisor.

(1)	The investors in this offering will own registered shares of common stock in us.
(2)	Our sponsor is directly or indirectly owned by Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian S. Block and Edward M. Weil, Jr. and controlled by Nicholas S. Schorsch and William M. Kahane.
(3)	The special limited partner retains a special limited partner interest in our operating partnership and is therefore entitled to receive the subordinated participation in net sales proceeds and the subordinated incentive listing distribution. Additionally, the special limited partner is the initial limited partner of our operating partnership, in light of its initial capital contribution to our operating partnership.
(4)	Our dealer manager is a subsidiary of an entity which is under common ownership with AR Capital, LLC, the parent of our sponsor, which is directly or indirectly owned by Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian S. Block and Edward M. Weil, Jr. and controlled by Nicholas S. Schorsch and William M. Kahane.”

The disclosure on page 15 of the Prospectus is hereby replaced with the following disclosure.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Organization and Offering Expenses	We will reimburse our advisor for organization and offering expenses, which may include reimbursements to our advisor for other organization and offering expenses that it incurs for due diligence fees included in detailed and itemized invoices. Based on the experience of our sponsor and its affiliates, we anticipate that organization and offering expenses, excluding selling commissions and the dealer manager fee, will not exceed 1.5% of the gross proceeds from our primary offering. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor up to 2.0% of the gross proceeds from our primary offering.	$30,000/$30,000,000
Operational Stage
Acquisition Fees	We will pay to our advisor or its assignees 1.0% of the contract purchase price paid for our commercial real estate debt or other commercial real estate investments, including any financing attributable to such investments. This acquisition fee is reflective of services performed by our advisor in connection with selecting commercial real estate investments for acquisition and shall cover such services until such time as our advisor has begun negotiations with the seller to purchase such investment and presented a detailed investment memorandum to our advisor’s investment committee or board of directors for approval, as applicable.	$18,000/$18,000,000 (or $32,727/$32,727,273 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $72,000/$72,000,000 assuming the maximum leverage of approximately 75% permitted by our charter)”

The disclosure on page 16 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Acquisition Expenses	We will pay our advisor for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets.

	Specifically, we will pay our advisor or its affiliates for any services provided by such entities for which they incur investment-related expenses, or insourced expenses. Such insourced expenses will be fixed initially at, and may not exceed, 0.50% of the contract purchase price paid for our commercial real estate debt or other commercial real estate investments. Examples of insourced expenses include legal advisory expenses, due diligence expenses, acquisition-related administrative and advisory expenses, contract review expenses, travel and communications expenses and other closing costs, regardless of whether we acquire the investment. Aggregate insourced expenses in any year will initially be fixed at, and may not exceed, 0.50% of the contract purchase price paid for our commercial real estate debt or other commercial real estate investments for that year. By fixing insourced expenses for each acquisition and for any calendar year to 0.50% of the contract purchase price paid for our commercial real estate debt or other commercial real estate investments for such year, we intend for these expenses to remain at or below the amount of expenses that we would incur if we outsourced the services performed by our advisor and its affiliates described above. In order to ensure that such insourced expenses remain at or below market rates, we will perform annually a comparative analysis of the insourced expenses paid to the advisor or its affiliates, or a market check, for the preceding year to the projected amount of expenses that we would incur if we outsourced the services provided by the advisor or its affiliates during such year for a substantially similar amount of acquisitions in the subsequent year. In light of this market check, we will adjust our future insourced expenses annually, or we may determine to outsource certain services provided by the advisor or its affiliates for any subsequent year in order to remain at or below market, if needed.	$9,000/$9,000,000 (or $16,364/$16,363,636 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $36,000/$36,000,000 assuming the maximum leverage of 75% permitted by our charter)”

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Additionally, we will pay third party acquisition expenses and other acquisition expenses that we incur, including, but not limited to, nonrefundable option payments on property not acquired, accounting fees and expenses, third party brokerage or finders fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, surveying, zoning and environmental reports, insurance review and third party legal expenses.
In no event will the total of all acquisition fees and acquisition expenses payable with respect to our portfolio of investments or reinvestments exceed 4.5% of the contract purchase price paid for our portfolio of commercial real estate debt or other commercial real estate investments comprising our portfolio. Additionally, in no event will the total of all acquisition fees and acquisition expenses payable with respect to a particular investment or any reinvestment exceed 4.5% of the contract purchase price paid for our commercial real estate debt other commercial real estate investments, unless a majority of the board of directors (including a majority of the independent directors not otherwise interested in the transaction) approves the acquisition fees and acquisition expenses and determines the transaction to be commercially competitive, fair and reasonable to us.

The disclosure under the section “Operating Expenses” on page 18 of the Prospectus is hereby replaced with the following disclosure.

“Operating Expenses	Commencing six months following the initial release of offering proceeds to us from escrow, we will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets and (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition or disposition fees. We will not pay the advisor for salaries and benefits paid to our executive officers.	Not determinable at this time.”

The third column on page 19 of the Prospectus under “Compensation and Restricted Stock Awards to Independent Directors” is hereby replaced with the following disclosure.

“The independent directors, as a group, will receive for a full fiscal year: (i) estimated aggregate compensation of approximately $175,000; and (ii) 3,999 restricted shares of common stock (excluding shares issued upon joining the board of directors).”

The question “If I buy shares in this offering, how may I sell them later?” on pages 22 – 23 of the Prospectus is hereby replaced with the following disclosure.

“If I buy shares in this offering, how may I sell them later?

Our common stock is currently not listed on a national securities exchange and we will not seek to list our stock until the time our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program that enables our stockholders to sell their shares back to us subject to the significant conditions and limitations in our share repurchase program. Our sponsor, advisor, directors and affiliates are prohibited from receiving a fee on any share repurchases. The terms of our share repurchase program are more flexible in cases involving the death or disability of a stockholder.

Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made quarterly until our advisor begins calculating NAV. Prior to the NAV pricing date, we will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares of common stock outstanding during the prior calendar year. In addition, funding for the share repurchase program will be derived from proceeds we maintain from the sale of shares under the DRIP and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. Prior to the time our advisor begins calculating NAV, we will repurchase shares on the last business day of each quarter (and in all events on a date other than a dividend payment date). Prior to the NAV pricing date, and unless the shares of our common stock are being repurchased in connection with a stockholder’s death or disability as described below, the price per share that we will pay to repurchase shares of our common stock will be as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock):

•	for stockholders who have continuously held their shares of our common stock for at least one year, the price will be the lower of $23.13 and 92.5% of the amount paid for each such share;
•	for stockholders who have continuously held their shares of our common stock for at least two years, the price will be the lower of $23.75 and 95.0% of the amount paid for each such share;
•	for stockholders who have continuously held their shares of our common stock for at least three years, the price will be the lower of $24.38 and 97.5% of the amount paid for each such share; and
•	for stockholders who have held their shares of our common stock for at least four years, the price will be the lower of $25.00 and 100.0% of the amount you paid for each share.

The purchase price for shares repurchased under our share repurchase program prior to the NAV pricing date described above are not based on appraisals for our investments and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.

Upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement that otherwise will apply to redemption requests made prior to the NAV pricing date. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during the offering, or if not engaged in the offering at such time, the per share purchase price will be based on the greater of $25.00 or the then-current NAV of the shares as determined by our board of directors (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

Beginning with the NAV pricing date, the purchase price for shares under our share repurchase program will be based on our per share NAV. Commencing with the NAV pricing date, each of our properties will be appraised annually and our advisor will be responsible for calculating our quarterly NAV at the end of the day on which we file our quarterly financial report. The board of directors will review the NAV calculation quarterly. After the NAV pricing date, we will pay repurchase proceeds, less any applicable short-term trading fees and any applicable tax or other withholding required by law, by the third business day following the end of the quarter. At such time, we will limit shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, you will only be able to have your shares repurchased to the extent that we have sufficient liquid assets. Most of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy all repurchase requests. Following the NAV pricing date, in order to provide liquidity for repurchases, we intend to maintain 5% of our NAV in excess of $1.0 billion in cash, cash equivalents and other short-term investments and certain types of real estate related assets that can be liquidated more readily than properties, or collectively, liquid assets. However, our stockholders should not expect that we will maintain liquid assets at or above these levels. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets. Commencing on the NAV pricing date, there will not be a holding period requirement to participate in the share repurchase program.

Whether the advisor has begun NAV calculations or not, the share repurchase program immediately will terminate if our shares are listed on any national securities exchange. In addition, our board of directors may amend, suspend (in whole or in part) or terminate the share repurchase program at any time. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases. For additional information on our share repurchase program refer to the section entitled “Share Repurchase Program” elsewhere in this prospectus.”

The section “Who is the transfer agent?” on page 27 of the Prospectus is hereby replaced with the following disclosure.

“Who is the transfer agent?

The name and address of our affiliated transfer agent is as follows:

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor
New York, NY 10022
Phone: (877) 373-2522
Facsimile: (646) 861-7793

American National Stock Transfer, LLC, or our transfer agent, will provide customer service to subscribers and will supervise third party vendors, including DST Systems, Inc., in its execution of your subscription agreement and other administrative forms. Our transfer agent is owned by an entity which is under common control with our sponsor. For more detail about our transfer agent, see “Management —  Affiliated Companies — Transfer Agent.””

Risk Factors

The following risk factor hereby replaces in its entirety the first risk factor under “Risk Factors — Risks Related to an Investment in ARC Realty Finance Trust, Inc.” on page 28 of the Prospectus.

“We are a company with a limited operating history, which makes our future performance difficult to predict.

We have a limited operating history and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results. We were first incorporated on November 15, 2012. As of the date of this prospectus, we have only acquired one commercial real estate debt investment. We have not acquired most of the commercial real estate debt or other targeted investments we intend to make. In addition, our only current financing sources are the proceeds of this offering and a line of credit from the parent of our sponsor, a company which is directly or indirectly controlled by Mr. Schorsch and Mr. Kahane. Presently, our advisor is funded solely by capital contributions from our sponsor. If our capital resources, or those of our advisor, are insufficient to support our operations we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of operations. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategies;
•	increase awareness of the ARC Realty Finance Trust, Inc. name within the investment products market;
•	expand and maintain our network of licensed securities brokers and other agents;
•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;
•	respond to competition for our targeted investments as well as for potential investors; and
•	continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment. In addition, the prior public and non-public programs sponsored by the American Realty Capital group of companies did not produce net income during the years 2008 through 2010. There can be no assurance that we will outperform such programs. See Table III included in Appendix A attached hereto, for more information on prior performance of these programs.”

The following risk factor is hereby inserted immediately following the risk factor “We will compete for investors with other programs of our sponsor, which could adversely affect the amount of capital we have to invest” on page 36 of the Prospectus.

“American National Stock Transfer, LLC, our affiliated transfer agent, has a limited operating history and a failure by our transfer agent to perform its functions for us effectively may adversely affect our operations.

Our transfer agent is a related party which was recently launched as a new business. The business was formed on November 2, 2012 and has not had any significant operations to date. As of March 1, 2013, our transfer agent began providing certain transfer agency services for programs sponsored directly or indirectly by AR Capital, LLC. Because of its limited experience, there is no assurance that our transfer agent will be able to effectively provide transfer agency and registrar services to us. Furthermore, our transfer agent will be responsible for supervising third party service providers who may, at times, be responsible for executing certain transfer agency and registrar services. If our transfer agent fails to perform its functions for us effectively, our operations may be adversely affected.”

The following risk factor is added immediately before the heading “Risks Related to This Offering and Our Corporate Structure” on page 37 of the Prospectus.

“Our dealer manager signed a Letter of Acceptance, Waiver and Consent with FINRA; any further action, proceeding or litigation with respect to the substance of the Letter of Acceptance, Waiver and Consent could adversely affect this offering or the pace at which we raise proceeds.

In April 2013, our dealer manager received notice and a proposed Letter of Acceptance, Waiver and Consent, or AWC, from FINRA, the self-regulatory organization that oversees broker dealers, that certain violations of SEC and FINRA rules, including Rule 10b-9 under the Exchange Act and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, our dealer manager submitted an AWC, which FINRA accepted on June 4, 2013. In connection with the AWC, our dealer manager consented to the imposition of a censure and a fine of $60,000.

To the extent any action would be taken against our dealer manager in connection with the above AWC, our dealer manager could be adversely affected, which could negatively affect our ability to raise capital.”

The risk factor “Once we calculate NAV, you will not be able to determine the net asset value of your shares on an on-going basis during this offering and for a substantial period of time thereafter” on page 43 of the Prospectus is hereby replaced with the following disclosure.

“You will not be able to determine the net asset value of your shares on an on-going basis during this offering and for a substantial period of time thereafter.

“Prior to the NAV pricing date we will not calculate the NAV of our shares. Commencing with the NAV pricing date, our advisor will be responsible for calculating our quarterly NAV at the end of each day on which we make our quarterly financial filings. Our board of directors will review the NAV calculation quarterly. To calculate our per share NAV, our advisor will determine the fair value of our real estate and real estate-related assets and liabilities, based in part on the valuation by the independent valuer. We will disclose this net asset value to stockholders in quarterly filings with the SEC. In addition to the quarterly pricing supplements, we will provide more frequent pricing supplements only if there is a change in the NAV by more than 5% from the NAV disclosed in the last filed prospectus or pricing supplement. Therefore, you will not be able to determine the net asset value of your shares on an on-going basis during this offering and possibly for a substantial period of time thereafter. Furthermore, such per share NAV calculations will be only an estimate and may not represent the actual value of your shares or the price at which a third party would be willing to purchase your shares. See the section entitled “Investment by Tax-Exempt Entities and ERISA Considerations — Annual or More Frequent Valuation Requirement” in this prospectus.”

Estimated Use of Proceeds

The first sentence of the third paragraph on page 69 of the Prospectus under “Estimated Use of Proceeds” is hereby replaced with the following disclosure.

“If we encounter delays in the selection, acquisition or origination of our targeted investments, we may pay all or a substantial portion of our first or first several distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow.”

The first paragraph and the table contained on page 70 of the Prospectus are hereby replaced in their entirety with the following disclosure.

“The table does not give effect to special sales or volume discounts which could reduce selling commissions and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time.

	Minimum Offering (Not Including Distribution Reinvestment Plan)		Midpoint (Not Including Distribution Reinvestment Plan)		Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent	Amount	Percent

Gross offering proceeds	$2,000,000	100.0%	$1,000,000,000	100.0%	$2,000,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee(1)	$200,000	10.0	$100,000,000	10.0	$200,000,000	10.0 (8)
Organization and offering expenses(2)	$30,000	1.5	$15,000,000	1.5	$30,000,000	1.5
Amount available for investment(3)	$1,770,000	88.5%	$885,000,000	88.5%	$1,770,000,000	88.5%
Acquisition:(4)
Acquisition and advisory fees(5)	$18,000	0.9	$9,000,000	0.9	$18,000,000	0.9
Acquisition expenses(6)	$18,000	0.9	$9,000,000	0.9	$18,000,000	0.9
Amount invested in targeted investments(7)*	$1,734,000	86.7%	$867,000,000	86.7%	$1,734,000,000	86.7% ”

The last sentence of footnote (2) to the “Estimated Use of Proceeds” table on page 70 of the Prospectus is hereby replaced with the following disclosure.

“Our advisor will not be reimbursed for the direct payment of such organization and offering expenses that exceed 2.0% of the aggregate gross proceeds of this offering over the life of the offering, which may include reimbursements to be paid to the dealer manager and soliciting dealers for due diligence fees included in a detailed and itemized invoice.”

Footnotes (5) and (6) to the “Estimated Use of Proceeds” table on page 71 of the Prospectus are hereby replaced in their entirety with the following disclosure.

“(5)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase of commercial real estate investments. We will pay to our advisor or its assignees acquisition fees up to a maximum amount of 1.0% of the contract purchase price paid for our commercial real estate debt or other commercial real estate investments. These acquisition fees are reflective of services performed by our advisor in connection with selecting commercial real estate investments for acquisition and shall cover such services until such time as our advisor has begun negotiations with the seller to purchase such investment and presented a detailed investment memorandum to the investment committee of our advisor or the board of directors for approval, as applicable. This acquisition fee does not include any acquisition expenses payable to our advisor. Assuming that we incur leverage up to 45% of the aggregate fair market value of our investments, as set forth in our investment guidelines, the minimum, midpoint and maximum acquisition fees would be $32,727, $16,363,636 and $32,727,273, respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum, midpoint and maximum acquisition fees would be $72,000, $36,000,000 and $72,000,000, respectively.

(6)	Acquisition expenses include both third party acquisition expenses and insourced acquisition expenses. Aggregate acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, evaluation and acquisition of commercial real estate investments, whether or not acquired. We may directly pay third parties for third party acquisition expenses, and our advisor or its affiliates may incur expenses for third party services, in each case from time to time. We will reimburse our advisor for any such third party acquisition expenses that it incurs. Additionally, for certain services provided directly by our advisor or its affiliates, we will pay insourced acquisition expenses incurred related to selecting, evaluating and acquiring commercial real estate investments on our behalf, including legal advisory expenses, due diligence expenses, personnel expenses, acquisition-related administrative and advisory expenses, contract review expenses, travel and communications expenses and other closing costs, as applicable, regardless of whether we acquire the investment. Our insourced acquisition expenses on an annual basis will initially be fixed at 0.5% of the contract purchase price of our commercial real estate debt or other commercial real estate-related investments in that year, subject to a reduction in such expenses for the following year in light of our annual market check. Furthermore, we will limit our third party acquisition expenses (including both those third party acquisition expenses that we pay directly and those third party acquisition expenses for which we reimburse our advisor) on an annual basis to 0.5% of the contract purchase price of our commercial real estate debt or other commercial real estate-related investments for that year. Total acquisition fees and expenses for our portfolio of investments will not exceed 4.5% of the contract purchase price of our commercial real estate debt or other commercial real estate-related investments in that year. Assuming that we incur leverage up to 45% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum aggregate acquisition expenses would be $32,727 and $32,727,273 respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined in our charter and in accordance with the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum aggregate acquisition expenses would be $72,000 and $72,000,000, respectively.”

Management

The second to last sentence of the last paragraph on page 72 of the Prospectus under “Management” is hereby replaced with the following disclosure.

“Our directors must satisfy their fiduciary duty to us and our stockholders and that same fiduciary duty to supervise the relationship between us and our advisor.”

The first paragraph and table under “Executive Officers and Directors” on page 74 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“We have provided below certain information about our executive officers and directors. The primary function of our executive officer is to oversee the advisor, who will provide the day-to-day services for, and operations of, the Company.

Name	Age	Position(s)
Nicholas S. Schorsch	52	Chairman of the Board of Directors and Chief Executive Officer
Peter M. Budko	53	President, Secretary and Director
Donald MacKinnon	49	Chief Operating Officer
Andrew Winer	45	Chief Investment Officer
Nicholas Radesca	48	Chief Financial Officer and Treasurer
Boris Korotkin	41	Executive Vice President
Leslie D. Michelson	62	Lead Independent Director
Elizabeth K. Tuppeny	53	Independent Director
Dr. Robert J. Froehlich	60	Independent Director”

Imran Ahmed’s biography on page 77 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Boris Korotkin has served as senior vice president for American Realty Capital since January 2013 and previously served as vice president of American Realty Capital from its inception in April 2008 until December 2012. Mr. Korotkin has over 15 years of experience in the commercial real estate debt industry. While serving at American Realty Capital since its inception, Mr. Korotkin has arranged and closed over $3.5 billion of corporate credit facilities, senior mortgages and mezzanine financings. In these efforts, Mr. Korotkin has worked with a variety of lenders including money center banks, regional banks, community banks, life insurance companies, pension companies and specialty lenders. Prior to joining American Realty Capital in April 2008, Mr. Korotkin served as vice president of Transaction Structuring and Analysis for AFRT from January 1999 until March 2008 where he led the analysis team that was responsible for underwriting complex real estate acquisitions and financing transactions in the United States and Europe. Prior to joining AFRT, Mr. Korotkin was a controller for Universal Packaging Corp. and an auditor for Ford Motor Credit Company. Mr. Korotkin holds a bachelor’s degree from the Pennsylvania State University and an M.B.A. from LaSalle University.”

The first three paragraphs and the table under “The Advisor” on page 84 of the Prospectus are hereby replaced in their entirety with the following disclosure.

“Our officers also are officers, key personnel and/or members of our advisor. Our advisor will have contractual responsibility to us and our stockholders pursuant to the advisory agreement between us and our advisor, executed on February 12, 2013, as amended from time to time. Our advisor is indirectly majority-owned and controlled by Messrs. Schorsch and Kahane.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
Nicholas S. Schorsch	52	Chief Executive Officer
Peter M. Budko	53	President and Secretary
Donald MacKinnon	49	Chief Operating Officer
Andrew Winer	45	Chief Investment Officer
Nicholas Radesca	48	Chief Financial Officer and Treasurer
Boris Korotkin	41	Executive Vice President

The backgrounds of Messrs. Schorsch, Budko, MacKinnon, Winer, Radesca and Korotkin are described in the “Management — Executive Officers and Directors” section of this prospectus.”

The fifth paragraph on page 84 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“The officers and key personnel of our advisor may spend a portion of their time on activities unrelated to us. Each of the officers and key personnel of our advisor, including Messrs. Budko, MacKinnon and Radesca, is currently expected to spend a significant portion of their time on our behalf but may not always spend a majority of their time on our behalf. In addition to the key personnel listed above, our advisor employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus our advisor is the sole limited partner of our operating partnership.”

The following disclosure is hereby added as the first sentence of the last paragraph on page 84 of the Prospectus under the section “The Advisor.”

“Our advisor maintains a fiduciary duty to us and our stockholders.”

The following disclosure is hereby added immediately prior to the section “Investment Decisions” on page 88 of the Prospectus.

“Transfer Agent

Our transfer agent is owned by an entity which is under common control with the parent of our sponsor. While our transfer agent will not process your subscription agreement or certain forms directly, our transfer agent will provide customer service to you. Additionally, our transfer agent will supervise third party vendors, including DST Systems, Inc., in its efforts to administer certain services. Our transfer agent, through its knowledge and understanding of the direct participation program industry which includes non-traded REITs, is particularly suited to provide us with transfer agency and registrar services. Our transfer agent will conduct transfer agency, registrar and supervisory services for us and other non-traded REITs and direct investment programs, including those sponsored directly or indirectly by the parent of our sponsor.”

The first paragraph under the section “Investment Decisions” on page 88 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“The primary responsibility for the investment decisions of our advisor and its affiliates, and the negotiation for these investments, resides with Nicholas S. Schorsch, Peter M. Budko, Donald MacKinnon, Andrew Winer, Nicholas Radesca and Boris Korotkin, and our advisor seeks to invest in our targeted assets on our behalf that satisfy our investment objectives. To the extent we invest in properties, a majority of our directors will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, or if an asset is acquired from our advisor, one or more of our directors, our sponsor or any of its affiliates, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors.”

The second paragraph under the section “Certain Relationships and Related Transactions” on page 88 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Nicholas S. Schorsch, our chief executive officer, also is the chief executive officer of our advisor. Peter M. Budko, our president and secretary, also is the president and secretary of our advisor. Donald MacKinnon, our chief operating officer, also is the chief operating officer of our advisor. Andrew Winer, our chief investment officer, also is the chief investment officer of our advisor. Nicholas Radesca, our chief financial officer and treasurer, also is the chief financial officer and treasurer of our advisor. Boris Korotkin, our executive vice president, also is the executive vice president of our advisor. For a further description of this agreement, see the sections entitled “— The Advisor,” “Management Compensation” and “Conflicts of Interest” in this prospectus.”

Management Compensation

The disclosure on page 90 of the Prospectus is hereby replaced with the following disclosure.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Organization and Offering Expenses(2)	We will reimburse our advisor for organization and offering expenses, which may include reimbursements to our advisor for other organization and offering expenses that it incurs for due diligence fees included in detailed and itemized invoices. Based on the experience of our sponsor and its affiliates, we anticipate that organization and offering expenses, excluding selling commissions and the dealer manager fee, will not exceed 1.5% of the gross proceeds from our primary offering. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor up to 1.75% of the gross proceeds from our primary offering.	$30,000/$30,000,000
Operational Stage
Acquisition Fees(3)(4)(12)	We will pay to our advisor or its assignees 1.0% of the contract purchase price paid for our commercial real estate debt or other commercial real estate investments, including any financing attributable to such investments. This acquisition fee is reflective of services performed by our advisor in connection with selecting commercial real estate investments for acquisition and shall cover such services until such time as our advisor has begun negotiations with the seller to purchase such investment and presented a detailed investment memorandum to our advisor’s investment committee or board of directors for approval, as applicable.	$18,000/$18,000,000 (or $32,727/$32,727,273 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $72,000/$72,000,000 assuming the maximum leverage of approximately 75% permitted by our charter)”

The disclosure on page 91 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (80,000,000 shares)
Acquisition Expenses(4)(12)	We will pay our advisor for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets.

	Specifically, we will pay our advisor or its affiliates for any services provided by such entities for which they incur investment-related expenses, or insourced expenses. Such insourced expenses will be fixed initially at, and may not exceed, 0.50% of the contract purchase price paid for commercial real estate debt or other commercial real estate investments. Examples of insourced expenses include legal advisory expenses, due diligence expenses, acquisition-related administrative and advisory expenses, contract review expenses, travel and communications expenses and other closing costs, regardless of whether we acquire the investment. Aggregate insourced expenses in any year will initially be fixed at, and may not exceed, 0.50% of the contract purchase price paid for our commercial real estate debt or other commercial real estate investments for that year. By fixing insourced expenses for each acquisition and for any calendar year to 0.50% of the contract purchase price paid for investments for such year, we intend for these expenses to remain at or below the amount of expenses that we would incur if we outsourced the services performed by our advisor and its affiliates described above. In order to ensure that such insourced expenses remain at or below market rates, we will perform annually a comparative analysis of the insourced expenses paid to the advisor or its affiliates, or a market check, for the preceding year to the projected amount of expenses that we would incur if we outsourced the services provided by the advisor or its affiliates during such year for a substantially similar amount of acquisitions in the subsequent year. In light of this market check, we will adjust our future insourced expenses annually, or we may determine to outsource certain services provided by the advisor or its affiliates for any subsequent year in order to remain at or below market, if needed.	$9,000/$9,000,000 (or $16,364/$16,363,636 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $36,000/$36,000,000 assuming the maximum leverage of 75% permitted by our charter)”

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/ Maximum Offering (80,000,000 shares)
Additionally, we will pay third party acquisition expenses and other acquisition expenses that we incur, including, but not limited to, nonrefundable option payments on property not acquired, accounting fees and expenses, third party brokerage or finders fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, surveying, zoning and environmental reports, insurance review and third party legal expenses.
In no event will the total of all acquisition fees and acquisition expenses payable with respect to our portfolio of investments or reinvestments exceed 4.5% of the contract purchase price paid for our portfolio of commercial real estate debt or other commercial real estate investments comprising our portfolio. Additionally, in no event will the total of all acquisition fees and acquisition expenses payable with respect to a particular investment or any reinvestment exceed 4.5% of the contract purchase price paid for our commercial real estate debt other commercial real estate investments, unless a majority of the board of directors (including a majority of the independent directors not otherwise interested in the transaction) approves the acquisition fees and acquisition expenses and determines the transaction to be commercially competitive, fair and reasonable to us.

The disclosure under the section “Operating Expenses” on page 93 of the Prospectus is hereby replaced with the following disclosure.

“Operating Expenses(6)	Commencing six months following the initial release of offering proceeds to us from escrow, we will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets and (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition or disposition fees. We will not pay the advisor for salaries and benefits paid to our executive officers.	Not determinable at this time.”

The third column on page 94 of the Prospectus under “Compensation and Restricted Stock Awards to Independent Directors” is hereby replaced with the following disclosure.

“The independent directors, as a group, will receive for a full fiscal year: (i) estimated aggregate compensation of approximately $175,000; and (ii) 3,999 restricted shares of common stock (excluding shares issued upon joining the board of directors).”

The last sentence of footnote (2) to the “Management Compensation” table on page 97 of the Prospectus is hereby replaced with the following disclosure.

“Our advisor will not be reimbursed for the direct payment of such organization and offering expenses that exceed 2.0% of the aggregate gross proceeds of this offering, which may include reimbursements to our advisor for due diligence fees included in a detailed and itemized invoice.”

Footnote (4) to the “Management Compensation” table on page 97 of the Prospectus is hereby replaced with the following disclosure.

“(4)	These acquisition fees will be payable with respect to reinvestment only, if during the period ending two years after this close of the primary offering, we sell an investment and then reinvest in commercial real estate investments; in this event, we will pay our advisor 1.0% of the principal amount funded by us to acquire or originate commercial real estate debt or the amount invested in the case of other commercial real estate investments; provided, however, that in no event shall the aggregate acquisition fees and expenses paid in respect of our total reinvestments exceed 4.5% of the of the principal amount funded by us to acquire or originate commercial real estate debt or the amount invested in the case of other commercial real estate investments.”

Conflicts of Interest

The following disclosure is hereby added as the second, third, fourth and fifth to last paragraphs on page 103 of the Prospectus.

“AR Capital, LLC, the parent of our sponsor, recently entered into a series of reorganization transactions, or the reorganization, in which certain lines of business were reorganized under two parent companies, RCAP Holdings, LLC, which was formerly AR Capital, LLC, and a new AR Capital, LLC. Following the reorganization, RCAP Holdings, LLC became the parent of our dealer manager, our transfer agent and RCS Advisory Services, LLC. The new AR Capital, LLC was formed to continue to sponsor the remaining programs previously sponsored by RCAP Holdings, LLC (formerly, AR Capital, LLC), including us. The new AR Capital, LLC has assumed the role of RCAP Holdings, LLC as the parent of our sponsor and the direct or indirect sponsor of the remaining investment programs previously sponsored by RCAP Holdings, LLC. Our dealer manager and transfer agent are subsidiaries of RCAP Holdings, LLC, which is under common ownership with the new AR Capital, LLC. Each of the new AR Capital, LLC and RCAP Holdings, LLC is controlled directly or indirectly by Nicholas S. Schorsch and William M. Kahane.

Concurrently with the reorganization, each of our dealer manager, our transfer agent and RCS Advisory Services, LLC became a subsidiary of RCS Capital Corporation, a publicly traded holding company listed on the New York Stock Exchange under the symbol “RCAP.” RCAP Holdings, LLC maintains a majority economic interest in each of our dealer manager, our transfer agent and RCS Advisory Services, LLC. RCS Capital Corporation maintains voting control of each of these three entities. RCS Capital Corporation is a controlled company because the substantial majority of the voting power is held by RCAP Holdings, LLC. Because it is a controlled company, RCS Capital Corporation is not required to maintain a board with a majority of its board of directors being independent. Thus, the members of RCAP Holdings, LLC maintain control over the management of each of our dealer manager, our transfer agent and RCS Advisory Services, LLC.

Additionally, in connection with the reorganization, the new AR Capital, LLC entered into a services agreement with RCS Advisory Services, LLC. Pursuant to the services agreement, RCS Advisory Services, LLC will provide us and other programs sponsored directly or indirectly by the new AR Capital, LLC with transaction management (including, without limitation, regulatory advice with respect to the SEC and FINRA, due diligence, event coordination and marketing services) and other services. The services agreement is a related party transaction which was not negotiated at arms-length. The agreement provides for an initial ten-year term, with automatic renewals for successive five-year periods, in each case, unless either party provides written notice of non-renewal to the other party at least 90 days prior the expiration of the term. In addition, the agreement will terminate upon the earlier to occur of: (i) AR Capital, LLC’s delivery to RCS Advisory Services, LLC of a notice of non-compliance with its obligations under the agreement and the failure of the parties to resolve the matters referred to in the non-compliance notice; and (ii) the impact of a force majeure-related delay upon either party, if the force majeure results in performance being delayed by greater than 60 days.

RCAP Holdings, LLC recently acquired First Allied Holdings Inc., or First Allied, and its retail broker dealer business. First Allied’s broker dealer is a soliciting dealer for this offering and acts as a soliciting dealer for other offerings sponsored directly or indirectly by AR Capital, LLC. Thus, our dealer manager and First Allied, a soliciting dealer for this offering, are owned by RCAP Holdings, LLC. However, First Allied continues to maintain the management of all of its business and strategic decisions and RCAP Holdings, LLC will not require First Allied to sell the securities of any offering sponsored by AR Capital, LLC. The individual broker dealers and financial advisors employed by First Allied will determine the suitability of each investment for each client independently based upon the facts and circumstances of each proposed sale.”

The following disclosure is hereby inserted as the second paragraph under the section “Affiliated Dealer Manager” on page 107 of the Prospectus.

“In April 2013, our dealer manager received notice and a proposed Letter of Acceptance, Waiver and Consent, or AWC, from FINRA, the self-regulatory organization that oversees broker dealers, that certain violations of SEC and FINRA rules, including Rule 10b-9 under the Exchange Act and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, Realty Capital Securities submitted an AWC, which FINRA accepted on June 4, 2013. In connection with the AWC, our dealer manager consented to the imposition of a censure and a fine of $60,000. Our dealer manager believes that the matter will not have a material adverse effect on it or its business.”

The following disclosure is hereby inserted as the third paragraph under the section “Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates” on page 108 of the Prospectus.

“From time to time, subject to the approval of a majority of our independent directors, we may engage one or more entities under common ownership with our sponsor or our advisor to provide services not provided under existing agreements described in this prospectus. Such engagements will be at terms no less favorable to us than could be obtained from an unaffiliated third party for comparable services, and may result in the payment of fees or reimbursement of expenses by us to such entities not described in “Management Compensation.” Services provided by such entities to prior programs of our sponsor have included strategic advisory services from the investment banking division of our dealer manager related to certain portfolio acquisitions and liquidity events, and included payment of a transaction fee based upon a certain percentage of the value of such transaction upon the consummation of the respective transaction.”

The disclosure on page 113 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“The following chart shows the ownership structure of the various American Realty Capital entities that are affiliated with us and our advisor.

*	Diluted as offering proceeds are raised.
(1)	The investors in this offering will own registered shares of common stock in us.
(2)	Our sponsor is directly or indirectly owned by Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian S. Block and Edward M. Weil, Jr. and controlled by Nicholas S. Schorsch and William M. Kahane.
(3)	The special limited partner retains a special limited partner interest in our operating partnership and is therefore entitled to receive the subordinated participation in net sales proceeds and the subordinated incentive listing distribution. Additionally, the special limited partner is the initial limited partner of our operating partnership, in light of its initial capital contribution to our operating partnership.

(4)	Our dealer manager is a subsidiary of an entity which is under common ownership with AR Capital, LLC, the parent of our sponsor, which is directly or indirectly owned by Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian S. Block and Edward M. Weil, Jr. and controlled by Nicholas S. Schorsch and William M. Kahane.”

Market Overview and Opportunity

The last sentence of the first paragraph on page 120 of the Prospectus is hereby replaced with the following disclosure.

“We believe the window to acquire existing and to originate new commercial real estate mortgages and mortgage-backed securities, B-notes, and preferred equity will remain open for years to come and presents a favorable opportunity from a risk-return perspective and an attractive alternative to traditional equity real estate investments.”

Investment Strategy, Objectives and Policies

The following disclosure replaces the first paragraph under the section entitled “Liquidity” on page 128 of the Prospectus.

“In the future, our board of directors will consider various forms of liquidity, each of which is referred to as a liquidity event, including, but not limited to: (1) the listing of our common stock on a national securities exchange; (2) the sale of all or substantially all of our assets; or (3) the sale or a merger in a transaction that would provide our stockholders with cash and/or securities of a publicly traded company. It is our intention to begin the process of achieving a liquidity event not later than five to seven years after the termination of this offering, although our board of directors may determine to do so earlier. Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors (which may include the investment banking and capital markets division of our dealer manager) to consider alternatives with respect to a liquidity event at such time during our offering stage that it can reasonably determine that all of the securities being offered in our initial public offering will be sold within a reasonable period.

If we do not begin the process of achieving a liquidity event by the seventh anniversary of the termination of this offering, our charter requires our board of directors to adopt a resolution declaring that a plan of liquidation of our company is advisable and direct that the plan of liquidation be submitted for consideration at either an annual or special meeting of stockholders, unless the adoption of a plan of liquidation by the board of directors and submission thereof to stockholders is postponed by a majority of the board of directors and a majority of the independent directors. If we have sought and failed to receive stockholder approval of a plan of liquidation, our company will continue operating, and upon the written request of stockholders owning in the aggregate not less than 10% of the then outstanding shares of common stock, the plan of liquidation will be submitted for consideration by proxy statement to the stockholders up to once every two years.”

Valuation Guidelines

The disclosure under the section “Calculation of Per Share NAV by Our Advisor” on pages 131 – 132 of the Prospectus is hereby replaced with the following disclosure.

“To calculate our quarterly per share NAV, our advisor will follow the guidelines established in IPA 2013-01. IPA 2013-01 outlines the following in NAV methodology to calculate NAV:

Step 1: Determination of Gross Asset Value: We will establish the value of our real estate debt and real estate security investment assets. We will establish the fair value of any other tangible assets. For this purpose, cash, receivables, and certain prepaid expenses and other current assets which have a defined and quantifiable future value should be included. Assets with a future value may include, but are not necessarily limited to, prepaid expenses and taxes, acquisition deposits and prepaid interest income where not otherwise accounted for in the determination of the fair values of debt related assets. Intangible assets to be excluded include, but are not limited to, deferred financing costs, and all assets/liabilities required by ASC 805. Private non-listed securities and business interests will be valued at estimated fair value.

Step 2: Determination of Liabilities: Current liabilities will be valued at GAAP book value when it approximates fair value. Debt maturing in one year or more will be valued at fair value, or mark to market. The value of minority interests will be based on allocation of fair value of assets less liabilities of each joint venture based on each applicable provision of the joint venture agreement relating to the allocation of economic interests between the parties.

Step 3: Preferred Securities, Special Interests & Incentive Fee Adjustments: We will calculate and deduct: (i) any net asset value allocable to preferred securities; and (ii) any estimated incentive fees, participations, or special interests held by or allocable to the sponsor, advisor or its affiliates, based on our aggregate NAV and payable in a hypothetical liquidation of the company as of the valuation date in accordance with the provisions of the operating partnership and advisory agreements and the terms of the preferred securities.

Step 4: Determination of Per Share Amount: We will divide the resulting NAV allocable to stockholders by the number of common shares outstanding on the valuation date (fully diluted).

Our advisor will estimate these amounts based on factors such as (1) quarterly operating budgets for the assets; (2) estimated management fees payable to our advisor; (3) quarterly budgets for all other expenses; and (4) year-to-date actual performance data. Our advisor will update our budgets and adjust our accruals to reflect actual operating results and to reflect outstanding receivable, payable and other account balances at least one time per month. Our advisor will then add any assets held directly by the REIT, including cash and cash equivalents, and subtract any estimated accrued liabilities that the operating partnership will not reimburse. The result of this calculation will be our NAV as of the end of such business day. Our quarterly per share NAV will be determined by dividing our NAV by the number of outstanding shares of our common stock, prior to giving effect to any share purchases or repurchases on such day.

Our advisor is responsible for the ultimate calculation of the quarterly NAV, but its determinations are subject to the review of our board of directors, which will oversee our advisor’s NAV calculation and review the process used by our advisor to estimate accrued liabilities and calculate NAV at least once per quarter. The independent directors are responsible for reviewing the compensation to our advisor and determining that such compensation is reasonable in relation to the nature and quality of the services performed by our advisor, including the calculations of NAV, and our board of directors will evaluate our advisor’s performance annually. If the independent directors or our board of directors determines that our advisor’s fees are not appropriate in light of its performance and the services to be performed by our advisor, including the calculations of NAV, our board of directors may request that our advisor reduces its fees, terminate the advisory agreement with our advisor or retain a new advisor.

Though NAV is presented to provide a valuation at which our shares may be purchased or repurchased, no liquidity discounts will be made to the NAV to represent the limited nature in which a stockholder may request the repurchase of their shares under the current or any amended share repurchase program.

The below table contains a hypothetical calculation illustrating our NAV calculation. The below tables assume that we have 80,000,000 shares issued and outstanding, with debt investments of $2.8 billion. The amounts shown in the table below are for illustrative purposes only and are not indicative of our current or projected financial condition or performance:

	NAV
Fair value of real estate debt investments	$2,150,000,000
Fair value of real estate debt securities	650,000,000
Less:
Fair value of debt	(650,000,000)
Other liabilities, cost approximates fair value	(30,000,000)
Estimated incentive and management fees	(21,000,000	)(1)
Net asset value	$2,049,000,000
Shares of common stock on a fully-diluted basis	80,000,000
NAV per share	$25.61”

(1)	For the purposes of the hypothetical NAV calculation the management fee has been assessed at 75 basis points on the $2.8 billion in assets shown. No incentive fee was estimated or assumed.

Description of Portfolio Investments

The following disclosure is added as a new section immediately following the section entitled “Valuation Guidelines” on page 133 of the Prospectus.

“DESCRIPTION OF PORTFOLIO INVESTMENTS

Portfolio Investments

W Minneapolis — The Foshay Hotel Mezzanine Loan

On May 15, 2013, we, through our operating partnership, acquired a mezzanine loan in the amount of $6.5 million secured by the pledge of certain ownership interests in the owner and subtenant of the W Minneapolis — The Foshay hotel located in Minneapolis, Minnesota. The property contains 229 rooms, 32 stories and certain amenities, including 6,761 square feet of meeting and event space. The mezzanine loan was originated by an unrelated third party in connection with a $51.0 million senior loan which is secured by the fee simple interest in the property. The mezzanine loan and senior loan total a 77% loan-to-appraised value ratio in relationship to the property and were made to allow the owner of the property to refinance certain other borrowings.

The mezzanine loan bears interest at a fixed rate of 5.462% per annum, subject to an interest rate increase in the case of a default. The mezzanine loan has an initial term of 10 years and requires amortizing monthly payments of principal and interest. The mezzanine loan may be prepaid in whole, but not in part, on any monthly payment date, beginning on the monthly payment date in February 2023.

We purchased the mezzanine loan at a discount to par equating to a 13% yield to maturity. We will earn a 13% yield on this investment at maturity subject to the timely scheduled monthly payments of principal and interest and the repayment of the remaining principal balance of the loan at maturity. Pricing to a 13% yield to maturity equated to a discounted price of $3.9 million, which the Company paid with: (i) proceeds from our ongoing offering in the amount of $2.0 million; and (ii) borrowings under a line of credit made available to us by the parent of our sponsor in the amount of $1.9 million.

The underwritten cash flow available for debt service is $5.1 million (net operating income less replacement reserves). This cash flow available for debt service exceeds aggregate forward debt service payments related to the property by 1.30x (calculated by dividing cash flow available for debt service by the projected aggregate annual debt service to be paid in connection with the mezzanine loan and senior loan secured by the property and certain ownership interests in the property for the next year).

Regency Park Apartments Mezzanine Loan

On September 3, 2013, we, through our operating partnership, acquired a mezzanine loan in the original principal amount of $5.0 million which is secured by the borrower’s pledge of 100% of the equity interests in the owner of the Regency Park Apartments property located in Austin, Texas. The property contains 528 apartment units totaling 513,000 square feet, in 28 separate apartment buildings. The mezzanine loan was originated by an unrelated third party in connection with a $42.0 million senior loan which is secured by the fee simple interest in the property. The mezzanine loan and senior loan total a 73.9% loan-to-appraised value ratio in relationship to the property and were made to allow the owner of the property to refinance certain other borrowings.

We purchased the mezzanine loan with: (i) proceeds from our ongoing offering in the amount of $4.0 million; and (ii) borrowings under a line of credit made available to us by the parent of our sponsor in the amount of $1.0 million.

The mezzanine loan bears interest at a fixed rate of 9.0% per annum, subject to an interest rate increase in the case of a default. The mezzanine loan has a term of five years and requires monthly payments of interest only. Subject to the satisfaction of certain conditions, including payment of a yield maintenance premium (unless such prepayment occurs within three months prior to the mezzanine loan maturity date), the mezzanine loan may be prepaid in full, but not in part, on any monthly payment date, beginning on the monthly payment date in October 2015.

The underwritten cash flow available for debt service is $3.2 million (net operating income less replacement reserves). This cash flow available for debt service exceeds aggregate forward debt service payments related to the property by 1.36x (calculated by dividing cash flow available for debt service by the projected aggregate annual debt service to be paid in connection with the mezzanine loan and senior loan secured by the property and certain ownership interests in the property for the next year).

The property was built in 2003 and was 98% occupied at the time of the mezzanine loan acquisition. Interior unit amenities include stainless steel double-sinks, stand-up showers and garden tubs, linen closets, crown molding, vaulted ceilings, ceiling fans, washer/dryer units, wood-flooring, gourmet kitchen islands, electric stoves, and fireplaces. Common area amenities include a fitness center, a resident business center, a clubroom and billiard room, two resort-style pools and sun decks, a heated spa, an outdoor fireplace, sand volleyball court, key-tracking and video surveillance security system, 24-hour electric entrance gate, and an 8,000 square foot dog park.

121 West Trade Street Mezzanine Loan

On September 27, 2013, we, through our operating partnership, originated a mezzanine loan in the original principal amount of $9.0 million which is secured by the borrower’s pledge of 100% of the equity interests in the owner of the Class A office tower known as “121 West Trade Street” located in the Central Business District of Charlotte, North Carolina. The property comprises 32 stories totaling 329,930 rentable square feet and contains a 267-space enclosed parking garage. We originated the mezzanine loan simultaneously with a $43.0 million senior loan (including a $5.0 million future funding facility allocated for tenant improvements, leasing commissions and capital expenditures) originated by an unaffiliated third party which is secured by the fee simple interest in the property. The mezzanine loan and senior loan total a 77.3% loan-to-cost ratio in relationship to the property and were made to allow the owner to acquire the property.

We originated the mezzanine loan with: (i) proceeds from our ongoing offering in the amount of $2.8 million; and (ii) borrowings under a line of credit made available to us by the parent of our sponsor in the amount of $6.2 million.

The mezzanine loan has an initial term of three years, subject to two successive one-year extension options, the exercise of which are conditioned upon the borrower’s satisfaction of certain financial and other requirements. The mezzanine loan bears interest during the initial term at a floating rate equal to 3-month LIBOR plus 11% per annum and, during any extension term, 3-month LIBOR plus 11.25% per annum, subject in each instance to interest rate increases in the event of a default. The mezzanine loan requires monthly interest-only payments during the initial term and, during any extension term, monthly payments of principal and interest based upon a 30 year amortization schedule. Subject to the satisfaction of certain conditions, including payment of the applicable prepayment premium, the mezzanine loan may be prepaid in full, but not in part, on any monthly payment date commencing on the monthly payment date occurring in October 2014.

The underwritten cash flow available for debt service is $3,162,120 (net operating income less replacement reserves). This cash flow available for debt service exceeds aggregate forward debt service payments related to the property by 1.20x (calculated by dividing cash flow available for debt service by the estimated aggregate annual debt service to be paid in connection with the mezzanine loan and senior loan for the next year).

The property was built in 1990 and is located at the corner of Trade and Tryon Streets in the heart of the Central Business District of Charlotte, North Carolina. At closing, the borrower invested $13.8 million of equity to purchase the 72% leased property. Pursuant to the mortgage loan agreement, the borrower will spend an additional $7 million on tenant improvements, leasing commissions and capital expenditures in order to enhance the property and increase occupancy. The first mortgage lender will fund 75% of these future leasing and capital costs through a $5.0 million future funding facility in the first mortgage position that must be fully drawn by the borrower before July 1, 2016.

545 Madison Avenue Mezzanine Loan

On December 20, 2013, we, through our operating partnership, originated a mezzanine loan in the original principal amount of $5.0 million which is secured by the borrower’s pledge of 100% of the equity interests in the owner of the Class A office tower located at 545 Madison Avenue New York, New York, or the Madison Avenue Property. The Madison Avenue Property is a LEED Gold Certified, 18-story, 139,537 square foot office tower with prime retail space situated on Madison Avenue and East 55th Street in the heart of New York City’s Plaza District. The Madison Avenue Property underwent a $100 million comprehensive redevelopment in 2008 and features a double-height lobby, floor-to-ceiling glass windows, 9-foot finished ceiling heights and state-of-the-art elevators and mechanical systems. As of the mezzanine loan closing date, the Madison Avenue Property was 93.3% occupied by a diverse roster of 13 office tenants and 2 high-end retail tenants. The Madison Avenue Property offers office tenants boutique 6,200 – 9,200 square foot floor plates with outdoor terraces on five floors and offers retail tenants three floors of space with direct access and frontage along Madison Avenue and East 55th Street.

The mezzanine loan bears interest at a fixed rate of 11% per annum, subject to an interest rate increase in the case of a default. The mezzanine loan has a term of ten years with no extension options and requires monthly interest-only payments during the term.

We originated the mezzanine loan simultaneously with a $30.0 million senior loan originated by an unaffiliated third party which is secured by the leasehold interest in the Madison Avenue Property. The mezzanine loan and senior loan total a 63.3% loan-to-cost ratio in relationship to the Madison Avenue Property and were made to allow the owner to acquire the Madison Avenue Property.

We originated the mezzanine loan with: (i) proceeds from our ongoing offering in the amount of $3.3 million; and (ii) borrowings under a line of credit made available to us by the parent of our sponsor in the amount of $1.7 million.

The underwritten cash flow available for debt service is $2,742,268 (net operating income less replacement reserves). This underwritten cash flow available for debt service exceeds aggregate forward debt service payments related to the Madison Avenue Property by 1.35x (calculated by dividing cash flow available for debt service by the projected aggregate annual debt service to be paid in connection with the mezzanine loan and senior loan for the next year).

Financing Obligations

Line of Credit with AR Capital, LLC

On May 15, 2013, we entered into an unsecured $5.0 million revolving line of credit with the parent of our sponsor. On July 17, 2013, the line of credit was increased to $10.0 million. The line of credit bears interest at a per annum fixed rate of 3.25%. The line of credit matures in one year, subject to two successive extension terms of one year each, and provides for quarterly interest-only payments, with all principal and interest outstanding being due on the maturity date. The line of credit may be prepaid from time to time and at any time, in whole or in part, without premium or penalty.”

Prior Performance Summary

The section “Prior Performance Summary” on pages 141 – 151 of the Prospectus is hereby replaced with the following disclosure.

“PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane. In connection with ARCT’s internalization and listing on The NASDAQ Global Select Market in March 2012, Mr. Kahane has resigned from the various officer positions he held with the sponsor and its affiliates. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our advisor may not be indicative of our future results. For an additional description of this risk, see “Risk Factors — Risks Related to an Investment in ARC Realty Finance Trust, Inc. — We are a company with a limited operating history, which makes our future performance difficult to predict.” The information summarized below is current as of December 31, 2012 (unless specifically stated otherwise) and is set forth in greater detail in the Prior Performance Tables included in this prospectus. In addition, we will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such report.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and its affiliates. To the extent that such entities have the same or similar investment strategies or objectives as ours, such entities may be in competition with us for the investments we make. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2012, affiliates of our advisor have sponsored ten public programs, all of which had raised funds as of December 31, 2012 and five non-public programs. From August 2007 (inception of the first public program) to December 31, 2012, our public programs, which include ARCT, NYRR, PE-ARC, ARC HT, ARC RCA, ARC DNAV, ARCT III, ARCP, ARC Global and ARCT IV and the programs consolidated into ARCT, which were ARC Income Properties II and all of the Section 1031 Exchange Programs described below, had raised $4.7 billion from 70,663 investors in public offerings and an additional $37.5 million from 205 investors in a private offering by ARC Income Properties II and 45 investors in private offerings by the Section 1031 Exchange Programs. The public programs purchased 1,321 properties with an aggregate purchase price of $5.5 billion, including acquisition fees, in 49 states and U.S. territories and one property in the United Kingdom. The investment objectives of each of these public programs are substantially identical to our investment objectives of (1) paying attractive and stable cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing appreciation in the value of our investments. The following table details the percentage of properties located in the following U.S. states as well as the United Kingdom based on purchase price:

State/Possession/Country	Purchase Price %
Alabama	1.7%
Arizona	2.0%
Arkansas	1.2%
California	4.2%
Colorado	1.2%
Connecticut	0.4%
Delaware	0.1%
Florida	2.9%
Georgia	4.5%
Idaho	0.2%
Illinois	9.2%
Indiana	2.8%
Iowa	1.4%
Kansas	1.9%
Kentucky	2.1%
Louisiana	1.2%
Maine	0.2%
Maryland	1.2%
Massachusetts	1.2%
Michigan	3.7%
Minnesota	1.0%
Mississippi	1.9%
Missouri	4.2%
Montana	0.2%
Nebraska	0.6%
Nevada	1.6%
New Hampshire	0.5%

State/Possession/Country	Purchase Price %
New Jersey	1.4%
New Mexico	0.1%
New York	13.7%
North Carolina	2.9%
North Dakota	0.2%
Ohio	5.1%
Oklahoma	0.7%
Oregon	0.2%
Pennsylvania	4.6%
Puerto Rico	0.2%
Rhode Island	0.3%
South Carolina	2.3%
South Dakota	0.1%
Tennessee	1.1%
Texas	8.8%
United Kingdom	0.0%
Utah	0.6%
Vermont	0.3%
Virginia	1.0%
Washington	0.8%
West Virginia	0.6%
Wisconsin	1.9%
Wyoming	0.1%
100%

The properties are used by our tenants in the following industries based on purchase price.

Industry	Purchase Price
Aerospace	0.9%
Auto Retail	1.5%
Auto Services	1.6%
Consumer Goods	0.7%
Consumer Products	6.7%
Discount Retail	7.4%
Financial Services	0.5%
Freight	10.6%
Gas/Convenience	2.4%
Government Services	2.7%
Healthcare	16.7%
Home Maintenance	1.5%
Insurance	2.7%
Manufacturing	2.2%
Office	2.1%
Parking	0.1%
Pharmacy	10.9%
Residential	0.6%
Restaurant	2.8%
Retail	11.2%

Industry	Purchase Price
Retail Banking	7.7%
Specialty Retail	4.5%
Storage Facility	0.1%
Supermarket	1.1%
Technology	0.6%
Telecommunications	0.2%
100.0%

The purchased properties were 26.7% new and 73.3% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2012, two properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

During the period from June 2008 (inception of the first non-public program) to December 31, 2012, our non-public programs, which were ARC Income Properties, ARC Income Properties II, ARC Income Properties III, ARC Income Properties IV and ARC Growth Fund, LLC, had raised $54.4 million from 694 investors. The non-public programs purchased 171 properties with an aggregate purchase price of $247.9 million including acquisition fees, in 18 states.

The following table details the percentage of properties by state based on purchase price:

State location	Purchase Price %
Alabama	0.1%
Connecticut	0.6%
Delaware	4.8%
Florida	11.0%
Georgia	3.5%
Illinois	6.6%
Louisiana	2.3%
Michigan	11.5%
North Carolina	0.1%
New Hampshire	0.5%
New Jersey	13.0%
New York	9.7%
Ohio	10.3%
Pennsylvania	9.5%
South Carolina	8.4%
Texas	5.0%
Virginia	1.2%
Vermont	2.2%
100%

The properties are all commercial single tenant facilities with 81.0% retail banking, and 10.5% retail distribution facilities and 8.6% specialty retail. The purchased properties were 11.0% new and 89.0% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2012, 53 properties had been sold. The acquired properties were purchased with a combination of equity investments, mortgage notes payable and long-term notes payable issued in private placements.

For a more detailed description, please see Table VI in Part II of the registration statement of which this prospectus is a part. In addition, we will provide upon request to us and without charge, the more detailed information in Part II.

Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT for federal income tax purposes. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011 having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and having incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which the Company became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT”, or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

American Realty Capital New York Recovery REIT, Inc.

American Realty Capital New York Recovery REIT, Inc., or NYRR, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRR was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. NYRR filed its initial registration statement with the SEC on November 12, 2009 and became effective on September 2, 2010. NYRR had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRR exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of November 30, 2013, NYRR had received aggregate gross proceeds of $1.5 billion which includes the sale of 148.7 million shares in its public offering, $17.0 million from its private offering and $18.8 million from its distribution reinvestment plan. As of November 30, 2013, there were 152.7 million shares of NYRR common stock outstanding, including restricted stock, converted preferred shares, and shares issued under its distribution reinvestment plan. As of November 30, 2013, NYRR had total real estate and preferred equity investments, at cost, of $1.6 billion, comprised of 21 properties and one preferred equity investment. As of September 30, 2013, NYRR had incurred, cumulatively to that date, $109.6 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $13.7 million for acquisition costs related to its portfolio of properties.

Phillips Edison — ARC Shopping Center REIT Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the third publicly offered REIT sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. PE-ARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PE-ARC invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of November 15, 2013, PE-ARC had received aggregate gross offering proceeds of $1.4 billion which includes the sale of 142.7 million shares of common stock in its public offering and $16.1 million from its distribution reinvestment program. As of November 15, 2013 PE-ARC had acquired 69 properties, 20 of which are held through a 54% owned joint venture, and had total real estate investments at cost of $1.0 billion. As of September 30, 2013, PE-ARC had incurred, cumulatively to that date, $119.2 million in offering costs for the sale of its common stock and $15.8 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARC HT filed its registration statement with the SEC on August 27, 2010 and became effective on February 18, 2011. As of November 30, 2013, ARC HT had received aggregate gross offering proceeds of $1.8 billion which includes the sale of 174.7 million shares in its public offering and $52.3 million from its distribution reinvestment plan. As of November 30, 2013, ARC HT had acquired 110 healthcare-related properties, for a purchase price of $1.5 billion. As of September 30, 2013, ARC HT had incurred, cumulatively to that date, $197.5 million in offering costs for the sale of its common stock and $20.7 million for acquisition costs related to its portfolio of properties. On December 6, 2013, ARC HT announced that its board of directors, upon consultation with its financial advisors, Bank of America Merrill Lynch and RCS Capital, the investment banking and capital markets division of our dealer manager, determined it is in the best interest of ARC HT to proceed with its previously announced potential financing and strategic alternatives consistent with its long-term business strategy, which include, among other options, a listing on a national stock exchange. Accordingly, ARC HT intends to file an application to list its common stock on a national stock exchange under the symbol “HCT” and anticipates that its common stock will be listed on such exchange in the first quarter of 2014.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2012. ARC RCA filed its registration statement with the SEC on September 14, 2010 and became effective on March 17, 2011. As of Novemeber 30, 2013, ARC RCA had received aggregate gross proceeds of $61.5 million which includes the sale of 6.2 million shares in its public offering and $0.6 million from its distribution reinvestment plan. As of November 30, 2013, ARC RCA had acquired three properties for a purchase price of $107.6 million. As of September 30, 2013, ARC RCA has incurred, cumulatively to that date, $12.2 million in offering costs for the sale of its common stock and $1.9 million for acquisition costs related to its portfolio of properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013, ARC DNAV filed its registration statement with the SEC on October 8, 2010 and became effective on August 15, 2011. As of November 30, 2013, ARC DNAV had received aggregate gross proceeds of $20.1 million which includes the sale of 2.0 million shares in its public offering and $0.3 million from its distribution reinvestment plan. As of November 30, 2013, ARC DNAV had acquired 12 properties with total real estate investments, at cost, of $30.8 million. As of September 30, 2013, ARC DNAV had incurred, cumulatively to that date, $5.7 million in offering costs from the sale of its common stock and $0.8 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010 and became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which includes the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plans of Merger on March 1, 2013.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Capital Market under the symbol “ARCP.” On November 2, 2011, ARCP completed an underwritten follow-on offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. On June 18, 2012, ARCP closed its secondary offering of 3.3 million shares of common stock. In addition, on July 9, 2012, ARCP closed on the underwriters’ overallotment option of an additional 0.5 million shares of common stock. On January 29, 2013, ARCP completed an underwritten public follow-on offering of 1.8 million shares of common stock and an additional 270,000 shares of common stock for the overallotment option of the underwriters. In January 2013, ARCP commenced its “at the market” equity offering under which ARCP has issued 553,300 shares of common stock. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III. On March 1, 2013, in connection with the merger, ARCT III stockholders received, pursuant to terms of the Agreement and Plan of Merger, their respective cash or stock consideration from ARCP, as elected. On June 7, 2013, ARCP completed two private placement transactions through which it issued approximately 29.4 million shares of common stock and approximately 28.4 million shares of Series C convertible preferred stock. On November 12, 2013, ARCP closed on the two previously announced private placement transactions for the sale and issuance of approximately 15.1 million shares of common stock and approximately 21.7 million shares of a new Series D Cumulative Convertible Preferred Stock. Following the closing of ARCP’s merger with CapLease, Inc., ARCP elected to convert all outstanding Series C Shares into shares of common stock. Pursuant to the limit in the Series C Articles Supplementary on the number of shares of common stock that could be issued upon conversion of Series C Shares, on November 12, 2013, ARCP converted 1,104,781 Series C Shares into 1,411,030 shares of common stock. ARCP was required to settle each transaction upon the successful closing of its acquisition of CapLease, Inc.

In aggregate, through November 30, 2013, ARCP has received $1.1 billion of proceeds from the sale of common and convertible preferred stock. As of November 30, 2013, ARCP owned 1,328 buildings, including the properties purchased by ARCT III, freestanding properties and real estate investments, at a purchase price of $5.2 billion. On May 28, 2013, ARCP and CapLease, Inc., or CapLease, entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of CapLease. The merger was approved by both companies’ boards of directors and CapLease’s stockholders and closed on November 5, 2013. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and ARCT IV’s stockholders and closed on January 3, 2014. On October 22, 2013, ARCP entered into an Agreement and Plan of Merger with Cole Real Estate

Investments, Inc., or Cole, under which ARCP will acquire all of the outstanding shares of Cole. The merger has been approved by both companies’ boards of directors but is subject to stockholder approval of both companies and is expected to close in the first half of 2014. On January 6, 2014, the closing price per share of common stock of ARCP was $12.82.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global was incorporated on July 13, 2011 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC Global filed its registration statement with the SEC on October 27, 2011, which was declared effective by the SEC on April 20, 2012. As of November 30, 2013, ARC Global received aggregate gross proceeds of $118.8 million which includes the sale of 12.0 million shares in its public offering and $1.0 million from its distribution reinvestment plan. As of November 30, 2013, ARC Global had acquired 17 properties with an aggregate base purchase price of $101.6 million. As of September 30, 2013, ARC Global had incurred, cumulatively to that date, $12.2 million in offering costs for the sale of its common stock and $4.8 million for acquisition costs related to its property acquisitions.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, is the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and qualified as a REIT beginning with the taxable year ended December 31, 2012. ARCT IV filed its registration statement with the SEC on March 22, 2012, which was declared effective by the SEC on June 8, 2012. As of November 30, 2013, ARCT IV received aggregate gross proceeds of $1.8 billion which includes the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. As of November 30, 2013, ARCT IV owned 1,227 freestanding properties at an aggregate purchase price of $2.2 billion. As of September 30, 2013, ARCT IV had incurred, cumulatively to that date, $197.3 million in offering costs for the sale of its common stock and $54.9 million for acquisition costs related to its portfolio of properties. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and was subsequently approved by ARCT IV’s stockholders on January 3, 2014. The merger closed on January 3, 2014, pursuant to which ARCT IV merged with and into a subsidiary of ARCP.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC HT II filed its registration statement with the SEC on October 31, 2012, which was declared effective by the SEC on February 14, 2013. As of November 30, 2013, ARC HT II received aggregate gross proceeds of $151.3 million from the sale of 6.1 million shares in its public offering and $0.9 million from its distribution reinvestment plan. As of November 30, 2013, ARC HT II had acquired seven properties with a purchase price of $46.2 million. As of September 30, 2013, ARC HT II had incurred, cumulatively to that date, $11.8 million in offering costs for the sale of its common stock and $0.7 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust V, Inc.

American Realty Capital Trust V, Inc., or ARCT V, a Maryland corporation, is the thirteenth publicly offered REIT sponsored by American Realty Capital. ARCT V was incorporated on January 22, 2013 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARCT V filed its registration statement publicly with the SEC on March 6, 2013, which was declared effective by the SEC on April 4, 2013. As of November 30, 2013, ARCT V received aggregate gross proceeds of $1.6 billion from the sale of 62.1 million shares in its public offering and $15.5 million from its distribution reinvestment plan. As of November 30, 2013, ARCT V owned 223 freestanding properties at an aggregate purchase price of

$1.1 billion. As of September 30, 2013, ARCT V had incurred, cumulatively to that date, $165.4 million in offering costs for the sale of its common stock and $18.3 million for acquisition costs related to its portfolio of properties.

Phillips Edison — ARC Grocery Center REIT II, Inc.

Phillips Edison — ARC Grocery Center REIT II, Inc., or PE-ARC II, a Maryland corporation, is the fourteenth publicly offered REIT sponsored by American Realty Capital. PE-ARC II was incorporated on June 5, 2013 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. PE-ARC II filed its registration statement with the SEC on August 13, 2013, which was declared effective by the SEC on November 25, 2013. As of November 30, 2013, PE-ARC II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of November 30, 2013, PE-ARC II had not acquired any properties. As of July 1, 2013, PE-ARC II had incurred, cumulatively to that date, approximately $11,000 in offering costs for the sale of its common stock.

American Realty Capital Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc., or ARC HOST, a Maryland corporation, is the fifteenth publicly offered REIT sponsored by American Realty Capital. ARC HOST was incorporated on July 25, 2013 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC HOST filed its registration statement with the SEC on August 16, 2013, which has not yet been declared effective by the SEC. As of November 30, 2013, ARC HOST received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of November 30, 2013, ARC HOST had not acquired any properties. As of September 30, 2013, ARC HOST had incurred, cumulatively to that date, $0.9 million in offering costs for the sale of its common stock.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of November 30, 2013, BDCA had raised gross proceeds of $618.1 million which includes the sale of 56.7 million shares in its public offering and $11.3 million from its distribution reinvestment plan. As of November 30, 2013, BDCA’s investments, at original cost, were $825.4 million. As of September 30, 2013, BDCA had incurred, cumulatively to that date, $9.3 million in offering costs for the sale of its common stock.

American Energy Capital Partners, LP

The American Realty Capital group of companies also has sponsored American Energy Capital Partners, LP, or AEP, a Delaware limited partnership. AEP is American Realty Capital’s first oil and gas limited partnership and was organized on October 30, 2013. AEP was formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and natural gas properties located onshore in the United States. AEP filed a registration statement with the SEC on December 13, 2013 which has yet to be declared effective. As of November 30, 2013, AEP had received an initial capital contribution of $1,000 and had raised no gross proceeds from its initial public offering. As of November 30, 2013, AEP had made no investments. As of November 21, 2013, AEP had yet to incur any offering costs for the sale of its limited partner interests.

Liquidity of Public Programs

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior public programs sponsored by American Realty Capital, our sponsor, which for this purpose excludes ARCP, a REIT that is and always has been listed on a national securities exchange, commencing with the NASDAQ Capital Market and, subsequently, the NASDAQ Global Select Market. American Realty Capital has sponsored the following other public programs (excluding ARCP): ARCT, NYRR, PE-ARC, ARC HT, ARC DNAV, ARCT III, ARC Global, ARCT IV, ARCT IV, ARCT V, ARC RFT and BDCA. ARCT was a non-traded REIT until March 1, 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of shares of its common stock on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so. Additionally, ARCT III was a non-traded REIT until February 28, 2013, when it merged with and into ARCP. ARCT III’s prospectus for its initial public offering provided that ARCT III would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT III achieved a sale or merger within the time it contemplated to do so.

The prospectus for each of these other public programs states a date or time period by which it may be liquidated or engage in another liquidity event. Further, NYRR, PE-ARC, ARC HT, ARC DNAV, ARC Global, ARCT IV, ARC RFT, ARC HT II, ARCT V and BDCA are in their offering and acquisition stages. Other than ARCT and ARCT III, none of these public programs have reached the stated date or time period by which they may be liquidated or engage in another liquidity event. As discussed in further detail above, ARC HT intends to file an application to list its common stock on a national stock exchange under the symbol “HCT” and anticipates that its common stock will be listed on such exchange in the first quarter of 2014.

Private Note Programs

ARC Income Properties, LLC implemented a note program that raised aggregate gross proceeds of $19.5 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 65 bank branch properties triple-net leased to RBS Citizens, N.A. and Citizens Bank of Pennsylvania. The purchase price for those bank branch properties also was funded with proceeds received from mortgage loans, as well as equity capital invested by AR Capital, LLC. Such properties contain approximately 323,000 square feet with a purchase price of approximately $98.8 million. The properties are triple-net leased for a primary term of five years and include extension provisions. The notes issued under this note program by ARC Income Properties, LLC were sold by our dealer manager through participating broker-dealers. On September 7, 2011, the note holders were repaid, the properties were contributed to ARCP as part of its formation transaction, and the mortgage loans were repaid.

ARC Income Properties II, LLC implemented a note program that raised aggregate gross proceeds of $13.0 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 50 bank branch properties triple-net leased to PNC Bank. The purchase price for those bank branch properties also was funded with proceeds received from a mortgage loan, as well as equity capital raised by ARCT in connection with its public offering of equity securities. The properties are triple-net leased with a primary term of ten years with a 10% rent increase after five years. The notes issued under this note program by ARC Income Properties II, LLC were sold by our dealer manager through participating broker-dealers. In May 2011, the notes were repaid in full including accrued interest and the program was closed.

ARC Income Properties III, LLC implemented a note program that raised aggregate gross proceeds of $11.2 million. The net proceeds were used to acquire, and pay related expenses in connection with the acquisition of a distribution facility triple-net leased to Home Depot. The purchase price for the property was also funded with proceeds received from a mortgage loan. The property has a primary lease term of twenty years which commenced on January 30, 2010 with a 2% escalation each year. The notes issued under this note program by ARC Income Properties III, LLC were sold by our dealer manager through participating broker-dealers. On September 7, 2011, the note holders were repaid and the property was contributed to ARCP as part of its formation transaction.

ARC Income Properties IV, LLC implemented a note program that raised gross proceeds of $5.4 million. The proceeds were used to acquire and pay related expenses in connection with the acquisition of six retail stores triple net leased to Tractor Supply stores for $21.2 million. An existing mortgage loan of $16.5 million was assumed in connection with the acquisition. The properties had a remaining average lease term of 11.8 years with a 6.25% rental escalation every 5 years. The notes issued under this program by ARC Income Properties IV, LLC were sold by our dealer manager through participating broker-dealers.

ARC Growth Fund, LLC

ARC Growth Fund, LLC is a non-public real estate program formed to acquire vacant bank branch properties and opportunistically sell such properties, either vacant or subsequent to leasing the bank branch to a financial institution or other third-party tenant. Total gross proceeds of approximately $7.9 million were used to acquire, and pay related expenses in connection with, a portfolio of vacant bank branches. The purchase price of the properties also was funded with proceeds received from a one-year revolving warehouse facility. The purchase price for each bank branch is derived from a formulated price contract entered into with a financial institution. During the period from July 2008 to January 2009, ARC Growth Fund, LLC acquired 54 vacant bank branches from Wachovia Bank, N.A., under nine separate transactions. Such properties contain approximately 230,000 square feet with a gross purchase price of approximately $63.6 million. As of December 31, 2010, all properties were sold, 28 of which were acquired and simultaneously sold, resulting in an aggregate gain of approximately $4.8 million.

Section 1031 Exchange Programs

American Realty Capital Exchange, LLC, or ARCX, an affiliate of American Realty Capital, developed a program pursuant to which persons selling real estate held for investment can reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Code, or a Section 1031 Exchange Program. ARCX acquires real estate to be owned in co-tenancy arrangements with persons desiring to engage in such like-kind exchanges. ARCX acquires the subject property or portfolio of properties and, either concurrently with or following such acquisition, prepares and markets a private placement memorandum for the sale of co-tenancy interests in that property. ARCX has engaged in four Section 1031 Exchange Programs raising aggregate gross proceeds of $10.1 million.

American Realty Capital Operating Partnership, L.P. purchased a Walgreens property in Sealy, TX under a tenant in common structure with an unaffiliated third party, a Section 1031 Exchange Program. The third party’s investment of $1.1 million represented a 44.0% ownership interest in the property. The remaining interest of 56% will be retained by American Realty Capital Operating Partnership, L.P. To date, $1.1 million has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In November 2012, the third party’s interest was purchased by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P., an affiliate of American Realty Capital, previously had transferred 49% of its ownership interest in a Federal Express distribution facility, located in Snowshoe, Pennsylvania, and a PNC Bank branch, located in Palm Coast, Florida, to American Realty Capital DST I, or ARC DST I, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $2.6 million, in ARC DST I to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $2.6 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In October through November 2012, the third party’s interests in the properties were purchased by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P. also has transferred 35.2% of its ownership interest in a PNC Bank branch location, located in Pompano Beach, Florida, to American Realty Capital DST II, or ARC DST II, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of 35.2%, or $0.5 million, in ARC DST II to investors in a private offering. The remaining interests of no less than 64.8% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $0.5 million have been accepted by American Realty Capital Operating Partnership, L.P pursuant to this program. In October 2012, the third party’s interest in the properties was purchase by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P. also has transferred 49% of its ownership interest in three CVS properties, located in Smyrna, Georgia, Chicago, Illinois and Visalia, California, to American Realty Capital DST III, or ARC DST III, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $3.1 million, in ARC DST III to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $3.1 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In October 2012, the third party’s interests in the properties were purchase by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P. has transferred 49% of its ownership interest in six Bridgestone Firestone properties, located in Texas and New Mexico, to American Realty Capital DST IV, or ARC DST IV, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $7.3 million, in ARC DST IV to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $7.3 million had been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. American Realty Capital Operating Partnership, L.P. also has sold 24.9% of its ownership interest in a Jared Jewelry property located in Lake Grove, NY, under a tenant-in-common structure with an affiliated third party. The remaining interest of 75.1% will be retained by American Realty Capital Operating Partnership, L.P. To date cash payments of $0.6 million has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In October 2012, the third party’s interests in the properties were purchase by American Realty Capital Operating Partnership, L.P.

Adverse Business Developments and Conditions

The net losses incurred by public and non-public programs are primarily attributable to non-cash items and acquisition expenses incurred for the purchases of properties which are not ongoing expenses for the operation of the properties and not the impairment of the programs’ real estate assets. With respect to ARCT, our sponsor’s largest program to date, for the years ended December 31, 2012, 2011, 2010 and 2009, the entire net loss was attributable to depreciation and amortization expenses incurred on the properties during the ownership period; and for the year ended December 31, 2008, 71% of the net losses were attributable to depreciation and amortization, and the remaining 29% of the net losses was attributable to the fair market valuation of certain derivative investments held.

Additionally, each of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC is an offering of debt securities. Despite incurring net losses during certain periods, all anticipated distributions to investors have been paid on these programs through interest payments on the debt securities. The equity interests in each of these entities are owned by Nicholas Schorsch and William Kahane and their respective families. Any losses pursuant to a reduction in value of the equity in any of these entities (which did not occur), will be borne by Messrs. Schorsch and Kahane and their respective families. On September 7, 2011, the note-holders in ARC Income Properties, LLC and ARC Income Properties III, LLC were repaid and the properties were contributed to ARCP as part of its formation transaction. Additionally, the mortgage loans in ARC Income Properties, LLC were repaid.

ARC Growth Fund, LLC was different from our other programs in that all of the properties were vacant when the portfolio was purchased and the properties were purchased with the intention of reselling them. Losses from operations represent carrying costs on the properties as well as acquisition and disposition costs in addition to non-cash depreciation and amortization costs. Upon final distribution in 2010, all investors received their entire investment plus an incremental return based on a percentage of their initial investment and the sponsor retained the remaining available funds and four properties which were unsold at the end of the program.

From 2008 to 2012, our sponsor’s programs referenced above have experienced a non-renewal of eight leases, five units of which have been leased to new tenants. Further, none of these programs have been subject to mortgage foreclosure or significant losses on the sales of properties during the same period of time.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.”

Investment by Tax-Exempt Entities and ERISA Considerations

The third sentence of the second paragraph under the section “Annual or More Frequent Valuation Requirement” on page 176 of the Prospectus is hereby replaced with the following disclosure.

“Commencing with our NAV pricing date, our advisor will be responsible for calculating our quarterly NAV on each business day on which we make a quarterly financial filing.”

Description of Capital Stock

The following disclosure is hereby added to the first paragraph on page 183 of the Prospectus under the section “Meetings and Special Voting Requirements.”

“Under Maryland law, these records include: our bylaws; minutes of the proceedings of our stockholders; an annual statement of affairs; and voting trust agreements deposited with us at our principal office. To the extent that one of our current stockholders makes a request for a record that does not fit within the items listed here, we will consult with our board of directors to determine whether the stockholder shall receive the requested record. After such consultation, we will notify the stockholder of the acceptance or rejection of their request for the record within a reasonable time of their request.”

The first paragraph on page 190 of the Prospectus under the section “Amendment of Our Organizational Documents” is hereby removed.

Share Repurchase Program

The section “Share Repurchase Program” on pages 195 – 198 of the Prospectus is hereby replaced with the following disclosure.

“SHARE REPURCHASE PROGRAM

Our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law, if such repurchases do not impair the capital or operations of the REIT. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares.

Until the NAV pricing date and except as set forth below, a stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through our share repurchase program, although if a stockholder sells back all of its shares, our board of directors has the discretion to exempt shares purchased pursuant to the DRIP from this one year requirement. In addition, upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement as discussed below. Once we begin calculating NAV, no holding period would be required. The purchase price for shares repurchased under our share repurchase program prior to and following the NAV pricing date and with respect to any shares of our common stock repurchased in connection with a stockholder’s death or disability will be as set forth below. Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. We will repurchase shares on the last business day prior to the filing of each quarterly financial filing (and in all events on a date other than a dividend payment date).

Share Repurchase Program Prior to our Calculation of NAV

Prior to our calculation of NAV, and unless the shares of our common stock are being repurchased in connection with a stockholder’s death or disability as described below, the price per share that we will pay to repurchase shares of our common stock, in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock, will be as follows:

•	the lower of $23.12 and 92.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least one year;
•	the lower of $23.75 and 95.0% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least two years;
•	the lower of $24.38 and 97.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least three years; and
•	the lower of $25.00 and 100% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least four years.

The purchase price for shares repurchased under our share repurchase program prior to the NAV pricing date described above are not based on appraisals for our investments and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.

Pursuant to the terms of our share repurchase program, we intend to make repurchases, if requested, at least once quarterly. Each stockholder whose repurchase request is granted will receive the repurchase amount within 30 days after the fiscal quarter in which we grant its repurchase request. Subject to the limitations described in this prospectus, we also will repurchase shares upon the request of the estate, heir or beneficiary, as applicable, of a deceased stockholder. We will limit the number of shares repurchased pursuant to our share repurchase program in any calendar year to 5% of the weighted average number of shares outstanding on December 31st of the previous calendar year. In addition, funds available for our share repurchase program are limited as described below. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Funding for the share repurchase program will be derived exclusively from proceeds we maintain from the sale of shares under the DRIP and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. However, a stockholder may withdraw its request at any time or ask that we honor the request when funds are available. Pending repurchase requests will be honored on a pro rata basis.

Share Repurchase Program Following our Calculation of NAV

Beginning with the NAV pricing date, the purchase price for shares under our share repurchase program will be based on our per share NAV. Commencing with the NAV pricing date, our advisor will be responsible for calculating our quarterly NAV at the end of each day on which we make a quarterly financial filing. Our board of directors will review the NAV calculation quarterly. To calculate our quarterly per share NAV, our advisor will start with the fair value of real estate and real estate-related assets, which will be determined taking into consideration the appraisal by the independent valuer, and the fair value of our other assets and liabilities, including accrued fees and expenses and accrued distributions. Our advisor will estimate these amounts based on factors such as (1) quarterly operating budgets for the assets; (2) estimated management fees payable to our advisor; (3) quarterly budgets for all other expenses; and (4) year-to-date actual performance data.

Once our advisor begins calculating NAV, the terms of the share repurchase program will be as described below.

Generally, we will pay repurchase proceeds, less any applicable short-term trading fees and any applicable tax or other withholding required by law, by the third business day following each quarterly financial filing. The repurchase price per share will be our then-current per share NAV. Subject to limited exceptions, stockholders whose shares of our common stock are repurchased within the first four months from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate per share NAV of the shares of common stock received.

If a stockholder’s repurchase request is received after 4:00 p.m. Eastern time on the last business day prior to a quarterly financial filing, such shares will be redeemed on the last business day prior to the next quarterly financial filing at a price equal to the next quarterly per share NAV, calculated after the close of business on each day on which we make our quarterly financial filing. Although such stockholder may not know at the time he or she requests the repurchase of shares the exact price at which such repurchase request will be processed, the stockholder may cancel the repurchase request before it has been processed by notifying a customer service representative available on our toll-free, automated telephone line, 1-866-532-4743. The line is open on each business day between the hours of 9:00 a.m. and 7:00 p.m. Eastern time. Repurchase requests submitted before 4:00 p.m. Eastern time on the last business day prior to a quarterly financial filing must be cancelled before 4:00 p.m. on the same day. Repurchase requests received after 4:00 p.m. on the last business day prior to a quarterly financial filing, must be cancelled before 4:00 p.m. Eastern time on the second to last business day prior to the next quarterly financial filing. If the repurchase request is not cancelled before the applicable time described above, the stockholder will be contractually bound to the repurchase of the shares and will not be permitted to cancel the request prior to the payment of repurchase proceeds.

We will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding on December 31st of the previous calendar year. Furthermore, we may not have sufficient liquidity to honor all repurchase requests. We intend to maintain the following percentage of the overall value of our portfolio in liquid assets that can be liquidated more readily than properties: 5% of our NAV in excess of $1 billion. However, our stockholders should not expect that we will maintain liquid assets at or above this level. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets. Our advisor will consider various factors in determining the amount of liquid assets we should maintain, including but not limited to our receipt of proceeds from sales of additional shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, our receipt of proceeds from any asset sale, and the use of cash to fund repurchases. Our board of directors will review the amount and sources of liquid assets on a quarterly basis.

Our advisor will continuously monitor our capital needs and the amount of available liquid assets relative to our current business, as well as the volume of repurchase requests relative to the sales of new shares. If our board of directors believes, in its business judgment, that repurchases may unnecessarily burden our short-term or long-term liquidity, adversely affect our operations or have a material adverse impact on non-selling stockholders, then prior to the beginning of any quarter, our board of directors may set a limit on the number of shares that may be repurchased in such quarter; provided that we will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding on December 31st of the previous calendar year.

Once we begin calculating NAV, there is no minimum holding period for shares of our common stock and stockholders can submit their shares for repurchase at any time; however, because most of our assets will consist of real estate properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition, investment in the company should be considered a long-term investment. In order to offset any incremental costs in holding liquid investments, keeping borrowing capacity available, drawing funds under a line of credit and selling assets we would not otherwise have sold and to protect the interests of long-term stockholders and to reduce the possible impact of short-term trading on our performance, stockholders whose shares are repurchased within four months of purchasing them will be subject to a short-term trading fee of 2% of the aggregate NAV of the shares of common stock repurchased. For purposes of determining whether the short-term trading fee applies, we will repurchase the shares that were held the longest first. The short-term trading fee will not apply in circumstances involving a stockholder’s death, post-purchase disability or divorce decree, repurchases made as part of a systematic withdrawal plan, repurchases in connection with periodic portfolio rebalancings of certain wrap or fee-based accounts, repurchases of shares acquired through the DRIP and the cancellation of a purchase of shares within the five-day period after the investor executes a subscription agreement and in other circumstances at our discretion.

Death and Disability of a Stockholder

Prior to the NAV pricing date, upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement. Once our advisor begins calculating NAV, no holding period would be required. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during the offering, or if not engaged in the offering, the per share purchase price will be based on the greater of the price paid for such shares or the then-current NAV of the shares as determined by our board of directors (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

Share Repurchase Program Generally

Regardless of whether we are calculating NAV or not, our share repurchase program is subject to the terms and conditions described below.

Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors may also amend, suspend or terminate the program upon 30 days’ notice or reject any request for repurchase if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution.

Our sponsor, our advisor, our property manager, our directors and our affiliates are prohibited from receiving a fee on any share repurchases, including selling commissions and dealer manager fees.

Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to:

•	waive the one year holding period requirement before the NAV pricing date in the event of the death or disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA;
•	reject any request for repurchase;
•	change the purchase price for repurchases; or
•	otherwise amend, suspend or terminate the terms of our share repurchase program.

If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase, except that the minimum number of shares that must be presented for repurchase shall be at least 25% of the holder’s shares. However, if the repurchase request is made within six months of the event giving rise to the special circumstances described in this sentence, where repurchase is being requested (i) on behalf of the estate, heirs or beneficiaries, as applicable, of a deceased stockholder; (ii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy; or (iii) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining shares.

A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require.

The share repurchase program immediately will terminate if our shares are listed on any national securities exchange. Any material modifications, suspension or termination of our share repurchase program by our board of directors or our advisor will be disclosed to stockholders promptly in reports we file with the SEC, a press release and/or via our website.

Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

Repurchase requests made by the special limited partner or its affiliates will only be accepted (1) on the last business day of a calendar quarter, (2) after all other stockholders’ repurchase requests for such quarter have been accepted and (3) if such repurchases do not cause total repurchases for a calendar year to exceed 5% of the weighted average number of shares of common stock outstanding during the prior calendar year.”

Plan of Distribution

The second paragraph under the section “Plan of Distribution” on page 206 of the Prospectus is hereby replaced with the following disclosure.

“The shares are being offered on a “reasonable best efforts” basis, which means generally that the dealer manager is required to use only its reasonable best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to 16,842,105 shares of common stock under our distribution reinvestment plan, or DRIP, initially at $23.75 per share, which is 95% of the primary offering price. Commencing on the NAV pricing date, we will offer shares of our common stock in our primary offering at our quarterly per share NAV plus applicable selling commissions and dealer manager fees and pursuant to our DRIP at our quarterly per share NAV, as described in the “Distribution Reinvestment Plan” section of this prospectus. Commencing on the NAV pricing date, the per share purchase price in our primary offering will vary quarterly and will equal our per share NAV, plus applicable commissions and fees. We reserve the right to reallocate the shares of our common stock we are offering between our primary offering and the DRIP.”

The last paragraph on page 206 of the Prospectus which continues onto page 207 of the Prospectus is hereby replaced with the following disclosure.

“Commencing on the NAV pricing date, the per share purchase price will vary quarterly and will be equal to our NAV divided by the number of shares outstanding as of the close of business on the business day immediately preceding the day on which we make our quarterly financial filing. After the NAV pricing date, the total of the selling commissions and dealer manager fees paid will equal 10.0% of NAV, as applicable, and the public offering price will be per share NAV plus 10.0% of NAV. No later than the close of business on the NAV pricing date, and on the first business day of each quarter thereafter, we will post on our website and make available on our toll free, automated telephone line at 1-866-532-4743, our per share NAV for such quarter (or, if the NAV pricing date is not the first day of a fiscal quarter, then the remainder of such quarter). We will also file with the SEC a quarterly pricing supplement disclosing our per share NAV. In addition to the quarterly pricing supplements, we will provide more frequent pricing supplements if there is a change in the NAV by more than 5% from the NAV disclosed in the last filed prospectus or pricing supplement. In such event, we will, after the close of business on the day on which there is such a change in the NAV, file a pricing supplement which would show the calculation of the quarterly NAV and will provide an explanation as to the reason for the change. Commencing on the NAV pricing date, any purchase orders that we receive prior to 4:00 p.m. Eastern time on the last business day prior to each quarterly financial filing will be executed at a price equal to our per share NAV for that quarter. Subscriptions that we receive after 4:00 p.m. Eastern time or thereafter on the last business day prior to each quarterly financial filing will be held for five business days before execution, during which time a subscriber may withdraw his or her subscription which will be executed at a price equal to our per share NAV as calculated by our advisor after the close of business on the day on which we make our quarterly financial filing. If, in that circumstance, the investor does not withdraw his or her subscription within five business days of the original subscription date, the subscription will be processed by us. An investor’s subscription agreement and funds will be submitted to the transfer agent by our dealer manager and/or the broker dealers participating in the offering for settlement of the transaction within three business days of placing an order, but the investor’s share price will always be the per share NAV for such quarter that we received the subscription, as described above. We will not pay selling commissions or a dealer manager fee for shares sold pursuant to the DRIP. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.”

The section “Minimum Offering” on page 213 of the Prospectus is hereby deleted in its entirety.

How to Subscribe

The fourth sentence of the fourth paragraph on page 214 of the Prospectus is hereby replaced with the following disclosure.

“This option, however, is not available to residents of Louisiana, Puerto Rico or Texas.”

Prior Performance Tables

The prior performance tables contained in Appendix A of the Prospectus are hereby replaced with the prior performance tables attached to this Supplement No. 8 as Appendix A. The revised prior performance tables supersede and replace the prior performance tables contained in the Prospectus.

Distribution Reinvestment Plan

The distribution reinvestment plan contained in Appendix B of the Prospectus is hereby replaced with the distribution reinvestment plan attached to this Supplement No. 8 as Appendix B. The revised distribution reinvestment plan supersedes and replaces the distribution reinvestment plan contained in the Prospectus.

Subscription Agreements

The form of subscription agreement included in this Supplement No. 8 is hereby added as Appendix C-1 to the Prospectus. Appendix C-1 will hereby replace Appendix C — ARC Realty Finance Trust, Inc. Subscription Agreement of the Prospectus.

The form of multi-offering subscription agreement included in this Supplement No. 8 as Appendix C-2 is hereby added as Appendix C-2 to the Prospectus.

Transfer on Death Designation

The Transfer on Death Designation contained in Appendix D of the Prospectus is hereby replaced with the revised Transfer on Death Designation attached to this Supplement No. 8 as Appendix D. The revised Transfer on Death Designation supersedes and replaces the Transfer on Death Designation contained in the Prospectus.

Annex A

On November 14, 2013, we filed with the U.S. Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which is attached to this Supplement No. 8 as Annex A.

APPENDIX A

PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning programs sponsored directly or indirectly by the parent of our sponsor which have investment objectives similar to ours. The prior programs which we determined have investment objectives similar to ours were those programs that stated the following investment objectives: (i) paying attractive and stable cash distributions, (ii) preserving and returning capital contributions to such stockholders, and (iii) realizing capital appreciation. We consider programs with these or substantially similar stated objectives to have investment objectives similar to ours, although we will make investments primarily in commercial real estate debt rather than in commercial real estate properties. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of the parent of our sponsor and its affiliates.

Prospective investors should read these tables carefully, together with the summary information concerning the prior programs as set forth in the “Prior Performance Summary” section of this prospectus supplement.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY THE PARENT OF OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN ARC REALTY FINANCE TRUST, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of our sponsor and its affiliates in raising and investing funds for American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2011, its last year before termination, and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2012, its last year before termination. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

	American Realty Capital Trust, Inc.			American Realty Capital Trust III, Inc.
			Percentage of total Dollar Amount Raised			Percentage of total Dollar Amount Raised
	(dollars in thousands)			(dollars in thousands)
Dollar amount offered	$1,500,000			$1,500,000
Dollar amount raised	1,695,813			1,750,291
Dollar amount raised from non-public program and private investments	37,460	(1)		—
Total dollar amount raised	$1,733,273		100.00%	$1,750,291	(5)	100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$168,269		9.71%	170,433		9.74%
Organizational expenses	29,692	(2)	1.71%	26,052		1.49%
Other	—		0.00%	—		0.00%
Reserves	—		0.00%	—		0.00%
Available for investment	$1,535,512		88.58%	$1,553,806		88.77%
Acquisition costs:
Prepaid items related to purchase of property	$—		0.00%	—		0.00%
Cash down payment	2,157,713	(3)	124.49%	1,529,812		87.40%
Acquisition fees	41,320		2.38%	38,646		2.21%
Other	—		0.00%	—		0.00%
Total acquisition costs	$2,199,033		126.87%	$1,568,458		89.61%
Percentage leverage (mortgage financing divided by total acquisition costs)	32.8			14.6	%(11)
Date offering began	3/18/2008			3/31/2011
Number of offerings in the year	1			1
Length of offerings (in months)	39	(4)		18	(5)
Months to invest 90% of amount available for investment (from beginning of the offering)	39			18

(1)	American Realty Capital Trust, Inc. sold non-controlling interests in certain properties in nine separate arrangements. The total amount contributed in these arrangements was $24.5 million. In addition, $13.0 million was raised in a private offering of debt securities through ARC Income Properties II, Inc. The structure of these arrangements and program is such that they are required to be consolidated with the results of American Realty Capital Trust, Inc. and therefore are included with this program. ARC Income Properties II, Inc is also included as a stand-alone program and is included separately in information about private programs.
(2)	Excludes offering costs from proceeds assumed from the distribution reinvestment plan.

(3)	Includes $12.0 million investment made in joint venture with American Realty Capital New York Recovery REIT, Inc. for the purchase of real estate and $17.3 million of other investments in common stock.
(4)	American Realty Capital Trust, Inc. completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011.
(5)	American Realty Capital Trust III, Inc. completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR NON-PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of our sponsor and its affiliates as a sponsor in raising and investing funds in ARC Income Properties, LLC from its inception on June 5, 2008 to its termination on September 6, 2011, ARC Income Properties II, LLC from its inception on August 12, 2008 to its termination on May 16, 2011, ARC Income Properties III, LLC from its inception on September 29, 2009 to its termination on September 6, 2011, ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2011 and ARC Growth Fund, LLC from its inception on July 24, 2008 to its termination on December 31, 2010. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of this offering and the time period over which the proceeds have been invested.

	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties, III, LLC			ARC Income Properties, IV, LLC		ARC Growth Fund, LLC
(dollars in thousands)		Percentage of Total Dollar Amount Raised		Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised		Percentage of Total Dollar Amount Raised		Percentage of Total Dollar Amount Raised
Dollar amount offered	$19,537		$13,000		$11,243			$5,350		$7,850
Dollar amount raised	19,537		13,000		11,243			5,215		5,275
Dollar amount contributed from sponsor and affiliates(1)	1,975		—		—			—		2,575
Total dollar amount raised	$21,512	100.00%	$13,000	100.00%	$11,243		100.00%	$5,215	100.00%	$7,850	100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$1,196	5.56%	$323	2.48%	$666		5.92%	$397	7.61%	$—	0.00%
Organizational expenses	—	0.00%	—	0.00%	—		0.00%	—	0.00%	—	0.00%
Other	—	0.00%	—	0.00%	—		0.00%	—	0.00%	—	0.00%
Reserves	—	0.00%	—	0.00%	—		0.00%	—	0.00%	—	0.00%
Available for investment	$20,316	94.44%	$12,677	97.52%	$10,577		94.08%	$4,818	92.39%	$7,850	100.00%
Acquisition costs:
Prepaid items and fees related to purchased property	$—	0.00%	$—	0.00%	$—		0.00%	$—	0.00%	$—	0.00%
Cash down payment	11,302	52.54%	9,086	69.89%	9,895		88.01%	4,780	91.66%	5,440	69.30%
Acquisition fees	7,693	35.76%	2,328	17.91%	682		6.07%	—	0.00%	2,410	30.70%
Other	—	0.00%	—	0.00%	—		0.00%	—	0.00%	—	0.00%
Total acquisition costs	$18,995 (2)	88.30%	$11,414 (3)	87.80%	$10,577	(4)	94.08%	$4,780 (5)	91.66%	$7,850 (6)	100.00%
Percentage leverage (mortgage financing divided by total acquisition costs)	434.97%		292.61%		141.19%			344.35%		253.20%
Date offering began	6/09/2008		9/17/2008		9/29/2009			6/23/2011		7/24/2008
Number of offerings in the year	1		1		1			1		1
Length of offerings (in months)	7		4		3			4		1
Months to invest 90% of amount available for investment (from the beginning of the offering)	7		4		3			4		1

(1)	Includes separate investment contributed by sponsor and affiliates for purchase of portfolio properties and related expenses.
(2)	Total acquisition costs of properties exclude $82.6 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million. The leverage ratio was 83.6% at December 31, 2010. This program ended when it contributed its real estate assets and certain liabilities to American Realty Capital Properties, Inc. on September 6, 2011.

(3)	Total acquisition costs of properties exclude $33.4 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million. The leverage ratio was 60.1% at December 31, 2010. This program ended when the notes were repaid on May 16, 2011. The related properties were owned by American Realty Capital Trust, Inc. on December 31, 2012.
(4)	Total acquisition costs of properties exclude $14.9 million purchased with mortgage financing and $3.5 million related to a final purchase price adjustment which was initially held in escrow until conditions for its release were satisfied in 2010. Including borrowings, the total acquisition purchase price was $25.9 million. The leverage ratio was 59.2% at December 31, 2010. This program ended when it contributed its real estate assets and certain liabilities to American Realty Capital Properties, Inc. on September 6, 2011.
(5)	Total acquisition costs of properties exclude a $16.5 million purchased with assumed mortgage financing. Including borrowings, the total acquisition purchase price was $21.2 million. The leverage ratio was 77.5% at December 31, 2011.
(6)	Total acquisition costs of properties exclude a $20.0 million purchased with assumed mortgage financing. Including borrowings and $36.3 million purchased with proceeds from the sale of properties, the total acquisition purchase price was $63.6 million. The program was concluded at December 31, 2010.

TABLE II

COMPENSATION TO SPONSOR FROM PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to our sponsor and its affiliates for American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2011, its last year before termination, and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2012, its last year before termination.

(dollars in thousands)	American Realty Capital Trust, Inc.	American Realty Capital Trust III, Inc.
Date offering commenced	3/18/2008	3/31/2011
Dollar amount raised	$1,733,273	$1,750,291
Amount paid to sponsor from proceeds of offering
Underwriting fees	$168,269	$170,433
Acquisition fees:
Real estate commissions	$—	$—
Advisory fees – acquisition fees	$21,281	$15,298
Other – organizational and offering costs	$15,944	$20,464
Other – financing coordination fees	$9,257	$3,029
Other – acquisition expense reimbursements	$11,921	$10,779
Dollar amount of cash generated from operations before deducting payments to sponsor	$60,876	$4,365
Actual amount paid to sponsor from operations:
Property management fees	$—	$—
Partnership management fees	—	—
Reimbursements	—	—
Leasing commissions	—	—
Other (asset management fees)	$7,071	212
Total amount paid to sponsor from operations	$7,071	$212
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$1,485	$—
Notes	$—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	$45	$—
Incentive fees	$—	$—
Other – Financing coordination fees	$—	$—

TABLE II

COMPENSATION TO SPONSOR FROM NON-PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to our sponsor and its affiliates for ARC Income Properties, LLC from its inception on June 5, 2008 to its termination on September 6, 2011, ARC Income Properties II, LLC from its inception on August 12, 2008 to its termination on May 16, 2011, ARC Income Properties III, LLC from its inception on September 29, 2009 to its termination on September 6, 2011. ARC Income Properties IV, LLC from its inception on June 23, 2010 to its termination on December 31, 2010 and ARC Growth Fund, LLC. from its inception on July 24, 2008 to its termination on December 31, 2010.

(dollars in thousands)	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties III, LLC		ARC Income Properties IV, LLC		ARC Growth Fund, LLC
Date offering commenced	6/05/2008		8/12/2008		9/29/2009		6/23/2011		7/24/2008
Dollar amount raised	$21,512	(1)	$13,000	(2)	$11,243	(2)	$5,215	(2)	$7,850	(3)
Amount paid to sponsor from proceeds of offering
Underwriting fees	$785		$323		$666		$397		$—
Acquisition fees
Real estate commissions	$—		$—		$—		$—		$—
Advisory fees – acquisition fees	$2,959		$423		$662		$—		$1,316
Other – organizational and offering costs	$—		$—		$—		$—		$—
Other – financing coordination fees	$939		$333		$149		$—		$45
Dollar amount of cash generated from operations before deducting payments to sponsor	$(3,091)		$2,291		$(724)		$(691)		$(5,325)
Actual amount paid to sponsor from operations:
Property management fees	$—		$—		$—		$—		$—
Partnership management fees	—		—		—		—		—
Reimbursements	—		—		—		—		—
Leasing commissions	—		—		—		—		—
Other (explain)	—		—		—		—		—
Total amount paid to sponsor from operations	$—		$—		$—		$—		$—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$—		$—		$—		$—		$13,560
Notes	—		—		—		—		$18,281
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	—		—		—		—		—
Incentive fees	—		—		—		—		—
Other (disposition fees)	—		—		—		—		$1,169
Other (refinancing fees)	—		—		—		—		$39

(1)	Includes $19.5 million raised from investors and $2.0 million raised from sponsor and affiliates.
(2)	Amounts raised from investors.
(3)	Includes $5.2 million raised from investors and $2.6 million raised from the sponsor and affiliates.

TABLE III
OPERATING RESULTS OF PUBLIC PROGRAM PROPERTIES

Table III summarizes the operating results of American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2011, its last year before termination, and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2012, its last year before termination. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

	American Realty Capital Trust, Inc.				American Realty Capital Trust III, Inc.
(dollars in thousands)	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From October 15, 2010 (Date of Inception) to December 31, 2010
Gross revenues	$129,982	$45,233	$15,511	$5,549	$49,971	$795	$—
Profit (loss) on sales of properties	(44)	143	—	—	—	—	—
Less:
Operating expenses	45,041	15,265	1,158	2,002	44,202	2,385	—
Interest expense	39,912	18,109	10,352	4,774	6,542	35	—
Depreciation	54,764	17,280	6,581	2,534	25,524	414	—
Amortization	14,176	4,374	1,735	522	5,854	85	—
Net income (loss) before noncontrolling interests – GAAP Basis	(23,955)	(9,652)	(4,315)	(4,283)	(32,151)	(2,124)	—
Loss from discontinued operations	—	—	—	—	—	—	—
Net income (loss) attributable to noncontrolling interests – GAAP Basis	(1,121)	(181)	49	—	30	—	—
Net income (loss) GAAP basis	$(25,076)	$(9,833)	$(4,266)	$(4,283)	$(32,121)	$(2,124)	$—
Taxable income (loss)
From operations	$(25,032)	$(9,976)	$(4,266)	$(4,283)	$(32,121)	$(2,124)	$—
From gain (loss) on sale	(44)	143	—	—	—	—	—
Cash generated from (used by) operations(1)	49,525	9,864	$(2,526)	$4,013	5,542	(1,177)	—
Cash generated from sales	581	900	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	224,300	5,060	—
Cash generated from operations, sales and refinancing	$50,106	$10,764	$(2,526)	$4,013	$229,842	$3,883	$—
Less: Cash distribution to investors
From operating cash flow	$47,524	$9,864	$1,818	$296	$5,542	$—	$—
From sales and refinancing	—	900	—	—	23,285	294	—
From other(2)	—	647	70	—	26,784	271	—
Cash generated after cash distributions	$2,582	$(647)	$(4,414)	$3,717	$174,231	$3,318	$—
Less: Special items
Cash generated after cash distributions and special items	$2,582	$(647)	$(4,414)	$3,717	$174,231	$3,318	$—
Tax and distribution data per $1,000 invested
Federal income tax results:(3)(4)
Ordinary income (loss)
from operations	$(19.00)	$(23.55)	$(22.75)	$(0.33)	$(13.96)	$(4.04)	$—
from recapture	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—	—
Cash distributions to investors
Source (on GAAP Basis)
Investment income	$—	$1.44	$—	$—	$—	$—	$—
Return of capital	43.51	16.78	(13.06)	1.22	31.77	5.52	—
Source (on GAAP basis)
Sales	$—	1.44	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	13.30	2.87	—
Operations	43.51	15.75	12.57	1.22	3.17	—	—
Other	—	—	—	—	15.30	2.65	—

(1)	Includes cash paid for interest and acquisition costs
(2)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans
(3)	Based on amounts raised as of the end of each period.
(4)	Federal tax results for the year ended December 31, 2012 are not available as of the date of this filing. Extensions of time to file tax returns for the year ended December 31, 2012 have been filed for each program, and estimated information is provided for all programs based on preliminary tax returns by outside accountants.

TABLE III

OPERATING RESULTS OF NON-PUBLIC PROGRAM PROPERTIES

Table III summarizes the consolidated operating results of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC, ARC Income Properties IV, LLC, and ARC Growth Fund, LLC as of the dates indicated.

(table begins on following page)

	ARC Income Properties, LLC				ARC Income Properties II, LLC				ARC Income Properties III, LLC			ARC Income Properties IV, LLC		ARC Growth Fund, LLC
(dollars in thousands)	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from June 5, 2008 (Date of Inception) to December 31, 2008	Period from January 1, 2011 to May 16, 2011(2)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from August 12, 2008 to December 31, 2008	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Period from September 29, 2009 to December 31, 2009	Year Ended December 31, 2011	Period from June 24, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from July 25, 2008 to December 31, 2008
Gross revenues	$4,652	$7,008	$5,347	$1,341	$1,383	$3,507	$3,423	$337	$1,548	$2,237	$341	$1,549	$94	$—	$95	$185	$8
Profit (loss) on sales of properties	—				(44)	143			—			—		—	(251)	(4,682)	9,746
Less:
Operating expenses	122	320	2,847	5	45	113	7	—	51	36	918	86	489	—	234	528	2,004
Interest expense	4,504	6,525	4,993	688	1,690	2,151	2,161	162	1,434	1,359	186	1,134	100	—	—	1,494	597
Interest expense – investors notes	1,323	1,935	1,583	381	430	1,167	1,024	11	671	986	201	446	90	—	—	—	—
Depreciation	2,346	3,519	2,676	909	710	1,748	1,758	200	495	642	127	642	54	—	195	592	344
Amortization	527	976	886	—	268	663	670	—	187	249	42	218	18	—	—	—	—
Net income – GAAP Basis	$(4,170)	$(6,267)	$(7,638)	$(642)	$(1,804)	$(2,192)	$(2,197)	$(36)	$(1,290)	$(1,035)	$(1,133)	$(977)	$(657)	$—	$(585)	$(7,111)	$6,809
Taxable income (loss)
From operations	$(4,170)	$(6,267)	$(7,638)	$(642)	$(1,760)	$(2,335)	$(2,197)	$(36)	$(1,290)	$(1,035)	$(1,133)	$(977)	$(443)	$—	$(334)	$(2,429)	$(2,937)
From gain (loss) on sale	$—	$—	$—	$—	$(44)	$143	$—	$—	$—	$—	$—	$—	$—	$—	$(251)	$(4,682)	$9,746
Cash generated from (used by) operations(3)	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$560	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$(691)	$—	$(330)	$(1,769)	$(3,226)
Cash generated from sales	—	—	—	—	—	246	—	—	—	—	—	—	—	—	—	(447)	11,158
Cash generated from refinancing	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated from operations, sales and refinancing	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$(691)	$—	$(330)	$(2,216)	$7,932

	ARC Income Properties, LLC				ARC Income Properties II, LLC				ARC Income Properties III, LLC			ARC Income Properties IV, LLC		ARC Growth Fund, LLC
(dollars in thousands)	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from June 5, 2008 (Date of Inception) to December 31, 2008	Period from January 1, 2011 to May 16, 2011(2)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from August 12, 2008 to December 31, 2008	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Period from September 29, 2009 to December 31, 2009	Year Ended December 31, 2011	Period from June 24, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from July 25, 2008 to December 31, 2008
Less: Cash interest payments made to investors
From operating cash flow	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From sales and refinancing	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Cash generated after cash distributions	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$—	$(691)	$(330)	$(2,216)	$7,932
Less: Special items
Cash generated after cash distributions and special items	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$—	$(691)	$(330)	$(2,216)	$7,932

(1)	On September 6, 2011, the real estate assets and certain liabilities of ARC Income Properties, LLC and ARC Income Properties III, LLC were contributed in the formation transaction of American Realty Capital Properties, Inc.
(2)	The program ended on May 16, 2011, when the notes were repaid. These properties were owned by American Realty Capital Trust, Inc.
(3)	Includes cash paid for interest including interest payments to investors.

Non-public programs are combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for these programs are not presented.

TABLE IV

RESULTS OF COMPLETED PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

Table IV includes the operations of American Realty Capital Trust, Inc., which completed its operations On March 1, 2012 when it listed its common stock on The NASDAQ Global Select Market.

Program name	American Realty Capital Trust, Inc.
Dollar amount raised	$1,733,273
Number of properties purchased	487
Date of closing of offering	7/18/2011
Date of first sale of property	3/1/2012
Date of final sale of property	3/1/2012
Tax and distribution data per $1,000 invested through
Federal income tax results:
Ordinary income (loss)
– from operations	$(46.96)
– from recapture	—
Capital gain (loss)	0.02
Deferred gain	—
Capital	—
Ordinary	—
Cash distributions to investors
Source (on GAAP Basis)
– Investment income	$1.44
– Return of capital	47.74
Source (on cash basis)
– Sales	$1.44
– Refinancing	—
– Operations	47.74
– Other(1)	10.49
Receivable on net purchase money financing	—

(1)	American Realty Capital Trust, Inc.'s price per share was $10.49 on March 1, 2012, at the end of its first day of trading on the NASDAQ Global Select Market.

TABLE IV

RESULTS OF COMPLETED NON-PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

Table IV summarizes the results of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Growth Fund, LLC, each a completed program of affiliates of our sponsor as of December 31, 2011.

(dollars in thousands) Program name	ARC Income Properties, LLC	ARC Income Properties II, LLC	ARC Income Properties III, LLC	ARC Growth Fund, LLC
Dollar amount raised	$21,512	$13,000	$11,243	$7,850
Number of properties purchased	62	50	1	52
Date of closing of offering	June 2008	September 2008	September 2009	July 2008
Date of first sale of property	September 2011(2)	May 2011(3)	September 2011(2)	July 2008
Date of final sale of property	September 2011(2)	May 2011(3)	September 2011(2)	December 2010
Tax and distribution data per $1,000 investment through 12/31/2010(1)
Federal income tax results:
Ordinary income (loss)
- From operations	$—	$—	$—	$—
- From recapture	$—	$—	$—	$—
Capital gain (loss)	$—	$—	$—	$—
Deferred gain	$—	$—	$—	$—
Capital	$—	$—	$—	$—
Ordinary	$—	$—	$—	$—
Cash distributions to investors
Source (on GAAP basis)
- Investment income	—	—	—	—
- Return of capital	$19,537	$13,000	$11,243	$7,226
Source (on cash basis)
- Sales	$19,537	$13,000	$11,243	$7,226
- Refinancing	$—	$—	$—	$—
- Operations	$—	$—	$—	$—
- Other
Receivable on net purchase money financing	$—	$—	$—	$—

(1)	Programs are combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for this program is not presented.
(2)	The real estate assets and certain liabilities of these programs were contributed to American Realty Capital Properties, Inc. as part of its formation transaction.
(3)	The notes used to purchase these properties were paid off in May 2011, these properties are still owned by American Realty Capital Trust, Inc. on December 31, 2012.

TABLE V

SALES OR DISPOSALS OF PUBLIC PROGRAM PROPERTIES

The following table summarizes the sales or disposals of properties by American Realty Capital Trust, Inc., from its inception on August 17, 2007 to December 31, 2011, its last year before termination, and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2012, its last year before termination. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

			Selling Price, Net of Closing costs and GAAP Adjustments (dollars in thousands)					Cost of Properties Including Closing and Soft Costs (dollars in thousands)			Excess (deficiency) of Property Operating Cash Receipts Over Cash Expenditures(5)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program(1)	Adjustments resulting from application of GAAP(2)	Total(3)	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs(4)	Total
American Realty Capital Trust, Inc.:
PNC Bank Branch –
New Jersey	November – 08	September 2010	$388	$512	$—	$—	$900	$512	$187	$699	$1,035
PNC Bank Branch –
New Jersey	November – 08	January 2011	$79	$502	$—	$—	$581	$502	$178	$680	$1,305
American Realty Capital Trust III, Inc.: Not applicable

1)	No purchase money mortgages were taken back by program.
2)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
3)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
4)	Amounts shown do not include a prorata share of the offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of property.
5)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

TABLE V

SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES

Table V provides summary information on the results of sales or disposals of properties by non-public prior programs. All figures below are through December 31, 2012.

(dollars in thousands)			Selling Price Net of Closing Costs and GAAP Adjustments					Costs of properties Including Closing Costs and Soft Costs			Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
Property	Date Acquired	Date of Sale	Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total
ARC Income Properties, LLC:
Citizens Bank branches(1)	July to August-09	September-11	$23,300	$82,622	$—	$—	$105,922	$96,883	$4,734	$101,617	$6,815
ARC Income Properties II, LLC:
PNC Bank Branch – New Jersey	November-08	September-10	$388	$512	$—	$—	$900	$512	$187	$699	$1,035
PNC Bank Branch – New Jersey	November-08	January 2011	79	502	—	—	581	502	178	680	1,305
			$467	$1,014	$—	$—	$1,481	$1,014	$365	$1,379	$2,340
ARC Income Properties III, LLC:
Home Depot(1)	November-09	September-11	$11,325	$13,850	$—	$—	$25,175	$25,925	$20	$25,945	$2,288
ARC Growth Fund, LLC:
Bayonet Point, FL	July-08	July-08	$628	$—	$—	$—	$628	$—	$642	$642	$—
Boca Raton, FL	July-08	July-08	2,434	—	—	—	2,434	—	2,000	2,000	—
Bonita Springs, FL	July-08	May-09	(459)	1,207	—	—	748	1,207	543	1,750	(29)
Clearwater, FL	July-08	September-08	253	539	—	—	792	539	371	910	(3)
Clearwater, FL	July-08	October-08	(223)	582	—	—	359	582	400	982	(3)
Destin, FL	July-08	July-08	1,358	—	—	—	1,358	—	1,183	1,183	—
Englewood, FL	July-08	November-08	138	929	—	—	1,067	929	632	1,561	(13)
Fort Myers, FL	July-08	July-08	2,434	—	—	—	2,434	—	1,566	1,566	—
Naples, FL	July-08	July-08	2,727	—	—	—	2,727	—	1,566	1,566	—
Palm Coast, FL	July-08	September-08	891	1,770	—	—	2,661	1,770	-530	1,240	(8)
Pompano Beach, FL	July-08	October-08	1,206	2,162	—	—	3,368	2,162	-411	1,751	(8)
Port St. Lucie, FL	July-08	August-09	(60)	654	—	—	594	654	648	1,302	(40)
Punta Gorda, FL	July-08	July-08	2,337	—	—	—	2,337	—	2,143	2,143	—
Vero Beach, FL	July-08	February-09	87	830	—	—	917	830	565	1,395	(13)
Cherry Hill, NJ	July-08	July-08	1,946	—	—	—	1,946	—	2,225	2,225	—
Cranford, NJ	July-08	July-08	1,453	—	—	—	1,453	—	725	725	—
Warren, NJ	July-08	July-08	1,375	—	—	—	1,375	—	1,556	1,556	—
Westfield, NJ	July-08	July-08	2,539	—	—	—	2,539	—	2,230	2,230	—
Lehigh Acres, FL	July-08	August-09	(207)	758	—	—	551	758	752	1,510	(28)
Alpharetta, GA	July-08	December-08	98	914	—	—	1,012	914	617	1,531	(9)
Atlanta, GA	July-08	September-08	825	1,282	—	—	2,107	1,282	862	2,144	(27)
Columbus, GA	July-08	December-08	(43)	111	—	—	68	111	85	196	(3)
Duluth, GA	July-08	July-08	1,851	—	—	—	1,851	—	1,457	1,457	—
Oakwood, GA	July-08	September-08	49	898	—	—	947	898	607	1,505	(1)
Riverdale, GA	July-08	August-09	(104)	471	—	—	367	471	286	757	(12)
Laurinburg, NC	July-08	July-08	188	—	—	—	188	—	197	197	—
Haworth, NJ	July-08	July-08	1,781	—	—	—	1,781	—	1,834	1,834	—
Fredericksburg, VA	August-08	August-08	2,432	—	—	—	2,432	—	2,568	2,568	—
Dallas, PA	August-08	August-08	1,539	—	—	—	1,539	—	366	366	—
Virginia Beach, VA	August-08	August-08	1,210	—	—	—	1,210	—	930	930	—
Baytown, TX	August-08	August-08	3,205	—	—	—	3,205	—	1,355	1,355	—
Bradenton, FL	November-08	November-08	778	—	—	—	778	—	748	748	—
Sarasota, FL	November-08	November-08	1,688	—	—	—	1,688	—	867	867	—
Tuscaloosa, AL	November-08	November-08	580	—	—	—	580	—	242	242	—
Palm Harbor, FL	November-08	November-08	1,064	—	—	—	1,064	—	790	790	—
Reading, PA	November-08	November-08	137	—	—	—	137	—	248	248	—
St. Augustine, FL	November-08	November-08	1,936	—	—	—	1,936	—	1,428	1,428	—
Cumming, GA	December-08	December-08	1,227	—	—	—	1,227	—	810	810	—
Suffolk, VA	December-08	February-09	115	172	—	—	287	172	129	301	(1)
Titusville, FL	December-08	December-08	321	—	—	—	321	—	260	260	—
West Caldwell, NJ(1)	December-08	September-09	333	898	—	—	1,231	357	358	715	15

(dollars in thousands)			Selling Price Net of Closing Costs and GAAP Adjustments					Costs of properties Including Closing Costs and Soft Costs			Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
Property	Date Acquired	Date of Sale	Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total
Palm Coast, FL	December-08	December-08	507	—	—	—	507	—	599	599	—
Mableton, GA	December-08	December-08	676	—	—	—	676	—	696	696	—
Warner Robins, GA	January-09	January-09	149	—	—	—	149	—	257	257	—
Philadelphia(1)	January-09	October-09	291	1,474	—	—	1,765	552	1,105	1,657	3
Stockholm, NJ	December-08	November-09	(29)	240	—	—	211	240	438	678	(46)
Sebastian, FL	July-08	December-09	(104)	654	—	—	550	654	1,302	1,956	(102)
Fort Myers, FL	July-08	December-09	(314)	795	—	—	481	795	1,582	2,377	(113)
Seminole, FL	July-08	March-10	—	1,098			1,098	1,098	1,061	2,159	(48)
Port Richey, FL(1)	July-08	December-10	—	544	—	—	544	544	1,086	1,630	(71)
Punta Gorda, FL(1)	July-08	December-10	—	690	—	—	690	690	1,550	2,240	(72)
Lawrenceville, GA(1)	July-08	December-10	—	695	—	—	695	695	1,381	2,076	(73)
Norristown, PA(1)	July-08	December-10	—	471	—	—	471	471	943	1,414	(83)
			$43,243	$20,838	$—	$—	$64,081	$19,375	$47,850	$67,225	$(788)

(1)	Sale of property was to related party.
(2)	No purchase money mortgages were taken back by program.
(3)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(4)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(5)	Amounts shown do not include a pro rata share of the offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of property.
(6)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN
ARC REALTY FINANCE TRUST, INC.
EFFECTIVE AS OF FEBRUARY 12, 2013

ARC Realty Finance Trust, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company, Realty Capital Securities, LLC (the “Dealer Manager”) or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate. Any purchaser of shares of common stock of the Company, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (an “ Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator.

2. Distribution Reinvestment. The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as “Excluded Distributions” by the board of directors of the Company or the board of directors or general partner of an Affiliated Program, as applicable.

3. General Terms of Plan Investments. (a) The Company intends to offer Shares pursuant to the Plan at $23.75 per share through the NAV Pricing Date (as defined below), regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below $23.75 per share. Commencing on the date (the “NAV Pricing Date”) that the Company begins offering Shares in its primary offering at a price that will vary quarterly and will equal the Company’s net asset value divided by the number of shares of its common stock outstanding as of the end of business on the first day of each fiscal quarter after giving effect to any share purchases or repurchases effected by the Company in the immediately preceding quarter (the “Per Share NAV”), the Company will offer Shares pursuant to the Plan at a price equal to the Per Share NAV.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer Manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of Company or its transfer agent.

(g) A Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Company’s Charter. For purposes of this Plan, “Ownership Limit” shall mean the prohibition on beneficial ownership of not more than 9.8% in value of the aggregate outstanding shares of stock of the Company and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of the shares of stock of the Company.

4. Absence of Liability. The Company, the Dealer Manager and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. The Company, the Dealer Manager and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability. Each Participant shall notify the Administrator if, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants. Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator if there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the company or the Administrator at least annually.

7. Taxes. Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs. (a) After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated February 12, 2013, (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied: “(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan; (ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”); (iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws; (iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; (v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and (vi) the Subsequent Program has accepted an aggregate amount of subscriptions in excess of its minimum offering amount.

(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such

Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied: (i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan; (ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act; (iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws; (iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and (v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

9. Termination. (a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10. State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment to; Suspension or Termination of the Plan. (a) Except for Section 9(a) of this Plan which shall not be amended prior to a listing of the Shares on a national securities exchange, the terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate or suspend the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of ARC Realty Finance Operating Partnership, L.P. For purposes of this Plan, “stockholders” shall be deemed to include limited partners of ARC Realty Finance Operating Partnership, L.P. (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law. This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the DRIP Administrator, addressed to: DRIP Administrator c/o DST Systems, Inc., 430 W 7th St., Kansas City, MO 64105-1407, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

15. Certificates. The ownership of the Shares will be in book-entry form prior to the issuance of certificates. The Company will not issue share certificates except to stockholders who make a written request to the Administrator.

ARC Realty Finance Trust, Inc.
SUBSCRIPTION AGREEMENT

EFFECTIVE NOVEMBER 19, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **ARC Realty Finance Trust, Inc. ("ARC RFT")**

▸ State in which sale was made: ______

☐ Initial Investment
☐ Additional Investment:
Acct# ________________

Investment Amount

$ ____________________

▸ *$2,500 minimum investment*
▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed
☐ Subscription amount wired
☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC RFT (except ARC RFT investors in PA), make checks payable to:** ARC Realty Finance Trust, Inc.
  - **For ARC RFT investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for ARC Realty Finance Trust, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
State of ______ Custodian for ________________

☐ **Estate** – *Personal representative signature required.*
Name of Executor: ________________
Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ________________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**(1) – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ________________
Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ________________

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/ investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

3 **IMPORTANT:** Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4 **IMPORTANT:** Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ______ ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: *(Foreign Citizens only)* *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.
Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

EFFECTIVE NOVEMBER 19, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-2

EFFECTIVE NOVEMBER 19, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

ARC REALTY FINANCE TRUST, INC.

- *I hereby subscribe for Shares of ARC Realty Finance Trust, Inc.and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP.*

* *Alabama, Kansas, Nebraska and Ohio investors cannot participate in the Automatic Purchase Plan.*

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by ARC Realty Finance Trust, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Alabama, Maine and Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize ARC Realty Finance Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **ARC Realty Finance Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from ARC Realty Finance Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to ARC Realty Finance Trust, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if ARC Realty Finance Trust, Inc. is unable to obtain a valid e-mail address for me, ARC Realty Finance Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

C-1-3

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth *(excluding home, home furnishings and automobiles)* of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth *(excluding home, home furnishings and automobiles)* of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the ARC RFT Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/we acknowledge receipt of the final Prospectus of ARC RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC RFT offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC RFT and its affiliates cannot exceed 10% of the Massachusetts, Oregon or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC RFT, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Pennsylvania and Michigan residents only: A Pennsylvania or Michigan investor cannot invest more than 10% of his or her net worth in ARC RFT. ARC RFT cannot accept subscriptions from Pennsylvania residents until it raises $100,000,000 from other jurisdictions.		
Iowa residents only: The maximum investment allowable in ARC RFT or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: A New Jersey investor must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC RFT, shares of its affiliates and other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth.		
Nebraska residents only: Investors must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum investment in ARC RFT and its affiliates cannot exceed 10% of the investor's net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC RFT offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in ARC RFT and that they meet one of the general suitability standards described above.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC RFT and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by ARC RFT for this offering with the Missouri Securities Division.		

EFFECTIVE NOVEMBER 19, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-4

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in ARC RFT will be limited to 10% of their net worth (exclusive of home, home furnishings and automobile).		
Alabama residents only: In addition to the general suitability requirements described above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in ARC RFT and other similar programs.		
Tennessee residents only: A Tennessee resident's investment must not exceed ten percent (10%) of his or her liquid net worth (exclusive of home, home furnishings and automobiles).		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

**Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6B will not constitute an execution of this subscription agreement.

Owner Signature ______________________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) __________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date (mm/dd/yyyy) __________

6b

Substitute Form W-9
ALL U.S. Taxpayers Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

EFFECTIVE NOVEMBER 19, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-5

EFFECTIVE NOVEMBER 19, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6b Substitute Form W-9 ALL U.S. Taxpayers Must Sign *(Continued)*

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor

Print Name Date

Signature of Joint Owner, if applicable

Print Name Date

6b Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

What Number to Give the Requester. – Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or single-owner LLC	The owner (3)

For this type of account:	Given the EIN of:
6. Sole proprietorship or single-owner LLC	The owner (3)
7. A valid trust, estate, or pension trust	The legal entity (4)
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name and you also may enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

C-1-6

C-1-7

EFFECTIVE NOVEMBER 19, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐ **Special Alabama Undertaking Regarding APP:** The Firm must check this box if the Automatic Purchase Plan ("APP") box in Section 5 is checked and either the sale was made in Alabama or Alabama is the state designated as the investor's address. By checking the box at the beginning of this paragraph, the Firm covenants and agrees that: (1) the Firm will obtain updated suitability information from such investor on a quarterly basis; (2) this updated information will be provided in writing and signed by the investor; (3) if written suitability information is more than 90 days old, then the investor may not participate in the Automatic Purchase Plan until the information is updated; and (4) the updated information shall consist of the information that an investor is required to provide under Section 6 of this Subscription Agreement.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ______

Mailing Address ______

City, State, Zip ______

Business Phone # (Required) ______

Fax Phone # ______

E-mail Address ______

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ______

Representative # ______

Registered Representative or Advisor [I.A.] Address or P.O. Box ______

City, State, Zip ______

Business Phone # (Required) ______

Fax Phone # ______

E-mail Address ______

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ______

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ______

Date ______

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ______

Date ______

8

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail

ARC Realty Finance Trust, Inc.
(except for ARC RFT investors in PA)
c/o DST Systems, Inc.
430 W. 7th Street, Kansas City, MO 64105-1407

For Overnight Deliveries

ARC Realty Finance Trust, Inc.
(except for ARC RFT investors in PA)
c/o DST Systems, Inc.
430 W. 7th Street, Kansas City, MO 64105-1407

State-Specific Mailing Address Differences for ARC RFT:

- **For ARC RFT investors in PA, mail to:**

ARC Realty Finance Trust, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300, Boston, MA 02116

- **Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:**

FOR COMPANY USE ONLY:

Amount ______

Date ______

Check/Wire# ______

Account # ______

Registered Representative # ______

Firm # ______

Custodian ID# ______

Transfer Agent Reviewer ______

C-1-8

Appendix C-2

ARC Global	ARC DailyNAV	ARC-HTII	ARC Retail	ARC RFT	BDCA	Grocery Center REIT II

EFFECTIVE JANUARY 7, 2014
PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Multi-Offering SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, MARYLAND, MASSACHUSETTS OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

7

C-2-1

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

Investment		Investment Amount
☐ **American Realty Capital Global Trust, Inc. ("ARC Global")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV")** ▸ State in which sale was made: ______	☐ Initial Investment: ☐ *Retail** *(or)* ☐ *Institutional*** ☐ Additional Investment: ☐ *Retail** *(or)* ☐ *Institutional*** Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital – Retail Centers of America, Inc. ("ARC Retail")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **ARC Realty Finance Trust, Inc. ("ARC RFT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$1,000 minimum investment*
☐ **Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Global, ARC Daily NAV** *(except ARC Daily NAV investors in PA)*, **ARC-HT II, ARC Retail** *(except ARC Retail investors in PA)*, **ARC RFT** *(except ARC RFT investors in PA)*, **BDCA and Grocery Center REIT II** *(except Grocery Center REIT II investors in OH, PA and WA)*, **make checks payable to the respective offering:** American Realty Capital Global Trust, Inc. (or) American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Healthcare Trust II, Inc. (or) American Realty Capital – Retail Centers of America, Inc. (or) ARC Realty Finance Trust, Inc. (or) Business Development Corporation of America (or) Phillips Edison - ARC Grocery Center REIT II, Inc.
  - **For ARC Retail investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital – Retail Centers of America, Inc.
  - **For ARC Daily NAV investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.
  - **For ARC RFT investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for ARC Realty Finance Trust, Inc.
  - **For Grocery Center REIT II Investors in OH, PA, and WA, make checks payable to:** UMB Bank, NA, Escrow Agent for Phillips Edison-ARC Grocery Center REIT II, Inc.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

2a. Non-Custodial Ownership *(Non-Qualified)*

- ☐ **Individual** – *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*
- ☐ **Tenants in Common** – *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.* State of ______ Custodian for ______
- ☐ **Estate** – *Personal representative signature required.* Name of Executor: ______ *Include a copy of the court appointment.*
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.* Name of Trustee: ______
- ☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death**(1) – *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ______ *Include title and signature pages.*

2b. Custodial Ownership *(Qualified)*

- ☐ **Traditional IRA*** – *One signature required.*
- ☐ **Roll-Over IRA*** – *One signature required.*
- ☐ **Roth IRA*** – *One signature required.*
- ☐ **KEOGH Plan*** – *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*
- ☐ **401(k)** *(Only available for ARC Daily NAV)*
- ☐ **Other** (Specify) – ______

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

C-2-2

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______________

Account No. (required): ______________

☐ Foreign national identity documents Bank Name (required): ______________

Phone No. (required): ______________

Number for the document checked above and country of issuance: ______________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.
Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

C-2-3

5 Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Global Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

▸ *I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

ARC REALTY FINANCE TRUST, INC.

▸ *I hereby subscribe for Shares of ARC Realty Finance Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

▸ *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC.

▸ *I hereby subscribe for Shares of Phillips Edison - ARC Grocery Center REIT II, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

3 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Global Trust, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Healthcare Trust II, Inc., American Realty Capital – Retail Centers of America, Inc., ARC Realty Finance Trust, Inc., Business Development Corporation of America, Phillips Edison - ARC Grocery Center REIT II, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-4

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital – Retail Centers of America, Inc.** ☐ **ARC Realty Finance Trust, Inc.** ☐ **Business Development Corporation of America**

☐ **Phillips Edison - ARC Grocery Center REIT II, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6 **IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Maryland, Massachusetts or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles).*		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer.

C-2-5

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For Investors of ALL Offerings *(Continued)*:		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division.		
For American Realty Capital Global Trust, Inc. ("ARC Global") Investors Only:		
I/we have received the final prospectus of ARC Global at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Global, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: In addition to the suitability requirements described above, investors' maximum investment in the ARC Global shares will be limited to 10% of the investor's liquid net worth.		
Ohio, Oregon, Washington, New Jersey and New Mexico residents only: In addition to the suitability requirements described above, the investor's maximum investment in ARC Global and its affiliates cannot exceed 10% of the Oregon, Washington, New Jersey or New Mexico resident's net worth. An Ohio investor's aggregate investment in the ARC Global shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents, and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor's maximum investment in the ARC Global offering cannot exceed 10% of his or her net worth.		
Iowa residents only: The maximum investment allowable in ARC Global or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Global offering.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC Global should not exceed 10% of the investor's net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Global offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: A Texas investor must have had, during the last tax year, or estimate that the Texas investor will have, during the current tax year: (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of at least $250,000. Net worth shall be determined exclusive of home, home furnishings and automobiles. The investor's maximum investment in the ARC Global offering shall not exceed 10% of the investor's liquid net worth.		
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor's liquid net worth.

C-2-6

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only *(Continued)*:		
Ohio, Iowa, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Iowa, Oregon, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Daily NAV shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC Daily NAV should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings).*		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth.		
Pennsylvania residents only: A Pennsylvania investor's maximum investment in the ARC Daily NAV offering cannot exceed 10% of his or her net worth. ARC Daily NAV will not release Pennsylvania subscriptions from escrow until it has received $75,000,000 in subscriptions from other jurisdictions.		

For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC-HT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-HT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC-HT II should not exceed 10% of the investor's net worth		
Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC-HT II and its affiliates cannot exceed 10% of the Oregon or New Mexico resident's net worth. It shall be unsuitable for an Ohio investor's aggregate investment in shares of ARC-HT II, its affiliates and in other non-traded real estate investment trusts to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor cannot invest more than 10% of their net worth in ARC-HT II.		
Iowa residents only: The maximum investment allowable in ARC-HT II or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: A New Jersey investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $85,000 or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor's total investment in the ARC-HT II offering and in other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC-HT II offering not to exceed 10% of the Kentucky investor's liquid net worth.

C-2-7

6 *Continued*

Subscriber Acknowledgements & Signatures ***(Continued)*** *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only *(Continued)*:		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC-HT II offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC-HT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC-HT II offering shall not exceed 10% of the investor's liquid net worth		
For American Realty Capital – Retail Centers of America, Inc. ("ARC Retail") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Retail offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Ohio, Iowa, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates cannot exceed 10% of the Iowa, Oregon, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Retail shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor's maximum investment in the ARC Retail offering cannot exceed 10% of his or her net worth. ARC Retail will not release Pennsylvania subscriptions from escrow until it has received $75,000,000 in subscriptions from other jurisdictions.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARC Retail and its affiliates cannot exceed 10% of the investor's net worth.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Retail offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Retail offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC RFT offering not to exceed 10% of the Kentucky investor's liquid net worth.		

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-8

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only *(Continued)*:		
Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC RFT and its affiliates cannot exceed 10% of the Oregon or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC RFT, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor cannot invest more than 10% of his or her net worth in ARC RFT. ARC RFT cannot accept subscriptions from Pennsylvania residents until it raises $100,000,000 from other jurisdictions.		
Iowa residents only: The maximum investment allowable in ARC RFT or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: A New Jersey investor must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC RFT, shares of its affiliates and other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth.		
Nebraska residents only: Investors must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum investment in ARC RFT and its affiliates cannot exceed 10% of the investor's net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC RFT offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in ARC RFT and that they meet one of the general suitability standards described above.		

For Business Development Corporation of America ("BDCA") Investors Only:		
I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
By signing below, you also acknowledge that: • You do not expect to be able to sell your shares regardless of how BDCA performs. • If you are able to sell your shares, you will likely receive less than your purchase price. • BDCA does not intend to list the shares on any securities exchange during the offering period or for what may be a significant time thereafter, and it does not expect a secondary market in the shares to develop. • Although BDCA has implemented a share repurchase program, only a limited number of shares are eligible for repurchase. Any such repurchases will be at a 7.5% discount to the current offering price in effect on the date of repurchase. BDCA may suspend or terminate its share repurchase program at any time. • You may not have access to the money you invest for an indefinite period of time until BDCA completes a liquidity event. Moreover, there is no assurance that BDCA will ever complete a liquidity event. • An investment in the shares is not suitable for you if you need access to the money you invest. • Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn. • Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to BDCA for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.

C-2-9

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For Business Development Corporation of America ("BDCA") Investors Only:		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
Iowa, Kentucky and New Jersey residents only: Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa and New Jersey investor's total investment in BDCA shall not exceed 10% of his or her net worth.		
Oregon residents only: In addition to the general suitability requirements described above, the investor's maximum investment in BDCA shares shall not exceed 10% of his or her net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the BDCA offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Nebraska residents only: Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in BDCA. For such investors, net worth should not include the value of one's home, home furnishings or automobiles.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
North Dakota residents only: BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards.		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
Oklahoma residents only: Purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*.		
North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000.		
Ohio residents only: It shall be unsuitable for an Ohio investor's aggregate investment in shares of BDCA, its affiliates and in other non-traded business development company programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Mexico residents only: In addition to the suitability standards above, the state of New Mexico requires that an investment by an New Mexico resident in BDCA, its affiliates and in other non-traded business development companies will not exceed 10% of the investor's net worth.		
For Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of Grocery Center REIT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
If an affiliate of Grocery Center REIT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that shares are not liquid.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in Grocery Center REIT II and its affiliates should not exceed 10% of his or her net worth.		
Kentucky residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a minimum gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the Grocery Center REIT II offering not to exceed 10% of the Kentucky investor's liquid net worth.

C-2-10

C-2-11

EFFECTIVE JANUARY 7, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs and is not available for BDCA.

NOTE: The APP may not be available in certain states for certain products. Please consult the product's individual subscription agreement to confirm.

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6B will not constitute an execution of this subscription agreement.

Owner Signature ______________________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ____________

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor

Print Name Date

Signature of Joint Owner, if applicable

Print Name Date

C-2-12

C-2-13

C-2-14

C-2-15

C-2-16

APPENDIX D

TRANSFER ON DEATH DESIGNATION (TOD)

ARC REALTY FINANCE TRUST, INC.
THIS FORM IS NOT VALID FOR TRUST OR IRA ACCOUNTS.
BOTH PAGES OF THIS FORM MUST ACCOMPANY THE SUBSCRIPTION AGREEMENT.

As our transfer agent, American National Stock Transfer, LLC, is located in New York and thus a Transfer on Death (“TOD”) designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of New York. Any beneficiary wanting to purchase additional shares of common stock of ARC Realty Finance Trust, Inc. must meet applicable suitability standards.

PLEASE REVIEW THE FOLLOWING IN ITS ENTIRETY BEFORE COMPLETING THE TRANSFER ON DEATH FORM:

1.	Eligible accounts: Individual accounts and joint accounts with rights of survivorship are eligible. A TOD designation will not be accepted from residents of Louisiana, Puerto Rico or Texas.
2.	Designation of beneficiaries: The account owner may designate one or more beneficiaries of the TOD account. Beneficiaries are not “account owners” as the term is used herein.
3.	Primary and contingent beneficiaries: The account owner may designate primary and contingent beneficiaries of the TOD account. Primary beneficiaries are the first in line to receive the account upon the death of the account owner. Contingent beneficiaries, if any are designated, receive the account upon the death of the account owner if, and only if, there are no surviving primary beneficiaries.
4.	Minors as beneficiaries: Minors may be beneficiaries of a TOD account only if a custodian, trustee, or guardian is set forth for the minor on the transfer on death form. By not providing a custodian, trustee, or guardian, the account owner is representing that all of the named beneficiaries are not minors.
5.	Status of beneficiaries: Beneficiaries have no rights to the account until the death of the account owner or last surviving joint owner.
6.	Joint owners: If more than one person is the owner of an account registered or to be registered TOD, the joint owners of the account must own the account as joint tenants with rights of survivorship.
7.	Transfer to designated beneficiaries upon the owner’s death:
a.	Percentage designation: Unless the account owner designates otherwise by providing a percentage for each beneficiary on the Transfer on Death Form, all surviving beneficiaries will receive equal portions of the account upon the death of the account owner.
b.	Form of ownership: Multiple beneficiaries will be treated as tenants in common unless the account owner expressly indicates otherwise.
c.	Predeceasing beneficiaries: If the account owner wishes to have the account pass to the children of the designated beneficiaries if the designated beneficiaries predecease the account owner, the account owner must check the box labeled Lineal Descendants per Stirpes, or LDPS, in Section B of this form. If the box is not checked, the children of beneficiaries who die before you will not receive a portion of your account. If the account is registered LDPS and has contingent beneficiaries, LDPS takes precedence. If a TOD account with multiple beneficiaries is registered LDPS, the LDPS registration must apply to all beneficiaries. If the account is not registered LDPS, a beneficiary must survive the account owner to take the account or his or her part of the account. In the case of multiple beneficiaries, if one of the beneficiaries does not survive the account owner, the deceased beneficiary’s share of the account will be divided equally among the remaining beneficiaries upon the death of the account owner. If no beneficiary survives the account owner, the account will be treated as part of the estate of the account owner.
d.	Notice of dispute: Should the transfer agent receive written notice of a dispute over the disposition of a TOD account, re-registration of the account to the beneficiaries may be delayed.

8.	Revocation or changes: An account owner or all joint owners may revoke or change a beneficiary designation. The Change of Transfer on Death (TOD) Form is available for this purpose on our website www.americanrealtycap.com/materials/ or from your registered representative.
9.	Controlling terms: The language as set forth in the TOD account registration shall control at all times. Unless the transfer agent is expressly instructed by the account owner to change the status of the account or the beneficiary designation prior to the account owner’s death, the person or persons set forth as the beneficiaries of the account shall remain the beneficiaries of the account, and events subsequent to the registration of the account as a TOD account shall not change either the rights of the persons designated as beneficiaries or the status of the account as a TOD account.
a.	Divorce: If the account owner designated his or her spouse as a TOD beneficiary of the account, and subsequently the account owner and the beneficiary are divorced, the fact of the divorce will not automatically revoke the beneficiary designation. If the account owner wishes to revoke the beneficiary designation, the account owner must notify ARC Realty Finance Trust, Inc. of the desired change in writing as specified in paragraph 8 above.
b.	Will or other testamentary document: The beneficiary designation may not be revoked by the account owner by the provisions of a will or a codicil to a will.
c.	Dividends, interest, capital gains, and other distributions after the account owner’s death:
i.	Accruals to the account which occur after the death of the account owner or last surviving joint owner, and are still in the account when it is re-registered to the beneficiaries, stay with the account and pass to the beneficiaries.
ii.	Where the account has been coded for cash distributions, and such distributions have actually been paid out prior to notice to the transfer agent of the death of the account owner, such distributions are deemed to be the property of the estate of the original account owner and do not pass with the account to the designated beneficiaries.
10.	TOD registrations may not be made irrevocable.

A — STOCKHOLDER INFORMATION

a. Name of stockholder(s) exactly as indicated on subscription agreement:

Stockholder Name	Mr. ☐	Mrs. ☐	Ms. ☐
				First	Middle	Last
Co-Stockholder Name (if applicable)	Mr. ☐	Mrs. ☐	Ms. ☐
				First	Middle	Last
Social Security Number(s) of Stockholder(s)					—
				Stockholder		Co-Stockholder
Daytime Telephone			State of Residence (Not accepted from residents of Louisiana, Puerto Rico or Texas)

B — TRANSFER ON DEATH (NOT PERMITTED IN LOUISIANA, PUERTO RICO OR TEXAS)

I (we) authorize ARC Realty Finance Trust, Inc. to register the percentage of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary(ies) named below. Use an additional sheet of paper if space is needed to designate more TOD beneficiaries. Complete information must be provided for all TOD beneficiaries.

PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
☐	LDPS: Check if you wish to have the account pass to children of the above-designated beneficiary(ies) if the designated beneficiary(ies) predeceases the stockholder. The LDPS designation will apply to all designated beneficiaries.

C — SIGNATURE

By signing below, I (we) authorize ARC Realty Finance Trust, Inc. to register the shares in beneficiary form as designated above. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless ARC Realty Finance Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly relating to this TOD designation or the transfer of my (our) shares in accordance with this TOD designation. If any claims are made or disputes are raised in connection with this TOD designation or account, ARC Realty Finance Trust, Inc. reserves the right to require the claimants or parties in interest to arrive at a final resolution by adjudication, arbitration, or other acceptable method, prior to transferring any TOD account assets. I (we) have reviewed all the information set forth on pages 1 and 2 of this form.

I (we) further understand that ARC Realty Finance Trust, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning and is valid. Sign exactly as the name(s) appear(s) on the statement of account. All investors must sign. This TOD is effective subject to the acceptance of ARC Realty Finance Trust, Inc.

Signature — Investor (Required) Date	Signature — Co-Investor (If Applicable) Date

Annex A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-Q

(Mark One)
☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2013

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 333-186111

ARC Realty Finance Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	46-1406086
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York	10022
(Address of Principal Executive Office)	(Zip Code)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).Yes ☐ No ☒

The number of shares of the registrant's common stock, $0.01 par value, outstanding as of October 31, 2013 was 826,213.

i

PART I

Item 1. Financial Statements.

ARC REALTY FINANCE TRUST, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Cash	$160,534	$573
Loans receivable, net	18,139,541	—
Accrued interest receivable	62,057	—
Prepaid expenses and other assets	287,244	—
Deferred costs	—	940,618
Total assets	$18,649,376	$941,191
LIABILITIES AND STOCKHOLDERS' EQUITY
Revolving line of credit with affiliate	$5,840,000	$—
Accounts payable and accrued expenses	1,400,191	635,216
Due to affiliate	1,068,709	121,500
Distributions payable	83,430	—
Interest payable	7,388	—
Total liabilities	8,399,718	756,716
Preferred stock, $0.01 par value, 50,000,000 authorized, none issued and outstanding at September 30, 2013 and December 31, 2012	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 595,377 and 8,888 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	5,914	89
Additional paid-in capital	10,561,996	199,911
Accumulated deficit	(318,252)	(15,525)
Total stockholders' equity	10,249,658	184,475
Total liabilities and stockholders' equity	$18,649,376	$941,191

The accompanying notes are an integral part of these statements.

ARC REALTY FINANCE TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
Net Interest Income:
Interest income	$175,380	$241,457
Interest expense	8,156	16,912
Net interest income	167,224	224,545
Expenses:
Board expenses	54,286	135,715
Insurance expense	55,000	110,000
Professional fees	28,024	46,113
Other expenses	2,599	50,552
Total expenses	139,909	342,380
Net income (loss)	$27,315	$(117,835)
Comprehensive income (loss)	$27,315	$(117,835)
Basic net income (loss) per share	$0.09	$(0.50)
Diluted net income (loss) per share	$0.09	$(0.50)
Basic weighted average shares outstanding	308,116	237,444
Diluted weighted average shares outstanding	312,115	237,444

The accompanying notes are an integral part of these statements.

ARC REALTY FINANCE TRUST, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Nine Months Ended September 30, 2013

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Equity
	Number of Shares	Par Value
Balance, December 31, 2012	8,888	$89	$199,911	$(15,525)	$184,475
Issuances of common stock	580,632	5,806	14,010,880	—	14,016,686
Net loss	—	—	—	(117,835)	(117,835)
Distributions declared	—	—	—	(184,892)	(184,892)
Common stock issued through distribution reinvestment plan	1,858	19	44,110	—	44,129
Share-based compensation	3,999	—	11,340	—	11,340
Common stock offering costs, commissions and dealer manager fees	—	—	(3,704,245)	—	(3,704,245)
Balance, September 30, 2013 (Unaudited)	595,377	$5,914	$10,561,996	$(318,252)	$10,249,658

The accompanying notes are an integral part of this statement.

ARC REALTY FINANCE TRUST, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

For the Nine months ended September 30, 2013
Cash flows from operating activities:
Net loss	$(117,835)
Adjustments to reconcile net loss to net cash used in operating activities:
Discount accretion	(58,093)
Share-based compensation	11,340
Changes in assets and liabilities:
Accrued interest receivable	(62,057)
Prepaid expenses and other assets	(287,244)
Accounts payable and accrued expenses	726,176
Interest payable	7,388
Net cash provided by operating activities	219,675
Cash flows from investing activities:
Loan investments	(18,107,335)
Principal repayments received on loan investments	25,887
Net cash used in investing activities	(18,081,448)
Cash flows from financing activities:
Proceeds from issuances of common stock	14,016,686
Payments of offering costs and fees related to common stock issuances	(2,724,829)
Borrowings on revolving line of credit with affiliate	9,190,000
Repayments of revolving line of credit with affiliate	(3,350,000)
Advances from affiliate	947,209
Distributions paid	(57,332)
Net cash provided by financing activities	18,021,734
Net change in cash	159,961
Cash, beginning of period	573
Cash, end of period	$160,534
Supplemental disclosure of non-cash operating and financing activities:
Escrow deposits payable related to loan investments	$50,000
Distributions payable	$83,430
Common stock issued through distribution reinvestment plan	$44,129
Reclassification of deferred offering costs to additional paid-in capital	$940,618

The accompanying notes are an integral part of this statement.

ARC REALTY FINANCE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 1 — Organization and Business Operations

ARC Realty Finance Trust, Inc. (the “Company”) was incorporated in Maryland on November 15, 2012 and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2013. The Company is offering for sale a maximum of $2.0 billion of common stock, $0.01 par value per share, on a “reasonable best efforts” basis, pursuant to a registration statement on Form S-11 (the “Offering”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering also covers the offer and sale of up to approximately $400.0 million in shares of common stock pursuant to a distribution reinvestment plan (the “DRIP”) under which common stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock. On May 14, 2013, the Company commenced business operations after raising in excess of $2.0 million of equity, the amount required for the Company to release equity proceeds from escrow.

For at least until February 12, 2015, the per share purchase price in the Offering will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will be based on the greater of $23.75 per share or 95% of the estimated value of a share of common stock. As of September 30, 2013, the aggregate value of all the common stock outstanding was $14.8 million based on a per share value of $25.00 (or $23.75 for shares issued under DRIP). Within six months after February 12, 2015, or the NAV pricing date, the Company will begin offering shares in the Offering at a per share purchase price that will vary quarterly and will be equal to the net asset value (“NAV”) divided by the number of shares outstanding as of the end of business on the first day of each fiscal quarter after giving effect to any share purchases or repurchases effected in the immediately preceding quarter (“per share NAV”) and applicable selling commissions and dealer manager fees will be added to the per share price for shares in the Company’s primary offering but not for the DRIP.

The Company has sold 8,888 shares of the Company’s common stock to ARC Realty Finance Special Limited Partnership, LLC (the “Special Limited Partner”), an entity wholly owned by American Realty Capital VIII, LLC (the “Sponsor”) for $22.50 per share or a total of $0.2 million. Substantially all of the Company’s business is conducted through ARC Realty Finance Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. ARC Realty Finance Advisors, LLC (the “Advisor”) is the Company’s affiliated advisor. The Company is the sole general partner and holds substantially all of the units of limited partner interests in the OP (“OP units”). Additionally, the Special Limited Partner expects to contribute $2,020 to the OP in exchange for 90 units of limited partner interests in the aggregate OP ownership, which represents a nominal percentage of the aggregate OP ownership. The limited partner interests have the right to convert OP units for the cash value of a corresponding number of shares of the Company’s common stock or, at the option of the OP, a corresponding number of shares of the Company’s common stock, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

The Company was formed to acquire, originate and manage a diversified portfolio of commercial real estate debt secured by properties located both within and outside the United States. The Company may also invest in commercial real estate securities and commercial real estate properties. Commercial real estate debt investments may include first mortgage loans, subordinated mortgage loans, mezzanine loans and participations in such loans. Commercial real estate securities may include commercial mortgage-backed securities (“CMBS”), senior unsecured debt of publicly traded REITs, debt or equity securities of other publicly traded real estate companies and collateralized debt obligations (“CDOs”).

The Company has no paid employees. The Company has retained the Advisor to manage its affairs on a day-to-day basis. Realty Capital Securities, LLC (the “Dealer Manager”), an affiliate of the Sponsor, serves as the dealer manager of the Offering. The Advisor and Dealer Manager are related parties and will receive

ARC REALTY FINANCE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 1 — Organization and Business Operations  – (continued)

compensation and fees for services related to the Offering and the investment and management of the Company’s assets. The Advisor and Dealer Manager will receive fees during the offering, acquisition, operational and liquidation stages.

Note 2 — Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements and related footnotes are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial statements. The consolidated financial statements of the Company are prepared on an accrual basis of accounting. In the opinion of management, the interim data includes all adjustments, of a normal and recurring nature, necessary for a fair statement of the results for the periods presented. Interim period results may not be indicative of full year or future results. The unaudited consolidated financial statements do not include all information and notes required in annual audited financial statements in conformity with GAAP.

Principles of Consolidation and Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company, the OP and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. In determining whether the Company has a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity for which the Company is the primary beneficiary.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding classification of investments, fair value measurements, credit losses and impairments of investments, and derivative financial instruments and hedging activities, as applicable.

Development Stage Company

On May 14, 2013, the Company received and accepted aggregate subscriptions in excess of the minimum $2.0 million, broke escrow in connection with the Offering and issued shares of common stock to the Company’s initial investors who were consequently admitted as stockholders. The Company commenced operations on May 14, 2013 and made its first investment on May 15, 2013. Therefore, as of May 14, 2013, the Company was no longer considered a development stage company.

Real Estate Debt Investments

Commercial real estate debt investments are intended to be held until maturity and, accordingly, are carried at cost, net of unamortized origination fees, acquisition fees and expenses, discounts or premiums and unfunded commitments. Real estate debt investments that are deemed to be impaired will be carried at amortized cost less a specific allowance for loan losses. Interest income is recorded on the accrual basis and related discounts, premiums, origination fees and acquisition fees and expenses on investments are amortized over the life of the investment using the effective interest method. Amortization is reflected as an adjustment to interest income in the Company’s consolidated statements of operations.

ARC REALTY FINANCE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Allowance for Loan Losses

The allowance for loan losses reflects management’s estimate of loan losses inherent in the loan portfolio as of the balance sheet date. The reserve is increased through the “Provision for loan losses” on the Company’s consolidated statements of operations and comprehensive income (loss) and is decreased by charge-offs when losses are confirmed through the receipt of assets such as cash in a pre-foreclosure sale or via ownership control of the underlying collateral in full satisfaction of the loan upon foreclosure or when significant collection efforts have ceased. The Company uses a uniform process for determining its allowance for loan losses. The allowance for loan losses includes a general, formula-based component and an asset-specific component.

The general reserve component covers performing loans. General reserves are recorded when (i) available information as of each balance sheet date indicates that it is probable a loss has occurred in the portfolio and (ii) the amount of the loss can be reasonably estimated. The formula-based general reserve is derived from estimated principal default probabilities and loss severities applied to groups of loans based upon assigned risk ratings for loans with similar risk characteristics during the Company’s quarterly loan portfolio assessment. During this assessment, the Company performs a comprehensive analysis of its loan portfolio and assigns risk ratings to loans that incorporate management’s current judgments about their credit quality based on all known and relevant internal and external factors that may affect collectability. The Company considers, among other things, payment status, lien position, borrower financial resources and investment in collateral, collateral type, project economics and geographical location as well as national and regional economic factors. This methodology results in loans being segmented by risk classification into risk rating categories that are associated with estimated probabilities of default and principal loss. Ratings range from “1” to “5” with “1” representing the lowest risk of loss and “5” representing the highest risk of loss. The Company currently estimates loss rates based on historical realized losses experienced in the industry and takes into account current economic conditions affecting the commercial real estate market when establishing appropriate time frames to evaluate loss experience.

The asset-specific reserve component relates to reserves for losses on individual impaired loans. The Advisor considers a loan to be impaired when, based upon current information and events, it believes that it is probable that the Company will be unable to collect all amounts due under the contractual terms of the loan agreement. This assessment is made on a loan-by-loan basis each quarter based on such factors as payment status, lien position, borrower financial resources and investment in collateral, collateral type, project economics and geographical location as well as national and regional economic factors. A reserve is established for an impaired loan when the present value of payments expected to be received, observable market prices, or the estimated fair value of the collateral (for loans that are dependent on the collateral for repayment) is lower than the carrying value of that loan.

For collateral dependent impaired loans, impairment is measured using the estimated fair value of collateral less the estimated cost to sell. The Advisor generally will use the income approach through internally developed valuation models to estimate the fair value of the collateral for such loans. In more limited cases, the Advisor will obtain external “as is” appraisals for loan collateral, generally when third party participations exist. Valuations will be performed or obtained at the time a loan is determined to be impaired and designated non-performing, and they will be updated if circumstances indicate that a significant change in value has occurred

A loan is also considered impaired if its terms are modified in a troubled debt restructuring (“TDR”). A TDR occurs when a concession is granted and the debtor is experiencing financial difficulties. Impairments on TDR loans are generally measured based on the present value of expected future cash flows discounted at the effective interest rate of the original loan.

ARC REALTY FINANCE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Income recognition will be suspended for loans at the earlier of the date at which payments become 90-days past due or when, in the opinion of the Advisor, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the suspended loan becomes contractually current and performance is demonstrated to be resumed. A loan will be written off when it is no longer realizable and legally discharged.

Real Estate Securities

On the acquisition date, all of the Company’s commercial real estate securities will be classified as available for sale, and will be carried at fair value, with any unrealized gains or losses reported as a component of accumulated other comprehensive income or loss. However, the Company may elect the fair value option for certain of its available for sale securities, and as a result, any unrealized gains or losses on such securities will be recorded as unrealized gains or losses on investments in the Company’s consolidated and comprehensive income (loss). Premiums or discounts on commercial real estate securities will be recognized using the effective interest method and recorded as an adjustment to interest income.

Impairment Analysis of Securities

Commercial real estate securities for which the fair value option has not been elected will be periodically evaluated for other-than-temporary impairment. If the fair value of a security is less than its amortized cost, the security will be considered impaired. Impairment of a security will be considered to be other-than-temporary when (i) the Advisor has the intent to sell the impaired security; (ii) it is more likely than not the Company will be required to sell the security; or (iii) the Advisor does not expect to recover the entire amortized cost of the security. If the Advisor determines that an other-than-temporary impairment exists and a sale is likely to occur, the impairment charge will be recognized as an “Impairment of assets” on the Company’s consolidated statement of operations and comprehensive income (loss). If a sale is not expected to occur, the portion of the impairment charge related to credit factors will be recorded as an “Impairment of assets” on the Company’s consolidated statement of operations and comprehensive income (loss) with the remainder recorded as an unrealized gain or loss on investments reported as a component of accumulated other comprehensive income or loss.

Commercial real estate securities for which the fair value option has been elected will not be evaluated for other-than-temporary impairment as changes in fair value are recorded in the Company’s consolidated statement of operations and comprehensive income (loss).

Fair Value of Financial Instruments

The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The fair value of short-term financial instruments such as cash and cash equivalents, accrued interest receivable, due to affiliates and accounts payable and accrued expenses approximate their carrying value on the accompanying consolidated balance sheets due to their short-term nature.

As of September 30, 2013, the Company had acquired three mezzanine loan investments. All three loans were recently underwritten and acquired, with the last two being acquired in September 2013. All three loans were performing as of September 30, 2013. Therefore, the carrying value approximates the fair value as of September 30, 2013.

As of September 30, 2013, the Company had $5.8 million outstanding under its revolving line of credit with an affiliate, which bears interest at a fixed rate of 3.25% (See Note 4 — Revolving Line of Credit with Affiliate). As of September 30, 2013, the Company believes the carrying value of its revolving line of credit with its affiliate approximates fair value.

ARC REALTY FINANCE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Cash and Cash Equivalents

Cash includes cash in bank accounts. The Company deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company up to an insurance limit. Cash equivalents include short-term, liquid investments in a money market fund.

Restricted Cash

Restricted cash may primarily consist of escrow deposits for future debt service payments, taxes, insurance, property maintenance or other amounts collected with mortgage loan originations.

Deferred Costs

Deferred costs may consist primarily of deferred financing costs or deferred offering costs. Deferred financing costs represent commitment fees, legal fees, and other costs associated with obtaining commitments for financing. These costs will be amortized over the terms of the respective financing agreements using the straight-line method. Unamortized deferred financing costs will be expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close will be expensed in the period in which it is determined that the financing will not close.

Deferred offering costs may represent professional fees, fees paid to various regulatory agencies, and other costs incurred in connection with the registration and sale of shares of the Company’s common stock. As of December 31, 2012, such costs totaled $0.9 million. On February 12, 2013, the day the Company commenced its Offering, deferred offering costs were reclassified to stockholders’ equity.

Share Repurchase Program

The Company has a Share Repurchase Program (“SRP”) that enables stockholders to sell their shares to the Company. Under the SRP, stockholders may request that the Company redeem all or any portion, subject to certain minimum conditions described below, if such repurchase does not impair the Company’s capital or operations.

Prior to the time that the Company’s shares are listed on a national securities exchange and until the Company begins to calculate its NAV, the repurchase price per share will depend on the length of time investors have held such shares as follows: after one year from the purchase date — the lower of $23.13 and 92.5% of the amount they actually paid for each share; after two years from the purchase date — the lower of $23.75 and 95.0% of the amount they actually paid for each share; after three years from the purchase date — the lower of $24.38 and 97.5% of the amount they actually paid for each share; and after four years from the purchase date — the lower of $25.00 and 100% of the amount they actually paid for each share (in each case, as adjusted for any stock distributions, combinations, splits and recapitalizations).

Once the Company begins to calculate its NAV, the price per share that the Company will pay to repurchase shares of the Company’s common stock on any business day will be the Company’s per share NAV for the quarter, calculated after the close of business on the first business day of each quarter, plus applicable selling commissions and dealer manager fees. Subject to limited exceptions, stockholders who redeem their shares of the Company’s common stock within the first four months from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate per share NAV of the shares of common stock received. Because the Company’s per share NAV will be calculated quarterly, the redemption price may fluctuate between the redemption request day and the date on which the Company pays redemption proceeds.

Until the Company begins to calculate its NAV, the Company is only authorized to repurchase shares pursuant to the SRP using the proceeds received from the DRIP and will limit the amount spent to repurchase shares in a given quarter to the amount of proceeds received from the DRIP in that same quarter. In addition,

ARC REALTY FINANCE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

the board of directors may reject a request for redemption, at any time. Due to these limitations, the Company cannot guarantee that it will be able to accommodate all repurchase requests. Purchases under the SRP by the Company will be limited in any calendar year to 5% of the weighted average number of shares outstanding during the prior year.

After the Company begins to calculate its NAV, purchases under the SRP will be limited in any calendar year to 1.25% of Company’s NAV as of the last day of the previous calendar quarter, or approximately 5% of the Company’s NAV in any 12 month period. If the Company reaches the 1.25% limit on redemptions during any quarter, the Company will not accept any additional redemption requests for the remainder of such quarter. The SRP will automatically resume on the first day of the next calendar quarter, unless our board of directors determines to suspend the share repurchase plan.

When a stockholder requests redemption and the redemption is approved, the Company will reclassify such obligation from equity to a liability based on the settlement value of the obligation. Shares repurchased under the SRP will have the status of authorized but unissued shares. At September 30, 2013, no shares were eligible to be redeemed.

Distribution Reinvestment Plan

Pursuant to the DRIP, stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No Dealer Manager fees or selling commissions are paid with respect to shares purchased pursuant to the DRIP. Participants purchasing shares pursuant to the DRIP have the same rights and are treated in the same manner as if such shares were issued pursuant to the Offering. The board of directors may designate that certain cash or other distributions be excluded from the DRIP. The Company has the right to amend any aspect of the DRIP or terminate the DRIP with ten days’ notice to participants. Shares issued under the DRIP are recorded to equity in the balance sheet in the period distributions are declared. There have been 1,858 shares issued under the DRIP as of September 30, 2013.

Derivative Instruments

The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions.

The Company will record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

ARC REALTY FINANCE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designated and qualifies for hedge accounting treatment. If the Company elects not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments will be recognized immediately in gains (losses) on derivative instruments in the Company’s consolidated statement of operations and comprehensive income (loss). If the derivative is designated and qualifies for hedge accounting treatment the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with the Company’s Offering. Offering costs (other than selling commissions and the Dealer Manager fee) of the Company may be paid by the Advisor, the Dealer Manager or their affiliates on behalf of the Company. Offering costs were reclassified from deferred costs to stockholders’ equity (deficit) on the day the Company commenced its operations. Offering costs include all expenses incurred by the Company in connection with its Offering as of such date. These costs include but are not limited to (i) legal, accounting, printing, mailing and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. The Company is obligated to reimburse the Advisor or its affiliates, as applicable, for organizational and offering costs paid by them on behalf of the Company, notwithstanding that the Advisor is obligated to reimburse the Company to the extent organizational and offering costs (excluding selling commissions and the Dealer Manager fee) incurred by the Company in the Offering exceed 2% of gross offering proceeds. As a result, these costs are only a liability of the Company to the extent aggregate selling commissions, the Dealer Manager fees and other offering costs do not exceed 12% of the gross proceeds determined at the end of the Offering (See Note 8 — Related Party Transactions and Arrangements).

Share-Based Compensation

The Company has a stock-based incentive award plan which is accounted for under the guidance for share based payments. The expense for such awards will be included in general and administrative expenses and will be recognized over the vesting period or when the requirements for exercise of the award have been met (See Note 10 — Share-Based Compensation).

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with the taxable year ending December 31, 2013. If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax as long as it distributes at least 90% of its REIT taxable income to its stockholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Per Share Data

The Company will calculate basic income per share by dividing net income or loss for the period by weighted-average shares of its common stock outstanding for a respective period. Diluted income per share takes into account the effect of dilutive instruments, such as stock options, unvested restricted stock and other securities which are convertible to common stock, but uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding.

ARC REALTY FINANCE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

Reportable Segments

The Company will conduct its business through the following segments:

•	The real estate debt business will be focused on originating, acquiring and asset managing commercial real estate debt investments, including first mortgage loans, subordinate mortgages, mezzanine loans and participations in such loans.
•	The real estate securities business will be focused on investing in and asset managing commercial real estate securities primarily consisting of CMBS and may include unsecured REIT debt, CDO notes and other securities.

Through September 30, 2013, all of the Company’s revenues and expenses have been in the real estate debt segment. As the portfolio expands to include real estate securities, the Company will report the results of both reportable segments.

Note 3 — Loans Receivable

The following is a summary of the Company’s loans receivable by class (in thousands):

	September 30, 2013	December 31, 2012
Mezzanine loans	$18,140	$—
Total gross carrying value of loans	18,140	—
Allowance for loan losses	—	—
Total loans receivable, net	$18,140	$—

During the nine months ended September 30, 2013, the Company invested $18.1 million in three mezzanine loans and received scheduled principal repayments of $25,887 on the loans. The Company did not record a general or specific allowance for loan losses as of September 30, 2013 as the portfolio consisted of a three recently underwritten, performing loans.

The Company’s loan receivable portfolio was comprised of the following at September 30, 2013 (in thousands):

Description	Location	Date of Investment	Maturity Date	Coupon	Original Face Amount	Face Amount	Premium (Discount)(1)	Carrying Value
W Hotel	Minneapolis, MN	May 2013	May 2023	Fixed	$6,500	$6,474	$(2,474)	$4,000
Regency Park Apartments	Austin, TX	September 2013	September 2018	Fixed	5,000	5,000	54	5,054
121 West Trade Office	Charlotte, NC	September 2013	September 2016	Floating	9,000	9,000	86	9,086
Total					$20,500	$20,474	$(2,334)	$18,140

(1)	Includes acquisition fees and expenses.

ARC REALTY FINANCE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 3 — Loans Receivable  – (continued)

Credit Characteristics — As part of the Company’s process for monitoring the credit quality of its loans, it performs a quarterly loan portfolio assessment and assigns risk ratings to each of its performing loans. The loans are scored on a scale of 1 to 5 as follows:

Investment Rating	Summary Description
1	Investment exceeding fundamental performance expectations and/or capital gain expected. Trends and risk factors since time investment are favorable.
2	Performing consistent with expectations and a full return of principal and interest expected. Trends and risk factors are neutral to favorable.
3	Performing investments requiring closer monitoring. Trends and risk factors show some deterioration.
4	Underperforming investment — some loss of interest or dividend expected, but still expecting a positive return on investment. Trends and risk factors are negative.
5	Underperforming investment with expected loss of interest and some principal.

All investments are assigned an initial risk rating of 2.

As of September 30, 2013, the weighted average risk rating of loans was 2.0. As of September 30, 2013, the Company had no non-performing, non-accrual or impaired loans.

Note 4 — Revolving Line of Credit with Affiliate

On May 15, 2013, the Company entered into a credit agreement for an unsecured $5.0 million revolving line of credit with AR Capital, LLC, the parent of the Sponsor (the “Revolver”). The Revolver bears interest at a per annum fixed rate of 3.25% and provides for quarterly interest payments. The Revolver matures in one year, subject to two successive extension terms of one year each. Principal may be drawn or repaid from time-to-time, in whole or in part, without premium or penalty and there are no unused facility fees. On July 17, 2013, the Company entered into an amendment to its Revolver. The amendment increased the aggregate financing available under the Revolver from $5.0 million to $10.0 million. The amendment did not change any of the other terms of the Revolver.

As of September 30, 2013, $5.8 million was outstanding under the Revolver, and $4.2 million was available to be borrowed. The Company incurred $7,388 and $15,375 in interest expense on the Revolver for the three and nine months ended September 30, 2013.

Note 5 — Net Income (Loss) Per Share

The following is a summary of the basic and diluted net income (loss) per share computation for the three and nine months ended September 30, 2013:

	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
Basic and diluted net income (loss)	$27,315	$(117,835)
Basic weighted average shares outstanding	308,116	237,444
Diluted weighted average shares outstanding	312,115	237,444
Basic net income (loss) per share	$0.09	$(0.50)
Diluted net income (loss) per share	$0.09	$(0.50)

ARC REALTY FINANCE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 5 — Net Income (Loss) Per Share  – (continued)

The basic and diluted weighted average shares outstanding assume no shares were outstanding prior to the release of equity proceeds from escrow on May 14, 2013. The Company had 3,999 common share equivalents as of September 30, 2013, which were comprised of 3,999 unvested restricted shares. Diluted net income (loss) per share assumes the conversion of all common share equivalents into an equivalent number of common shares, unless the effect is antidilutive. The common share equivalents were dilutive by $0.0011 per share for the three months ended September 30, 2013 and were antidilutive for the nine months ended September 30, 2013.

Note 6 — Common Stock

As of September 30, 2013, the Company had 595,377 shares of common stock outstanding, including shares issued pursuant to the DRIP and unvested restricted shares, and had received total proceeds of $14.2 million excluding shares issued pursuant to the DRIP.

Distributions — In order to maintain its election to qualify as a REIT, the Company must currently distribute, at a minimum, an amount equal to 90% of its taxable income, without regard to the deduction for dividends paid and excluding net capital gains. The Company must distribute 100% of its taxable income (including net capital gains) to avoid paying corporate federal income taxes.

On May 13, 2013, the Company’s board of directors authorized, and the Company declared a distribution, which is calculated based on stockholders of record each day during the applicable period at a rate of $0.00565068493 per day, based on a price of $25.00 per share of common stock. The Company’s distributions are payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month. The first distribution payment was made on June 3, 2013, relating to the period from May 30, 2013 (15 days after the date of the first asset acquisition) through May 31, 2013. Distributions payments are dependent on the availability of funds. The board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distributions payments are not assured.

The below table shows the distributions paid on shares outstanding during the nine months ended September 30, 2013.

Payment Date	Weighted Average Shares Outstanding(1)	Amount Paid in Cash	Amount Issued under DRIP
June 3, 2013	99,897	$508	$526
July 1, 2013	103,483	7,952	8,196
August 1, 2013	143,357	13,164	12,555
September 3, 2013	302,524	32,567	22,852
Total		$54,191	$44,129

(1)	This represents the weighted average shares outstanding for the period related to the respective payment date.

For the nine months ended September 30, 2013, the Company paid total dividends of $54,191 and had a comprehensive loss of $117,835. As of September 30, 2013, the Company had a distribution payable of $83,430 for dividends accrued in the month of September 2013. Additionally, the Company paid a dividend for the time period of May 30, 2013 through September 30, 2013 on all unvested restricted shares.

ARC REALTY FINANCE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 7 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Note 8 — Related Party Transactions and Arrangements

As of September 30, 2013, an entity wholly owned by the Sponsor owned 8,888 shares of the Company’s outstanding common stock.

The Advisor and its affiliates may incur and pay costs and fees on behalf of the Company. As of September 30, 2013, the Company had a payable of $1.1 million to affiliated entities for advances received to fund costs incurred by the Company.

The Company entered into the Revolver with an affiliate on May 15, 2013 (See Note 4 — Revolving Line of Credit with Affiliate).

Fees Paid in Connection with the Offering

The Dealer Manager receives fees and compensation in connection with the sale of the Company’s common stock in the Offering. The Dealer Manager receives a selling commission of up to 7.0% of the per share purchase price of the Company’s offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, the Dealer Manager receives up to 3.0% of the gross proceeds from the sale of shares, before reallowance to participating broker-dealers, as a dealer manager fee. The Dealer Manager may reallow its dealer manager fee to such participating broker-dealers. A participating broker-dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares (not including selling commissions and dealer manager fees) by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. If this option is elected, it is expected that the dealer manager fee will be reduced to 2.5% of gross proceeds (not including selling commissions and dealer manager fees).

The table below shows the fees incurred from the Dealer Manager associated with the Offering during the three and nine months ended September 30, 2013 and the associated payable as of September 30, 2013.

(in thousands)	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013	Payable as of September 30, 2013
Total commissions and fees incurred from the Dealer Manager	$940	$960	$14

The Advisor, its affiliates and entities under common ownership with the Advisor receive compensation and reimbursement for services relating to the Offering, including transfer agency services provided by an affiliate of the Dealer Manager. The table below shows compensation and reimbursement the Advisor and its affiliates incurred for services relating to the Offering.

(in thousands)	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013	Payable as of September 30, 2013
Total compensation and reimbursement for services provided by the Advisor and affiliates	$227	$862	$825

ARC REALTY FINANCE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 8 — Related Party Transactions and Arrangements  – (continued)

The payable as of September 30, 2013 in the table above is included in accounts payable and accrued expenses on the Company’s consolidated balance sheets.

The Company is responsible for organizational and offering costs from the ongoing Offering, excluding commissions and dealer manager fees, up to a maximum of 2.0% of gross proceeds received from its ongoing Offering of common stock, measured at the end of the Offering. Organizational and offering costs in excess of the 2.0% cap as of the end of the Offering are the Advisor’s responsibility. As of September 30, 2013, organizational and offering costs exceeded 2.0% of gross proceeds received from the Offering by $3.4 million, due to the ongoing nature of the Offering and that many expenses were paid before the Offering commenced.

Fees Paid in Connection with the Operations of the Company

The Advisor receives an acquisition fee of 1.0% of the principal amount funded by the Company to acquire or originate commercial real estate debt or the amount invested in the case of other commercial real estate investments. The Advisor may be also be reimbursed for acquisition expenses incurred related to selecting, evaluating, originating and acquiring investments on the Company’s behalf and the Company may incur third party acquisition expenses. In no event will the total of all acquisition fees and acquisition expenses payable with respect to a particular investment exceed 4.5% of the principal amount funded by the Company to acquire or originate commercial real estate debt or the amount invested in the case of other commercial real estate investments. Once the proceeds from the Offering have been fully invested, the aggregate amount of acquisition fees shall not exceed 1.5% of the principal amount funded by the Company to acquire or originate commercial real estate debt or the amount invested in the case of other commercial real estate investments, as applicable, for all of the assets acquired. During the three and nine months ended September 30, 2013, the Company has incurred $139,550 and $178,623 of acquisition fees, respectively, and $69,775 and $89,312 of acquisition expenses, respectively, payable to the Advisor. These acquisition fees and expenses are capitalized as part of the cost of each respective investment.

The Company will pay the Advisor an annual asset management fee equal to 0.75% of the cost of the Company’s assets. Once the Company begins to calculate NAV, the asset management fee will be based on the lower of 0.75% of the costs of the Company’s assets and 0.75% of the quarterly NAV. The amount of the asset management fee will be reduced to the extent that the amount of dividends declared during the six month period ending on the last day of the calendar quarter immediately preceding the date such asset management fee is payable, exceeds the funds from operations (“FFO”), as adjusted, for the same period. For purposes of this determination, FFO, as adjusted, is FFO before deducting (i) acquisition fees and related expenses; (ii) non-cash restricted stock grant amortization, if any; and (iii) impairments of real estate related investments, if any (including properties, loans receivable and equity and debt investments). FFO, as adjusted, is not the same as FFO. As of September 30, 2013, no asset management fees were incurred or waived for any period in connection with the operations of the Company.

Effective June 1, 2013, the Company entered into an agreement with the Dealer Manager to provide strategic advisory services and investment banking services required in the ordinary course of the Company’s business, such as performing financial analysis, evaluating publicly traded comparable companies and assisting in developing a portfolio composition strategy, a capitalization structure to optimize future liquidity options and structuring operations. The Company amortizes the cost associated with this agreement into other expense on the consolidated statements of operations and comprehensive income (loss) over the life of the agreement.

ARC REALTY FINANCE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 8 — Related Party Transactions and Arrangements  – (continued)

The table below depicts related party fees and reimbursements in connection with the operations of the Company for the three and nine months ended September 30, 2013 and the associated payable as of September 30, 2013.

(in thousands)	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013	Payable as of September 30, 2013
Acquisition fees and expenses	$209	$268	$268
Advisory and investment banking fee	152	181	181
Total related party fees and reimbursements	$361	$449	$449

The payables as of September 30, 2013 in the table above are included in accounts payable and accrued expenses on the Company’s consolidated balance sheets.

In order to improve operating cash flows and the ability to pay distributions from operating cash flows, the Advisor may elect to waive certain fees. Because the Advisor may waive certain fees, cash flow from operations that would have been paid to the Advisor may be available to pay distributions to stockholders. The fees that may be forgiven are not deferrals and accordingly, will not be paid to the Advisor in cash. In certain instances, to improve the Company’s working capital, the Advisor may elect to absorb a portion of the Company’s costs. The Advisor did not waive any fees for the three and nine months ended September 30, 2013. The Advisor absorbed $10,000 in professional fees and $170,538 in other expense during the three and nine months ended September 30, 2013. These expenses are presented net in the consolidated statements of operations and comprehensive income (loss). As of September 30, 2013, the Company has a receivable from affiliate of $180,538 related to the absorbed costs. This receivable from affiliate is shown net of the payable to affiliate on the consolidated balance sheets.

The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company’s operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2.0% of average invested assets or (ii) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company will reimburse the Advisor for personnel costs in connection with other services during the operational stage, in addition to paying an asset management fee; however, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees or disposition fees. As of September 30, 2013, no administrative costs of the Advisor were reimbursed for any period in connection with the operations of the Company.

The Advisor at its election may also contribute capital to enhance the Company’s cash position for working capital and distribution purposes. Any contributed capital amounts are not reimbursable to the Advisor. Further, any capital contributions are made without any corresponding issuance of common or preferred shares. The Advisor did not contribute capital to enhance the Company’s cash position for working capital or distribution purposes as of September 30, 2013.

Fees Paid in Connection with the Liquidation of Assets or Listing of the Company’s Common Stock or Termination of the Advisory Agreement

The Company will pay a disposition fee of 1.0% of the contract sales price of each commercial real estate loan or other investment sold, including mortgage-backed securities or collateralized debt obligations issued by a subsidiary of the Company as part of a securitization transaction. The Company will not be obligated to pay a disposition fee upon the maturity, prepayment, workout, modification or extension of commercial real estate debt unless there is a corresponding fee paid by the borrower, in which case the

ARC REALTY FINANCE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 8 — Related Party Transactions and Arrangements  – (continued)

disposition fee will be the lesser of (i) 1.0% of the principal amount of the debt prior to such transaction; or (ii) the amount of the fee paid by the borrower in connection with such transaction. If the Company takes ownership of a property as a result of a workout or foreclosure of a loan, it will pay a disposition fee upon the sale of such property.

The Company may pay the Advisor an annual subordinated performance fee of 15.0% of the excess of the Company’s total return to stockholders in any year, which such total return exceeds 6.0% per annum, provided that in no event will the annual subordinated performance fee exceed 10.0% of the aggregate total return for such year. This fee will be payable only upon the sale of assets, distributions or other event which results in the return on stockholders’ capital exceeding 6.0% per annum.

If the Company is not listed on an exchange, the Company will pay a subordinated participation in the net sale proceeds of the sale of real estate assets of 15.0% of remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax non-compounded return on the capital contributed by investors.

If the Company is listed on an exchange, the Company will pay a subordinated incentive listing distribution of 15.0% of the amount by which the adjusted market value of real estate assets plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors. Neither the Advisor nor any of its affiliates can earn both the subordinated participation in the net sale proceeds and the subordinated listing distribution.

Upon termination or non-renewal of the advisory agreement, the Advisor shall be entitled to receive distributions from the OP, pursuant to a special limited partnership interest, equal to 15.0% of the amount by which the sum of the Company’s adjusted market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax non-compounded return to investors. In addition, the Advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

As of September 30, 2013, no fees were paid for any period in connection with the liquidation of assets, listing of the Company’s common stock or termination of the advisory agreement.

The Company cannot assure that it will provide the 6.0% return specified in the above agreements but the Advisor will not be entitled to the subordinated performance fee, subordinated participation in net sale proceeds, subordinated incentive listing distribution or subordinated distribution upon termination of the advisory agreement unless investors have received a 6.0% cumulative, pre-tax non-compounded return on their capital contributions.

The Company will also establish a restricted share plan for the benefit of employees (if the Company ever has employees), directors, employees of the Advisor and its affiliates (See Note 10 — Share-Based Compensation).

Note 9 — Economic Dependency

Under various agreements, the Company has engaged the Advisor, its affiliates and entities under common ownership with the Advisor to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, transfer agency services, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services, transaction management and investor relations.

ARC REALTY FINANCE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 9 — Economic Dependency  – (continued)

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these entities are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Note 10 — Share-Based Compensation

Restricted Share Plan

The Company has an employee and director incentive restricted share plan (the “RSP”), which provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company or certain consultants to the Company and the Advisor and its affiliates. The total number of common shares granted under the RSP shall not exceed 5.0% of the Company’s authorized common shares pursuant to the Offering and in any event will not exceed 4.0 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to receive common shares from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares shall be subject to the same restrictions as the underlying restricted shares. The fair value of the restricted shares will be expensed over the vesting period of five years.

The RSP also provides for the automatic grant of 1,333 restricted shares of common stock to each of the independent directors, without any further action by the Company’s board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20.0% per annum.

As of September 30, 2013, the Company had granted 3,999 restricted shares to its independent directors. None of the 3,999 restricted shares granted had vested as of September 30, 2013. Based on a share price of $22.50, the compensation expense associated with the restricted share grants were $4,536 and $11,340 for the three and nine months ended September 30, 2013. Additionally, the Company paid a dividend for the time period of May 30, 2013 through September 30, 2013 on all unvested restricted shares.

Note 11 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Quarterly Report on Form 10-Q, and determined that there have not been any events that have occurred that would require adjustments to disclosures in the consolidated financial statements except for the following transactions:

Sales of Common Stock

As of October 31, 2013, the Company had 826,213 shares of common stock outstanding, including unvested restricted shares, and had raised total proceeds from the Offering of $20.0 million. As of October 31, 2013, the aggregate value of all share issuances in the Offering was $20.6 million based on a per share value of $25.00 (or $23.75 per share for shares issued under the DRIP).

ARC REALTY FINANCE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(Unaudited)

Note 11 — Subsequent Events  – (continued)

Total capital raised to date, including shares issued under the DRIP, is as follows:

Source of Capital (in thousands)	Inception to September 30, 2013	October 1 to October 31, 2013	Total
Common stock	$14,261	$5,760	$20,020

Dividends Paid

On October 1, 2013, the Company paid a distribution of $83,430 to stockholders of record during the month of September 2013. Approximately $48,798 of the distribution was paid in cash, while $34,632 was used to purchase 1,458 shares for those stockholders that chose to reinvest dividends through the DRIP.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion should be read in conjunction with the accompanying unaudited financial statements of ARC Realty Finance Trust, Inc. and the notes thereto, and other financial information included elsewhere in this Quarterly Report on Form 10-Q. As used herein, the terms “we,” “our” and “us” refer to ARC Realty Finance Trust, Inc., a Maryland corporation, and, as required by context, to ARC Realty Finance Advisors, LLC (the “Advisor”) and its subsidiaries. ARC Realty Finance Trust, Inc. is externally managed by the Advisor.

The forward-looking statements contained in this Quarterly Report on Form 10-Q may include statements as to:

•	our use of the proceeds of the offering;
•	our business and investment strategy;
•	our ability to make investments in a timely manner or on acceptable terms;
•	current credit market conditions and our ability to obtain long-term financing for our property investments in a timely manner and on terms that are consistent with what we project when we invest in the property;
•	the effect of general market, real estate market, economic and political conditions, including the recent economic slowdown and dislocation in the global credit markets;
•	our ability to make scheduled payments on our debt obligations;
•	our ability to generate sufficient cash flows to make distributions to our stockholders;
•	the degree and nature of our competition;
•	the availability of qualified personnel;
•	our ability to qualify and maintain our qualification as a REIT; and
•	other factors set forth under the caption “Risk Factors” in our registration statement on Form S-11 (File No. 333-186111).

In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this Quarterly Report on Form 10-Q involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason.

You should not place undue reliance on these forward-looking statements. The forward-looking statements made in this Quarterly Report on Form 10-Q relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this Quarterly Report on Form 10-Q.

Overview

We were incorporated on November 15, 2012, as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2013. We are offering for sale a maximum of $2.0 billion of common stock, $0.01 par value per share, on a “reasonable best efforts” basis, pursuant to a registration statement on Form S-11 (the “Offering”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering also covers the offer and sale of up to $400 million in shares of common stock pursuant to a distribution reinvestment plan (the “DRIP”) under which common stockholders may elect to have their distributions reinvested in additional shares of our common stock. On May 14, 2013, we commenced business operations after raising in excess of $2 million of equity, the amount required for us to release equity proceeds from escrow.

For at least until February 12, 2015, the per share purchase price in the Offering will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will be based on the greater of $23.75 per share or 95% of the estimated value of a share of common stock. As of September 30, 2013, the aggregate value of all the common stock outstanding was $14.8 million based on a per share value of $25.00 (or $23.75 for shares issued under DRIP). Within six months after February 12, 2015, or the NAV pricing date, we will begin offering shares in the Offering at a per share purchase price that will vary quarterly and will be equal to the net asset value (“NAV”) divided by the number of shares outstanding as of the end of business on the first day of each fiscal quarter after giving effect to any share purchases or repurchases effected in the immediately preceding quarter (“per share NAV”). Applicable selling commissions and dealer manager fees will be added to the per share price for shares in our primary offering but not for the DRIP.

We have sold 8,888 shares of common stock to ARC Realty Finance Special Limited Partnership, LLC (the “Special Limited Partner”), an entity wholly owned by American Realty Capital VIII, LLC (the “Sponsor”) for $22.50 per share or a total of $0.2 million. Substantially all of our business will be conducted through ARC Realty Finance Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. The Advisor is our affiliate. We are the sole general partner and hold substantially all of the units of limited partner interests in the OP (“OP units”). Additionally, the Special Limited Partner expects to contribute $2,020 to the OP in exchange for 90 units of limited partner interests in the aggregate OP ownership, which will represent a nominal percentage of the aggregate OP ownership. The limited partner interests have the right to convert OP units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

We were formed to acquire, originate and manage a diversified portfolio of commercial real estate debt secured by properties located both within and outside the United States. We may also invest in commercial real estate securities and commercial real estate properties. Commercial real estate debt investments may include first mortgage loans, subordinated mortgage loans, mezzanine loans and participations in such loans. Commercial real estate securities may include commercial mortgage-backed securities (“CMBS”), senior unsecured debt of publicly traded REITs, debt or equity securities in other publicly traded real estate companies and collateralized debt obligations (“CDOs”).

We have no paid employees. We have retained the Advisor to manage our affairs on a day-to-day basis. Realty Capital Securities, LLC (the “Dealer Manager”), an affiliate of the Sponsor, serves as the dealer manager of the Offering. The Advisor and Dealer Manager are related parties and receive compensation and fees for services related to the Offering and the investment and management of our assets. The Advisor and Dealer Manager receive fees during the offering, acquisition, operational and liquidation stages.

Significant Accounting Estimates and Critical Accounting Policies

Our financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Critical accounting policies are those that require the application of management’s most difficult, subjective or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, management has made estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. In preparing the financial statements, management has utilized available information, including our past history, industry standards and the current economic environment, among other factors, in forming its estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses. As our expected operating plans occur, we will describe additional critical accounting policies in the notes to our future financial statements in addition to those discussed below.

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates include:

Real Estate Debt Investments

Commercial real estate debt investments are intended to be held until maturity and, accordingly, are carried at cost, net of unamortized origination fees, acquisition fees and expenses, discounts or premiums and unfunded commitments. Real estate debt investments that are deemed to be impaired will be carried at amortized cost less a specific allowance for loan losses. Interest income is recorded on the accrual basis and related discounts, premiums, origination costs and fees on investments are amortized over the life of the investment using the effective interest method. The amortization will be reflected as an adjustment to interest income in our consolidated statements of operations.

Allowance for Loan Losses

The allowance for loan losses reflects management’s estimate of loan losses inherent in the loan portfolio as of the balance sheet date. The reserve is increased through the “Provision for loan losses” on our Consolidated Statements of Operations and is decreased by charge-offs when losses are confirmed through the receipt of assets such as cash in a pre-foreclosure sale or via ownership control of the underlying collateral in full satisfaction of the loan upon foreclosure or when significant collection efforts have ceased. We use a uniform process for determining the allowance for loan losses, which includes a general, formula-based component and an asset-specific component.

The general reserve component covers performing loans. General reserves are recorded when (i) available information as of each balance sheet date indicates that it is probable a loss has occurred in the portfolio and (ii) the amount of the loss can be reasonably estimated. The formula-based general reserve is derived from estimated principal default probabilities and loss severities applied to groups of loans based upon risk ratings assigned to loans with similar risk characteristics during our quarterly loan portfolio assessment. During this assessment, we perform a comprehensive analysis of its loan portfolio and assigns risk ratings to loans that incorporate management’s current judgments about their credit quality based on all known and relevant internal and external factors that may affect collectability. We consider, among other things, payment status, lien position, borrower financial resources and investment in collateral, collateral type, project economics and geographical location as well as national and regional economic factors. This methodology results in loans being segmented by risk classification into risk rating categories that are associated with estimated probabilities of default and principal loss. Ratings range from “1” to “5” with “1” representing the lowest risk of loss and “5” representing the highest risk of loss. We currently estimate loss rates based on historical realized losses experienced in the industry and take into account current economic conditions affecting the commercial real estate market when establishing appropriate time frames to evaluate loss experience.

The asset-specific reserve component relates to reserves for losses on individual impaired loans. We consider a loan to be impaired when, based upon current information and events, we believe that it is probable that we will be unable to collect all amounts due under the contractual terms of the loan agreement. This assessment is made on a loan-by-loan basis each quarter based on such factors as payment status, lien position, borrower financial resources and investment in collateral, collateral type, project economics and geographical location as well as national and regional economic factors. A reserve is established for an impaired loan when the present value of payments expected to be received, observable market prices or the estimated fair value of the collateral (for loans that are dependent on the collateral for repayment) is lower than the carrying value of that loan. Because this determination is based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized may differ materially from the carrying value as of the balance sheet date.

For collateral dependent impaired loans, impairment is measured using the estimated fair value of collateral less the estimated cost to sell. We generally will use the income approach through internally developed valuation models to estimate the fair value of the collateral for such loans. In more limited cases, we will obtain external “as is” appraisals for loan collateral, generally when third party participations exist.

Valuations will be performed or obtained at the time a loan is determined to be impaired and designated non-performing, and they will be updated if circumstances indicate that a significant change in value has occurred.

A loan is also considered impaired if its terms are modified in a troubled debt restructuring (“TDR”). A TDR occurs when we have granted a concession and the debtor is experiencing financial difficulties. Impairments on TDR loans are generally measured based on the present value of expected future cash flows discounted at the effective interest rate of the original loan.

Income recognition will be suspended for loans at the earlier of the date at which payments become 90-days past due or when, in our opinion, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the suspended loan becomes contractually current and performance is demonstrated to be resumed. A loan will be written off when it is no longer realizable and legally discharged.

Real Estate Securities

On the acquisition date, all of our commercial real estate securities will be classified as available for sale, and will be carried at fair value, with any unrealized gains (losses) reported as a component of accumulated other comprehensive income (loss) in our consolidated statement of stockholders’ equity. However, we may elect the fair value option for certain of its available for sale securities, and as a result, any unrealized gains (losses) on such securities will be recorded in unrealized gains (losses) on investments in our consolidated statement of operations and comprehensive income (loss). Interest income on commercial real estate securities will be recognized using the effective interest method with any purchased premium or discount recorded as an adjustment to interest income.

Impairment Analysis of Securities

Commercial real estate securities for which the fair value option has not been elected will be periodically evaluated for other-than-temporary impairment. A security where the fair value is less than amortized cost will be considered impaired. Impairment of a security will be considered to be other-than-temporary when (i) the holder has the intent to sell the impaired security; (ii) it is more likely than not the holder will be required to sell the security; or (iii) the holder does not expect to recover the entire amortized cost of the security. If we determine that an other-than-temporary impairment exists and a sale is likely to occur, the impairment charge will be recognized as an “Impairment of assets” on our consolidated statement of operations and comprehensive income (loss). If a sale is not expected to occur, the portion of the impairment charge related to credit factors will be recorded as an “Impairment of assets” on our statement of operations and comprehensive income (loss) and with the remainder recorded as an unrealized gain or loss on investments reported as a component of accumulated other comprehensive income or loss.

Commercial real estate securities for which the fair value option has been elected will not be evaluated for other-than-temporary impairment as changes in fair value are recorded in our consolidated statement of operations and comprehensive income (loss).

Derivative Instruments

We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.

We will record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. We may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or we elect not to apply hedge accounting.

The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designated and qualifies for hedge accounting treatment. If we elect not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments will be recognized immediately in gains (losses) on derivative instruments in our consolidated statement of operations and comprehensive income (loss). If the derivative is designated and qualifies for hedge accounting treatment, the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.

Income Taxes

We intend to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with the taxable year ending December 31, 2013. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax as long as we distribute at least 90% of our REIT taxable income to our stockholders. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

Portfolio

As of September 30, 2013, our portfolio consisted of three mezzanine loan investments (the “Loans”). The Loans had a total carrying value of $18.1 million as of September 30, 2013. The Company did not record a general or specific allowance for loan losses as of September 30, 2013 as the portfolio consisted of three recently underwritten, performing loans.

The Loans bear interest at a weighted average coupon of 8.87% as of September 30, 2013 and we recorded cash interest income of $137,020 and $183,364 on the Loans for the three and nine months ended September 30, 2013, excluding any amortization of discounts or premiums. Borrowings under the revolving line of credit with AR Capital, LLC (the “Revolver”) were used in the purchase of the Loans. As of September 30, 2013, $5.8 million was outstanding under the Revolver, and $4.2 million was available to be borrowed. We incurred $7,388 and $15,375 in interest expense on the Revolver during the three and nine months ended September 30, 2013.

The following charts break out our portfolio by the borrower’s property type and geographical location as of September 30, 2013. The breakout is based on the face amount of the investments as of September 30, 2013.

The following chart breaks out our portfolio by coupon type as of September 30, 2013. The breakout is based on the face amount of the investments as of September 30, 2013.

The following chart shows the face amount and maturity year for the Loans in our portfolio as of September 30, 2013.

Results of Operations

On May 14, 2013, we commenced business operations after raising in excess of $2 million of equity, the amount required for us to release equity proceeds from escrow. Prior to May 14, 2013, we did not generate operating income and therefore do not have comparative periods to present.

During the three and nine months ended September 30, 2013, we generated $175,380 and $241,457, respectively, in interest income on our investments. We made two new mezzanine loan investments in the third quarter of 2013.

During the three and nine months ended September 30, 2013, we incurred total operating expenses of $139,909 and $342,380, respectively, primarily related to board of directors expenses, ongoing directors and officers insurance expense, accounting and other professional expenses. We did not incur asset management fees for the three and nine month periods because adjusted funds from operations did not exceed our distributions.

Liquidity and Capital Resources

We are offering and selling to the public in our primary offering up to 80,000,000 shares of our common stock, $0.01 par value per share, at $25.00 per share (subject to certain volume discounts). We also are offering up to 16,842,105 shares of common stock under our DRIP initially at $23.75 per share, which is 95% of the primary offering price. Commencing on the NAV pricing date, we will offer our shares in our primary offering at a price equal to our per share NAV, plus applicable selling commissions and dealer manager fees. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.

Our principal demands for cash will be for acquisition costs, including the purchase price of any commercial real estate investments we acquire, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Generally, we will fund our acquisitions from the net proceeds of the Offering. We intend to acquire our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in OP units.

On May 15, 2013, we entered into an unsecured $5.0 million Revolver. The Revolver bears interest at a per annum fixed rate of 3.25%. The Revolver matures in one year, subject to two successive extension terms of one year each, and provides for quarterly interest-only payments with all principal and interest outstanding being due on the maturity date. The Revolver may be prepaid from time to time and at any time, in whole or in part, without premium or penalty and there are no unused facility fees. On July 17, 2013, the Company entered into an amendment to the Revolver. The amendment increased the aggregate financing available under the Revolver from $5.0 million to $10.0 million. The amendment did not change any of the other terms of the Revolver. As of September 30, 2013, there was $5.8 million of principal outstanding on the Revolver.

We expect to use additional debt financing as a source of capital. Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is currently our intention to limit our aggregate borrowings to 45% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Distributions

On May 13, 2013, our board of directors authorized, and we declared, a distribution rate, which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00565068493 per day based on a price of $25.00 per share of common stock. The distributions began to accrue on May 30, 2013 (15 days after the date of the first asset acquisition) and will be payable by the fifth day following the end of each month to stockholders of record at the close of business each day during the prior month.

The below table shows the distributions paid during the nine months ended September 30, 2013.

Payment Date	Weighted Average Shares Outstanding(1)	Amount Paid in Cash	Amount Issued under DRIP
June 3, 2013	99,897	$508	$526
July 1, 2013	103,483	7,952	8,196
August 1, 2013	143,357	13,164	12,555
September 3, 2013	302,524	32,567	22,852
Total		$54,191	$44,129

(1)	This represents the weighted average shares outstanding for the period related to the respective payment date.

For the nine months ended September 30, 2013, the Company paid total dividends of $54,191 and had a comprehensive loss of $117,835. As of September 30, 2013, the Company had a distribution payable of $83,430 for dividends accrued in the month of September 2013. Additionally, the Company paid a dividend for the time period of May 30, 2013 through September 30, 2013 on all unvested restricted shares.

We intend to fund our distributions from cash flow from operations, however, we may have insufficient cash flow from operations available for distribution until we make substantial investments and we can give no assurance that we will pay distributions or that distributions will be paid solely from our cash flow from operations during the early stages of our operations or at any point in the future. In the event that our cash flow from operations is not sufficient to fully fund our distributions, our organizational documents permit us to pay distributions from any source, including loans, offering proceeds and our Advisor’s advances and deferral of fees and expenses reimbursements. We have not established a limit on the amount of proceeds we may use from the Offering to fund distributions. Our board of directors will determine the amount of the distributions to our stockholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements, requirements of Maryland law and the annual distribution requirements necessary to maintain our REIT status under the Code. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT, we must annually distribute to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gains. During the nine months ended September 30, 2013, cash used to pay our distributions was generated from net cash provided by operating activities.

Cash Flows

Net cash provided by operating activities for the nine months ended September 30, 2013 was $219,675. During our first nine months of operations, cash outflows from operating activities included a net loss of $117,835, adjusted for non-cash items of discount accretion of $58,093 and share-based compensation of $11,340, and an increase in prepaid expenses and other assets of $287,244. These cash outflows were offset by cash inflows that consisted of an increase in accounts payable and accrued expenses of $726,176.

Net cash used in investing activities for the nine months ended September 30, 2013 was $18.1 million representing the investments made during the second and third quarter of 2013.

Net cash provided by financing activities for the nine months ended September 30, 2013 was $18.0 million. Cash inflows for the period of $14.0 million from the issuance of common stock, $9.2 million from borrowings on our Revolver and $0.9 million in advances from our affiliates were partially offset by the payment of $2.7 million of offering costs and $3.4 million of repayments on our Revolver.

Off Balance Sheet Arrangements

We currently have no off balance sheet arrangements.

Related Party Arrangements

ARC Realty Finance Advisors, LLC

Subject to certain restrictions and limitations, our Advisor is responsible for managing our affairs on a day-to-day basis and for identifying, originating, acquiring and asset managing investments on our behalf. For such services, to the extent permitted by law and regulations, our Advisor receives fees and reimbursements from us. Below is a description and table of the fees and reimbursements incurred to our Advisor.

Organization and Offering Costs

Our Advisor, or its affiliates, is entitled to receive reimbursement for costs paid on our behalf in connection with our Offering. We are obligated to reimburse our Advisor, or its affiliates, as applicable, for organization and offering costs to the extent the organization and offering costs do not exceed 2.0% of gross proceeds from our Offering. Our Advisor does not expect reimbursable organization and offering costs, excluding selling commissions and dealer manager fees, to exceed $40.0 million, or 2.0% of the total proceeds available to be raised from our Offering. We shall not reimburse our Advisor for any organization and offering costs that our independent directors determine are not fair and commercially reasonable to us.

Operating Costs

We will reimburse our Advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse the Advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2.0% of average invested assets or (ii) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, we will reimburse our Advisor for personnel costs in connection with other services during the operational stage, in addition to paying an asset management fee; however, we will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees or disposition fees.

Asset Management Fee

Our Advisor, or its affiliates, receives a monthly asset management fee equal to one-twelfth of 0.75% of the cost of our assets. The amount of the asset management fee will be reduced to the extent that the amount of dividends declared during the six month period ending on the last day of the calendar quarter immediately preceding the date such asset management fee is payable, exceeds the funds from operations (“FFO”), as adjusted, for the same period.

Asset Acquisition Fee

Our Advisor, or its affiliates, also receives an acquisition fee equal to 1.0% of the principal amount funded by us to acquire or originate commercial real estate debt or the amount invested in the case of other commercial real estate investments. Acquisition fees paid to our Advisor related to the origination or acquisition of CRE debt investments are included in CRE debt investments, net on our consolidated balance sheets and amortized to interest income over the life of the investment using the effective interest method.

Asset Acquisition Expense

From time to time, our Advisor, or its affiliates, may receive reimbursements for acquisition expenses incurred related to selecting, evaluating, originating and acquiring investments on our behalf. Acquisition expenses paid to our Advisor related to the origination or acquisition of CRE debt investments are included in loan receivable, net on our consolidated balance sheets and amortized to interest income over the life of the investment using the effective interest method.

Asset Disposition Fee

We will pay a disposition fee of 1.0% of the contract sales price of each commercial real estate loan or other investment sold, including mortgage-backed securities or collateralized debt obligations issued by our subsidiary as part of a securitization transaction. We will not be obligated to pay a disposition fee upon the maturity, prepayment, workout, modification or extension of commercial real estate debt unless there is a corresponding fee paid by the borrower, in which case the disposition fee will be the lesser of (i) 1.0% of the principal amount of the debt prior to such transaction; or (ii) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such property.

Realty Capital Securities, LLC And Its Affiliates

Selling Commissions and Dealer Manager Fees

Pursuant to a dealer manager agreement, we pay our Dealer Manager selling commissions of up to 7.0% of gross proceeds from our Offering, all of which are reallowed to participating broker-dealers. In addition, we pay our Dealer Manager a dealer manager fee of 3.0% of gross proceeds from our Primary Offering, a portion of which may be reallowed to participating broker-dealers. No selling commissions or dealer manager fees are paid for sales under our DRIP.

Additional Fees Incurred to the Dealer Manager and its Affiliates

The Company incurs fees for the following services provided by the Dealer Manager and its affiliates: transfer agency services provided by an affiliate of the Dealer Manager; ongoing registration maintenance and transaction management services provided by an affiliate of the Deal er Manager; and ongoing strategic advisory services and investment banking services required in the ordinary course of the Company’s business performed by the Dealer Manager. The Dealer Manager’s strategic advisory services include the performance of financial analysis, the evaluation of publicly traded comparable companies and the development of a portfolio composition strategy and capitalization structure to optimize future liquidity options and structuring operations.

Total Costs Incurred Due to Related Party Arrangements

The table below shows the costs incurred due to related party arrangements during the three and nine months ended September 30, 2013 and the associated payable as of September 30, 2013. See Note 8 — Related Party Transactions and Arrangements for further detail.

(in thousands)	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013	Payable as of September 30, 2013
Total commissions and fees incurred from the Dealer Manager in connection with the offering	$940	$960	$14
Total compensation and reimbursement for services provided by the Advisor and affiliates in connection with the offering	227	862	825
Acquisition fees and related expense reimbursements in connection with operations	209	268	268
Advisory and investment banking fee	152	181	181
Total	$1,528	$2,271	$1,288

The payables as of September 30, 2013 in the table above are included in accounts payable and accrued expenses on the Company’s consolidated balance sheets.

Additionally, the Advisor may elect to absorb a portion of the Company’s expenses. The Advisor absorbed $10,000 in professional fees and $170,538 in other expense during the three and nine months ended September 30, 2013. These expenses are presented net in the consolidated statements of operations and comprehensive income (loss). As of September 30, 2013, the Company has a receivable from affiliate of $180,538 related to the absorbed costs. This receivable from affiliate is shown net of the payable to affiliate on the consolidated balance sheets.

Non-GAAP Financial Measures

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, or NAREIT, and the Investment Program Association, or IPA, industry trade groups, have each promulgated measures respectively known as funds from operations, or FFO, and modified funds from operations, or MFFO, which we believe to be appropriate supplemental measures to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO and MFFO is recommended by the REIT industry as supplemental performance measures. FFO and MFFO are not equivalents to our net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above. We believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Changes in the accounting and reporting rules under GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. For instance, the accounting treatment for acquisition fees related to business combinations has changed from being capitalized to being expensed. Additionally, publicly registered, non-listed REITs are typically different from traded REITs because they generally have a limited life followed by a liquidity event or other targeted exit strategy. Non-traded REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation as compared to later years when the proceeds from their continuous public offering have been fully invested and when the Company is seeking to implement a liquidity event or other exit strategy. However, it is likely that we will make investments past the acquisition stage, albeit at a substantially lower pace.

The origination and acquisition of debt investments and the corresponding acquisition fees paid to our Advisor (and any offsetting origination fees received from our borrowers) associated with such activity is a key operating feature of our business plan that results in generating income and cash flow in order to make distributions to stockholders. Therefore, the exclusion for acquisition fees may be of limited value in calculating operating performance because acquisition fees affect our overall long-term operating performance and may be recurring in nature as part of net income (loss) and income (loss) from operations over the life of our company. Acquisition fees paid to our Advisor in connection with the origination and acquisition of debt investments are amortized over the life of the investment as an adjustment to interest income under GAAP and are therefore, included in the computation of net income (loss) and income (loss) from operations, both of which are performance measures under GAAP. Acquisition fees paid to our Advisor in connection with the acquisition of properties are characterized as operating expenses in determining operating net income. All such acquisition fees are paid in cash that would otherwise be available to distribute to our stockholders. In the event that proceeds from our offering are not sufficient to fund the payment or reimbursement of acquisition fees and expenses to our Advisor, such fees would be paid from other sources, including new financing, operating cash flow, net proceeds from the sale of investments or from other cash flows. We believe that acquisition fees incurred by us negatively impact our operating performance during the period in which such investments are originated or acquired by reducing cash flows and therefore the potential distributions to stockholders.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; fair value adjustments on real estate related investments such as commercial real estate securities or derivative investments included in net income; impairments of real estate related investments, gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses from fair value adjustments on real estate securities, including commercial mortgage backed securities and other securities, interest rate swaps and other derivatives not deemed to be hedges and foreign exchanges holdings; unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we will be responsible for managing interest rate, hedge and foreign exchange risk, we expect to retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of our core operations.

Our MFFO calculation excludes impairments of real estate related investments, including loans. We assess the credit quality of our investments and adequacy of loan loss reserves on a quarterly basis, or more frequently as necessary. For loans classified as held-for-investment, we establish and maintain a general allowance for loan losses inherent in our portfolio at the reporting date and, where appropriate, a specific allowance for loan losses for loans we have determined to be impaired at the reporting date. An individual loan is considered impaired when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan. Real estate related securities are evaluated for other-than-temporary impairment when the fair value of a security falls below its net amortized cost. Significant judgment is required in this analysis. We consider the estimated net recoverable value of the loan or security as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the competitive situation of the region where the borrower does business. Fair value is typically estimated based upon discounting the expected future cash flows of the underlying collateral taking into consideration the discount rate, capitalization rate, occupancy, creditworthiness of major tenants and many other factors. This requires significant judgment and because it is based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized may differ materially from the carrying value as of the balance sheet date. If upon completion of the assessment, the estimated fair value of the underlying collateral is less than the net carrying value of the loan, a specific allowance for loan losses is recorded. In the case of securities, all or a portion of a deemed impairment may be recorded. Due to our limited life, any allowance for loan losses or impairment of securities recorded may be difficult to recover.

MFFO is a metric used by management to evaluate our performance against other non-traded REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter and is not intended to be used as a liquidity measure. Although management uses the MFFO metric to evaluate future operating performance, this metric excludes certain key operating items and other adjustments that may affect our overall operating performance. MFFO is not equivalent to net income (loss) as determined under GAAP. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisitions costs are funded from the proceeds of this Offering and other financing sources and not from operations. By excluding impairments for real estate related investment and amortized or expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of our investments. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates for the collateral securing our debt investments, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which investments are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are making our investments and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our investments have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-traded REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisition stages are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and investments have been made, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which investments are made.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is initially a stated value and there will not be a per share NAV determination for at least two years after the commencement of the Offering. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after our per share NAV is disclosed, as well as after our offering and acquisition stages are completed. FFO and MFFO are not useful measures in evaluating NAV because impairments are taken into account in determining NAV but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-traded REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The table below reflects the items deducted or added to net income (loss) in our calculation of FFO and MFFO for the three and nine months ended September 30, 2013.

	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
Funds From Operations:
Net income (loss)	$27,315	$(117,835)
Funds from operations	$27,315	$(117,835)
Modified Funds From Operations:
Funds from operations	$27,315	$(117,835)
Amortization of premiums, discounts and fees on investments and borrowings, net	(38,360)	(58,093)
Acquisition fees and expenses	209,325	267,935
Modified funds from operations	$198,280	$92,007

Item 3. Quantitative and Qualitative Disclosures about Market Risk.

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. Our market risk arises primarily from interest rate risk relating to interest rate fluctuations. Many factors including governmental monetary and tax policies, domestic and international economic and political considerations and other factors that are beyond our control contribute to interest rate risk. To meet our short and long-term liquidity requirements, we may borrow funds at fixed and variable rates. Our interest rate risk management objectives are to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in benefits of lower interest rates with respect to our portfolio of investments with fixed interest rates. During the periods covered by this report, we did not engage in interest rate hedging activities. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not have any foreign denominated investments and thus we are not exposed to foreign currency fluctuations.

As of September 30, 2013, our portfolio included three mezzanine loan investments. Of these investments, only one mezzanine loan had a floating interest rate. This mezzanine loan was acquired on September 27, 2013 and therefore the portfolio had little interest rate risk for the three and nine months ended September 30, 2013. All borrowings were at a fixed rate. Therefore, changes in market interest rates would have little impact on the interest income or expense from these assets and liabilities.

Item 4. Controls and Procedures.

Disclosure Controls and Procedures

In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that our disclosure controls and procedures are effective as of the end of the period covered by the Quarterly Report on Form 10-Q.

PART II

Item 1. Legal Proceedings.

At the end of the period covered by this Quarterly Report on Form 10-Q, we are not a party to any material, pending legal proceedings.

Item 1A. Risk Factors.

Not applicable.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

We did not sell any equity securities that were not registered under the Securities Act during the three months ended September 30, 2013.

On February 12, 2013, the SEC declared effective our Registration Statement on Form S-11 (File No. 333-186111) filed under the Securities Act (the “Registration Statement”), and we commenced our Offering on a “reasonable best efforts” basis of up to a maximum of $2.0 billion of common stock, consisting of up to 80.0 million shares. The Registration Statement also registers approximately 16.8 million shares of common stock pursuant the DRIP under which common stockholders may elect to have their distributions reinvested in additional shares of common stock. As of September 30, 2013, we have issued 591,378 shares of our common stock, including shares issued pursuant to the DRIP, and have raised $14.2 million of offering proceeds excluding shares pursuant to the DRIP.

The following table reflects the offering costs associated with the issuance of common stock (in thousands):

As of September 30, 2013
Selling commissions and dealer manager fees	$960
Other offering expenses	2,744
Total offering expenses	$3,704

The Dealer Manager may reallow the selling commissions and a portion of the dealer manager fees to participating broker-dealers.

We are responsible for the organizational and offering costs of the Offering, excluding commissions and dealer manager fees, up to a maximum of 2.0% of the gross proceeds received from the Offering, measured at the end of the Offering. Organizational and offering costs in excess of the 2.0% cap as of the end of the Offering are the Advisor’s responsibility. As of September 30, 2013, organizational and offering costs exceeded 2.0% of gross proceeds received from the Offering by $3.4 million, due to the ongoing nature of the offering process and because many expenses were paid before the Offering commenced.

As of September 30, 2013, our net offering proceeds, after deducting the total offering expenses outlined above, were approximately $10.5 million. We used the net offering proceeds from the Offering and our revolving line of credit with an affiliate to acquire three mezzanine loan investments with a carrying amount of $18.1 million as of September 30, 2013. We had not repurchased any of our securities as of September 30, 2013.

Item 3. Defaults upon Senior Securities.

Not applicable.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

Not applicable.

Item 6. Exhibits.

EXHIBITS INDEX

The following exhibits are included in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
31.1*	Certification of the Principal Executive Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of the Principal Financial Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32*	Written statements of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101*	XBRL (eXtensible Business Reporting Language). The following materials from ARC Realty Finance Trust, Inc.’s Quarterly Report on Form 10-Q for the three months ended September 30, 2013, formatted in XBRL: (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations and Comprehensive Income (Loss), (iii) the Consolidated Statement of Changes in Equity, (iv) the Consolidated Statements of Cash Flows and (v) the Notes to the Consolidated Financial Statements. As provided in Rule 406T of Regulation S-T, this information is furnished and not filed for purpose of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.

*	Filed herewith.

ARC REALTY FINANCE TRUST, INC.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARC REALTY FINANCE TRUST, INC.

Dated: November 13, 2013	By: /s/ Nicholas S. Schorsch Name: Nicholas S. Schorsch Title: Chairman and Chief Executive Officer (Principal Executive Officer)
Dated: November 13, 2013	By: /s/ Nicholas Radesca Name: Nicholas Radesca Title: Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)